PROSPECTUS SUPPLEMENT                           FILED PURSUANT TO RULE 424(b)(5)
(TO PROSPECTUS DATED SEPTEMBER 5, 1997)                    FILE NUMBER 333-18021

                  ARCADIA AUTOMOBILE RECEIVABLES TRUST, 1997-C

$ 82,150,000  5.65%   CLASS A-1 AUTOMOBILE RECEIVABLES-BACKED NOTES
$263,000,000  6.05%   CLASS A-2 AUTOMOBILE RECEIVABLES-BACKED NOTES
$144,000,000  6.25%   CLASS A-3 AUTOMOBILE RECEIVABLES-BACKED NOTES
$186,000,000  6.375%  CLASS A-4 AUTOMOBILE RECEIVABLES-BACKED NOTES
$ 99,850,000  6.55%   CLASS A-5 AUTOMOBILE RECEIVABLES-BACKED NOTES

                       ARCADIA RECEIVABLES FINANCE CORP.
                                    (SELLER)

                                     [LOGO]
                                   (SERVICER)

    Arcadia Automobile Receivables Trust, 1997-C (the "Trust") will be formed pursuant to a Trust Agreement, to be dated as of September 1, 1997, among Arcadia Receivables Finance Corp. (the "Seller"), a wholly owned subsidiary of Arcadia Financial Ltd. ("Arcadia Financial"), Financial Security Assurance Inc. ("Financial Security") and Wilmington Trust Company, as Owner Trustee. The Trust will issue $82,150,000 aggregate principal amount of 5.65% Class A-1 Automobile Receivables-Backed Notes (the "Class A-1 Notes"), $263,000,000 aggregate principal amount of 6.05% Class A-2 Automobile Receivables-Backed Notes (the "Class A-2 Notes"), $144,000,000 aggregate principal amount of 6.25% Class A-3 Automobile Receivables-Backed Notes (the "Class A-3 Notes"), $186,000,000 aggregate principal amount of 6.375% Class A-4 Automobile Receivables-Backed Notes (the "Class A-4 Notes") and $99,850,000 aggregate principal amount of 6.55% Class A-5 Automobile Receivables-Backed Notes (the "Class A-5 Notes" and, together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the "Notes"), pursuant to an Indenture, to be dated as of September 1, 1997 (the "Indenture"), among the Trust and The Chase Manhattan Bank, as Indenture Trustee and Indenture Collateral Agent.
                                                         (CONTINUED ON PAGE S-2)

    FULL AND TIMELY PAYMENT OF THE NOTEHOLDERS' DISTRIBUTABLE AMOUNT ON EACH DISTRIBUTION DATE IS UNCONDITIONALLY AND IRREVOCABLY GUARANTEED PURSUANT TO A
                 FINANCIAL GUARANTY INSURANCE POLICY ISSUED BY

                                     [LOGO]

FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
     PURCHASERS OF THE NOTES, SEE "RISK FACTORS" AT PAGE S-14 HEREIN AND AT
                    PAGE 10 IN THE ACCOMPANYING PROSPECTUS.

     THE NOTES REPRESENT OBLIGATIONS OF THE TRUST ONLY AND DO NOT REPRESENT OBLIGATIONS OF OR INTERESTS IN ARCADIA FINANCIAL, THE SELLER OR ANY AFFILIATE
                                   OF EITHER.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
    EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------------------------
                                                                   PRICE TO         UNDERWRITING DISCOUNTS     PROCEEDS TO THE
                                                                   PUBLIC (1)       AND COMMISSIONS            SELLER (1)(2)
-------------------------------------------------------------------------------------------------------------------------------
Per Class A-1 Note...............................................      100.000000%            0.140000%             99.860000%
Per Class A-2 Note...............................................       99.978312%            0.170000%             99.808312%
Per Class A-3 Note...............................................       99.976308%            0.220000%             99.756308%
Per Class A-4 Note...............................................       99.979688%            0.300000%             99.679688%
Per Class A-5 Note...............................................       99.867270%            0.350000%             99.517270%
Total............................................................  $774,738,532.86  $      1,786,385.00        $772,952,147.86
-------------------------------------------------------------------------------------------------------------------------------

(1) PLUS ACCRUED INTEREST, IF ANY, FROM AND INCLUDING SEPTEMBER 18, 1997.

(2) BEFORE DEDUCTING ESTIMATED EXPENSES OF $725,000 PAYABLE BY THE SELLER.

    THE NOTES ARE BEING OFFERED BY THE UNDERWRITERS WHEN, AS AND IF DELIVERED TO AND ACCEPTED BY THE UNDERWRITERS AND SUBJECT TO VARIOUS CONDITIONS, INCLUDING THEIR RIGHT TO REJECT ORDERS IN WHOLE OR IN PART. IT IS EXPECTED THAT THE NOTES WILL BE DELIVERED IN BOOK-ENTRY FORM ON OR ABOUT SEPTEMBER 18, 1997, THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY, CEDEL BANK, SOCIETE ANONYME AND THE EUROCLEAR SYSTEM.

DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                BANCAMERICA SECURITIES, INC.

                         BEAR, STEARNS & CO. INC.

                                                               J.P. MORGAN & CO.

          THE DATE OF THIS PROSPECTUS SUPPLEMENT IS SEPTEMBER 10, 1997

(CONTINUED FROM COVER)

    The assets of the Trust will include a pool of retail installment sales contracts and promissory notes (the "Receivables") purchased by Arcadia Financial from motor vehicle dealers and secured by new and used automobiles and light trucks, certain monies paid or payable thereunder after September 10, 1997 (the "Initial Cutoff Date"), an assignment of Arcadia Financial's security interests in vehicles financed thereby, monies on deposit in a trust account (the "Pre-Funding Account") to be established with the Indenture Trustee, and certain other property, as more fully described herein. The aggregate principal balance of the Receivables on the Initial Cutoff Date is expected to be approximately $542,500,000. Additional retail installment sales contracts and promissory notes (the "Subsequent Receivables") will be purchased by the Trust from the Seller from time to time on or before the November 1997 Distribution Date, from the Pre-Funded Amount (as defined herein) then on deposit in the Pre-Funding Account. The Notes will be secured by the assets of the Trust pursuant to the Indenture.

    Interest on each class of Notes will accrue at the per annum interest rates specified above. Interest on the Notes will be payable on the fifteenth day of each month (or, if the fifteenth day is not a Business Day, the next following Business Day) (each, a "Distribution Date"), commencing October 15, 1997. Principal of the Notes will be payable on each Distribution Date to the extent described herein, except that no principal will be paid on the Class A-2 Notes until the Class A-1 Notes have been paid in full, no principal will be payable on the Class A-3 Notes until the Class A-2 Notes have been paid in full, no principal will be payable on the Class A-4 Notes until the Class A-3 Notes have been paid in full and no principal will be payable on the Class A-5 Notes until the Class A-4 Notes have been paid in full. It is a condition of issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), and P-1 by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"), and that the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes be rated AAA by S&P and Aaa by Moody's. The rating by S&P of the Class A-1 Notes will be issued without regard to the benefit afforded by a financial guaranty insurance policy (the "Note Policy") by Financial Security. The rating by S&P of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will be based on the issuance of the Note Policy by Financial Security. The rating by Moody's of the Class A-1 Notes will be substantially based on the issuance of the Note Policy by Financial Security, and the rating by Moody's of the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will be based on the issuance of the Note Policy by Financial Security.

    The final scheduled distribution date for the Class A-1 Notes will be the September 1998 Distribution Date (the "Class A-1 Final Scheduled Distribution Date"), the final scheduled distribution date for the Class A-2 Notes will be the November 2000 Distribution Date (the "Class A-2 Final Scheduled Distribution Date"), the final scheduled distribution date for the Class A-3 Notes will be the November 2001 Distribution Date (the "Class A-3 Final Scheduled Distribution Date"), the final scheduled distribution date for the Class A-4 Notes will be the January 2003 Distribution Date (the "Class A-4 Final Scheduled Distribution Date") and the final scheduled distribution date for the Class A-5 Notes will be the June 2005 Distribution Date (the "Class A-5 Final Scheduled Distribution Date" or the "Final Scheduled Distribution Date"). However, payment in full of the Notes could occur earlier than such dates as described herein. In addition, the Class A-5 Notes, to the extent still outstanding, may be subject to redemption in whole, but not in part, on any Distribution Date on which the Seller or the Servicer exercises its option to purchase the Receivables. The Seller or the Servicer may purchase the Receivables when the aggregate principal balance of the Receivables has declined to 10% or less of the Original Pool Balance (as defined herein). The Notes will be subject to partial mandatory redemption, at premiums described herein, in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Funding Period (as defined herein). The ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the premiums will be paid by the Seller in the event of a partial mandatory redemption or prepayment.

    The Notes will be offered by the Underwriters when, as and if issued by the Trust, delivered to and accepted by the Underwriters and subject to their right to reject orders in whole or in part. It is expected that delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company ("DTC"), or through Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"), and that delivery of the Notes will be made in fully registered, certificated form in New York, New York, in each case on or about September 18, 1997, against payment therefor in immediately available funds. Definitive Notes will be available only under the limited circumstances described herein.

    There currently is no secondary market for the Notes. Donaldson, Lufkin & Jenrette Securities Corporation, BancAmerica Securities, Inc., Bear, Stearns & Co. Inc. and J.P. Morgan Securities Inc. (the "Underwriters") expect, but are not obligated, to make a market in the Notes. There is no assurance that any such market will develop or continue.

    THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE NOTES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS, AND PROSPECTIVE INVESTORS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE NOTES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

    CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN, OR OTHERWISE AFFECT THE PRICE OF THE NOTES OFFERED HEREBY. SUCH TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."

                             REPORTS TO NOTEHOLDERS

    Unless and until Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning the Trust and prepared by the Servicer, will be sent on behalf of the Trust to The Chase Manhattan Bank, as Indenture Trustee for the Noteholders, Wilmington Trust Company, as Owner Trustee, and Cede & Co., as registered holder of the Notes and the nominee of DTC. See "Description of the Purchase Agreements and the Trust Documents-Statements to Noteholders" herein and "Certain Information Regarding the Securities-Book-Entry Registration" and "-Statements to Securityholders" in the accompanying Prospectus. Note Owners may receive such reports, upon written request, together with (i) a certification that they are Note Owners, and (ii) payment of any expenses associated with the distribution of such reports, from the Indenture Trustee at The Chase Manhattan Bank, 450 West 33rd Street, New York, New York 10001-2697, Attention: Global Trust Services Group. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller, Arcadia Financial nor Financial Security intends to send any of their respective financial reports to Noteholders (as defined herein). The Trust will file with the Securities and Exchange Commission (the "Commission") periodic reports concerning the Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    In addition to the documents described in the accompanying Prospectus under "Incorporation of Certain Documents by Reference," the financial statements of Financial Security and Subsidiaries included in, or as exhibits to, the following documents which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in the Registration Statement of which this Prospectus and Prospectus Supplement form a part:

(a) Annual Report on Form 10-K for the year ended December 31, 1996,

(b) Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, and

(c) Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1997.

    All financial statements of Financial Security included in documents filed by Holdings pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

    The Seller will provide without charge to any person to whom this Prospectus Supplement is delivered, upon the oral or written request of such person, a copy of any or all of the foregoing financial statements incorporated herein by reference. Requests for such copies should be directed to Arcadia Receivables Finance Corp., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435,
Attention: Secretary.

    The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Trust's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement (as defined in the accompanying Prospectus) shall be deemed to be a new registration statement relating to the Notes offered hereby, and the offering of such Notes at that time shall be deemed to be the initial bona fide offering thereof.

                       SUMMARY OF THE TERMS OF THE NOTES

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CAPITALIZED TERMS USED HEREIN AND NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE RESPECTIVE MEANINGS ASCRIBED TO SUCH TERMS ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS.

Issuer............................  Arcadia Automobile Receivables Trust, 1997-C (the
                                    "Trust" or the "Issuer"), a Delaware business trust to
                                    be formed on or about September 18, 1997 (the "Closing
                                    Date"), by Arcadia Receivables Finance Corp. (the
                                    "Seller") pursuant to a Trust Agreement, dated as of
                                    September 1, 1997 (the "Trust Agreement"), among the
                                    Seller, Financial Security and Wilmington Trust Company,
                                    as Owner Trustee (the "Owner Trustee").
Seller............................  Arcadia Receivables Finance Corp., a wholly owned subsidiary of Arcadia Financial. See "The Seller" in the
                                    accompanying Prospectus.
Servicer..........................  Arcadia Financial Ltd. ("Arcadia Financial" or the
                                    "Servicer"). Prior to April 29, 1997, Arcadia Financial
                                    was known as Olympic Financial Ltd. See "Arcadia
                                    Financial Ltd." in the accompanying Prospectus.
Indenture Trustee.................  The Chase Manhattan Bank (the "Indenture Trustee"). See
                                    "The Notes-The Indenture Trustee" in the accompanying
                                    Prospectus.
Owner Trustee.....................  Wilmington Trust Company, as Owner Trustee under the
                                    Trust Agreement. See "Description of the Purchase
                                    Agreements and the Trust Documents-The Owner Trustee" in
                                    the accompanying Prospectus.
Backup Servicer...................  The Chase Manhattan Bank (the "Backup Servicer").
                                    Arcadia Financial may be terminated as Servicer under
                                    certain circumstances, at which time the Backup Servicer
                                    will automatically become the Servicer. See "Description
                                    of the Purchase Agreements and the Trust
                                    Documents-Servicer Termination Events" and "-The Backup
                                    Servicer" in the accompanying Prospectus.
The Notes.........................  The Trust will issue 5.65% Class A-1 Automobile
                                    Receivables-Backed Notes (the "Class A-1 Notes") in the
                                    aggregate principal amount of $82,150,000, 6.05% Class
                                    A-2 Automobile Receivables-Backed Notes (the "Class A-2
                                    Notes") in the aggregate principal amount of
                                    $263,000,000, 6.25% Class A-3 Automobile
                                    Receivables-Backed Notes (the "Class A-3 Notes") in the
                                    aggregate principal amount of $144,000,000, 6.375% Class
                                    A-4 Automobile Receivables-Backed Notes (the "Class A-4
                                    Notes") in the aggregate principal amount of
                                    $186,000,000 and 6.55% Class A-5 Automobile Receivables-
                                    Backed Notes (the "Class A-5 Notes" and, together with
                                    the Class A-1 Notes, the Class A-2 Notes, the Class A-3
                                    Notes and the Class A-4 Notes, the "Notes") in the
                                    aggregate principal amount of $99,850,000. The Notes
                                    will be issued pursuant to an Indenture, dated as of
                                    September 1, 1997, among the Issuer, the Indenture
                                    Trustee and The Chase Manhattan Bank, as

                                    Indenture Collateral Agent (the "Indenture Collateral
                                    Agent") for the benefit of Financial Security and the
                                    Indenture Trustee on behalf of the holders of Notes. The
                                    Notes will be offered for purchase in denominations of
                                    $1,000 and integral multiples thereof in book-entry form
                                    only. See "Certain Information Regarding the
                                    Securities-Book-Entry Registration" in the accompanying
                                    Prospectus.
                                    The Notes will be secured by the assets of the Trust
                                    pursuant to the Indenture.
The Receivables...................  The Receivables will consist of retail installment sales contracts and promissory notes purchased from motor
                                    vehicle dealers ("Dealers") by Arcadia Financial in the
                                    ordinary course of business and secured by new and used
                                    automobiles and light trucks (the "Financed Vehicles").
                                    On the Closing Date, the Trust will purchase Receivables
                                    (the "Initial Receivables") that are expected to have an
                                    aggregate principal balance of approximately
                                    $542,500,000 as of September 10, 1997 (the "Initial
                                    Cutoff Date"), from the Seller pursuant to a Sale and
                                    Servicing Agreement, dated as of September 1, 1997 (the
                                    "Sale and Servicing Agreement"), among the Trust, the
                                    Seller, Arcadia Financial, in its individual capacity
                                    and as Servicer, and the Backup Servicer. Following the
                                    Closing Date, pursuant to the Sale and Servicing
                                    Agreement, the Seller will be obligated, subject only to
                                    the availability thereof, to sell, and the Trust will be
                                    obligated to purchase, subject to the satisfaction of
                                    certain conditions set forth therein, additional
                                    Receivables (the "Subsequent Receivables") from time to
                                    time during the Funding Period (as defined below) having
                                    an aggregate principal balance equal to approximately
                                    $232,500,000 (such amount, as reduced from time to time
                                    by the aggregate principal balance of all Subsequent
                                    Receivables purchased by the Trust, being hereafter
                                    referred to as the "Pre-Funded Amount"). With respect to
                                    each sale of Subsequent Receivables to the Trust, the
                                    Seller will designate as a cutoff date (each, a
                                    "Subsequent Cutoff Date") the date as of which such
                                    Subsequent Receivables are sold to the Trust. Subsequent
                                    Receivables will be conveyed to the Trust on
                                    approximately a monthly basis on dates specified by the
                                    Seller (each date on which Subsequent Receivables are
                                    conveyed being referred to as a "Subsequent Transfer
                                    Date") occurring during the Funding Period. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents-Sale and Assignment of Receivables; Subsequent
                                    Receivables" herein.
                                    The Initial Receivables and the Subsequent Receivables
                                    will be selected from retail installment sales contracts
                                    and promissory notes in Arcadia Financial's portfolio
                                    based on the criteria specified in the Sale and
                                    Servicing Agreement and described herein and in the
                                    accompanying Prospectus. As of August 28, 1997 (the
                                    "Preliminary Cutoff Date"), the weighted average annual
                                    percentage rate (the "APR") of the portion of the
                                    Initial Receivables originated by Arcadia Financial on
                                    or before the Preliminary Cutoff Date (the "Preliminary
                                    Initial Receivables")

                                    was approximately 16.28%, the weighted average remaining
                                    maturity of the Preliminary Initial Receivables was
                                    approximately 65.6 months and the weighted average
                                    original maturity of the Preliminary Initial Receivables
                                    was approximately 66.0 months. No Receivable will have a
                                    scheduled maturity later than December 31, 2004 (the
                                    "Final Scheduled Maturity Date"). The Receivables
                                    generally are or will be prepayable at any time without
                                    penalty to the purchaser or co-purchasers of the
                                    Financed Vehicle or any other person who is or persons
                                    who are obligated to make payments thereunder (each, an
                                    "Obligor"). See "The Receivables Pool" herein and "The
                                    Receivables" in the accompanying Prospectus.
                                    Subsequent Receivables may be originated using credit
                                    criteria different from the criteria applied with
                                    respect to the Initial Receivables and may be of a
                                    different credit quality and seasoning. In addition,
                                    following the transfer of Subsequent Receivables to the
                                    Trust, the characteristics of the entire pool of
                                    Receivables included in the Trust may vary from those of
                                    the Preliminary Initial Receivables. See "Risk
                                    Factors-The Receivables and the Pre-Funding Account" and
                                    "The Receivables Pool" herein.
                                    The "Aggregate Principal Balance" of the Receivables as
                                    of any Determination Date means the aggregate principal
                                    balance of the Receivables at the end of the preceding
                                    calendar month (a "Monthly Period") (other than (i) any
                                    Receivable that became a Liquidated Receivable during
                                    such Monthly Period and (ii) any Receivable that the
                                    Seller, Arcadia Financial or the Servicer has
                                    repurchased with respect to the next Distribution Date),
                                    after giving effect to all payments received from
                                    Obligors for such Monthly Period as of the end of such
                                    Monthly Period.
Trust Property....................  Each Note will represent an obligation of the Trust. The
                                    Trust's assets (the "Trust Property") will include,
                                    among other things, a pool of Receivables (the
                                    "Receivables Pool") consisting of the Initial
                                    Receivables and the Subsequent Receivables, certain
                                    monies paid or payable under the Initial Receivables
                                    after the Initial Cutoff Date, certain monies paid or
                                    payable under the Subsequent Receivables after the
                                    respective Subsequent Cutoff Dates, an assignment of
                                    Arcadia Financial's security interests in the Financed
                                    Vehicles and of the right to receive proceeds from
                                    claims on certain insurance policies covering the
                                    Financed Vehicles or the Obligors, an assignment of
                                    certain rights of Arcadia Financial against the Dealers
                                    originating such Receivables, the Collection Account,
                                    the Pre-Funding Account and certain other accounts
                                    (including all investments therein, all income from the
                                    investment of funds therein and all proceeds thereof),
                                    and certain other rights under the Trust Documents. The
                                    Initial Receivables will be purchased by the Seller from
                                    Arcadia Financial pursuant to one or more purchase
                                    agreements (the "Purchase Agreements") between the
                                    Seller and Arcadia Financial on or prior to the date of
                                    issuance of the Notes, and the Subsequent Receivables
                                    will be purchased by the Seller from Arcadia Financial
                                    pursuant to one or more purchase agreements (each, a

                                    "Subsequent Purchase Agreement") on or prior to the
                                    applicable Subsequent Transfer Dates. The Trust Property
                                    will also include an assignment of the Seller's rights
                                    under the Purchase Agreements and the Subsequent
                                    Purchase Agreements, including rights against Arcadia
                                    Financial upon the occurrence of certain breaches of
                                    representations and warranties thereunder (a "Repurchase
                                    Event"). See "The Trust" and "The Trust Property"
                                    herein. Pursuant to the Indenture, the Trust Property
                                    will be pledged to the Indenture Collateral Agent for
                                    the benefit of Financial Security and the Indenture
                                    Trustee on behalf of the holders of the Notes.
Terms of the Notes................  The principal terms of the Notes will be as described below:
 A. Distribution Dates............  Payments of interest and principal on the Notes will be made on the fifteenth day of each month or, if the
                                    fifteenth day is not a Business Day, on the next
                                    following Business Day (each, a "Distribution Date"),
                                    commencing October 15, 1997. Each reference to a
                                    "Payment Date" in the accompanying Prospectus shall
                                    refer to a Distribution Date. Payments will be made to
                                    holders of record of the Notes (the "Noteholders") as of
                                    the Business Day immediately preceding such Distribution
                                    Date (a "Record Date"). A "Business Day" is a day other
                                    than a Saturday, Sunday or other day on which commercial
                                    banks located in Minneapolis, Minnesota or New York, New
                                    York are authorized or obligated to be closed.
 B. Interest Rates................  The Class A-1 Notes will bear interest at the rate of
                                    5.65% per annum (the "Class A-1 Rate"), the Class A-2
                                    Notes will bear interest at the rate of 6.05% per annum
                                    (the "Class A-2 Rate"), the Class A-3 Notes will bear
                                    interest at the rate of 6.25% per annum (the "Class A-3
                                    Rate"), the Class A-4 Notes will bear interest at the
                                    rate of 6.375% per annum (the "Class A-4 Rate"), and the
                                    Class A-5 Notes will bear interest at the rate of 6.55%
                                    per annum (the "Class A-5 Rate" and, together with the
                                    Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate
                                    and the Class A-4 Rate, the "Interest Rates"). Interest
                                    on the Class A-1 Notes will be calculated on the basis
                                    of the actual days elapsed in each Interest Period and a
                                    360-day year. Interest on the Notes, other than the
                                    Class A-1 Notes, will be calculated on the basis of a
                                    360-day year consisting of twelve 30-day months.
 C. Interest......................  Interest on the outstanding principal amount of the
                                    Notes of each class will accrue at the applicable
                                    Interest Rate from September 18, 1997 (in the case of
                                    the first Distribution Date) or from the most recent
                                    Distribution Date on which interest has been paid to but
                                    excluding October 15, 1997 (in the case of the first
                                    Distribution Date) or to but excluding the following
                                    Distribution Date (each, an "Interest Period"). Interest
                                    on the Notes for any Distribution Date due but not paid
                                    on such Distribution Date will be due on the next
                                    Distribution Date together with interest on such amount
                                    at the applicable Interest Rate. The amount of interest
                                    distributable on the Class A-1 Notes on each
                                    Distribution Date will be calculated based upon the
                                    number of days elapsed from and including the most
                                    recent date on which interest has been paid (or, in the
                                    case of the first Distribution Date, interest from and
                                    including September 18,

                                    1997 to but excluding October 15, 1997) to but excluding
                                    such Distribution Date. The amount of interest
                                    distributable on the Notes other than the Class A-1
                                    Notes on each Distribution Date will equal 30 days'
                                    interest (or, in the case of the first Distribution
                                    Date, interest accrued from and including September 18,
                                    1997 to but excluding October 15, 1997, based on the
                                    assumption that the last day of each month is the 30th).
                                    See "Description of the Notes-Payments of Interest"
                                    herein.
 D. Principal.....................  Principal of the Notes will be payable on each
                                    Distribution Date in an amount equal to the Noteholders'
                                    Principal Distributable Amount for the Monthly Period
                                    preceding such Distribution Date. The Noteholders'
                                    Principal Distributable Amount will equal the sum of the
                                    following amounts with respect to the related Monthly
                                    Period: (i) that portion of all collections on
                                    Receivables (other than Liquidated Receivables and
                                    Purchased Receivables) allocable to principal, including
                                    full and partial principal prepayments, received during
                                    such Monthly Period, (ii) the principal balance of each
                                    Receivable that became a Liquidated Receivable during
                                    such Monthly Period, (iii) the principal balance of each
                                    Receivable that was repurchased by Arcadia Financial or
                                    the Servicer as of the last day of such Monthly Period,
                                    and, at the option of Financial Security, the principal
                                    balance of each Receivable that was required to be, but
                                    was not, so repurchased, (iv) the aggregate amount of
                                    any reduction of the principal balance of a Receivable
                                    as a result of a court order in an insolvency proceeding
                                    and (v) any unpaid portion of the amounts included in
                                    clauses (i), (ii), (iii) and (iv) above with respect to
                                    a prior Distribution Date. See "Description of the
                                    Purchase Agreements and the Trust Docu-
                                    ments-Distributions" herein.
                                    Payments of principal on the Notes will be paid to the
                                    holders of Class A-1 Notes until the principal balance
                                    of the Class A-1 Notes has been reduced to zero, then to
                                    the holders of Class A-2 Notes until the principal
                                    balance of the Class A-2 Notes has been reduced to zero,
                                    then to the holders of Class A-3 Notes until the
                                    principal balance of the Class A-3 Notes has been
                                    reduced to zero, then to the holders of Class A-4 Notes
                                    until the principal balance of the Class A-4 Notes has
                                    been reduced to zero and then to the holders of Class
                                    A-5 Notes until the principal balance of the Class A-5
                                    Notes has been reduced to zero. See "Description of the
                                    Notes-Payments of Principal."
                                    The outstanding principal amount of the Notes of any
                                    class, to the extent not previously paid, will be
                                    payable on the Final Scheduled Distribution Date for
                                    such class specified on page S-2.
 E. Optional Redemption...........  The Class A-5 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any
                                    Distribution Date on which the Seller or the Servicer
                                    exercises its option to purchase the Receivables, which,
                                    subject to certain provisions in the Sale and Servicing
                                    Agreement, can occur after the Aggregate Principal
                                    Balance declines to 10% or less of the Original Pool
                                    Balance, at a redemption price equal to the unpaid
                                    principal amount of

                                    the Notes of each such class plus accrued and unpaid
                                    interest thereon. See "Description of the Notes-Optional
                                    Redemption" herein. The "Original Pool Balance" will
                                    equal the sum of (i) the Aggregate Principal Balance as
                                    of the Initial Cutoff Date plus (ii) the aggregate
                                    principal balances of all Subsequent Receivables added
                                    to the Trust as of their respective Subsequent Cutoff
                                    Dates.
 F. Mandatory Redemption..........  Each class of Notes will be redeemed in part on the
                                    Distribution Date on or immediately following the last
                                    day of the Funding Period in the event that any portion
                                    of the Pre-Funded Amount remains on deposit in the
                                    Pre-Funding Account after giving effect to the purchase
                                    of all Subsequent Receivables, including any such
                                    purchase on such date (a "Mandatory Redemption"). The
                                    aggregate principal amount of each class of Notes to be
                                    redeemed will be an amount equal to such class's pro
                                    rata share (based on the respective current principal
                                    balance of each class of Notes) of the Pre-Funded Amount
                                    on such date (such class's "Note Prepayment Amount").
                                    A limited recourse mandatory prepayment premium (the
                                    "Note Prepayment Premium") will be payable by the Trust
                                    to the Noteholders if the Pre-Funded Amount at the end
                                    of the Funding Period exceeds $100,000. The Note
                                    Prepayment Premium for each class of Notes will equal
                                    the excess, if any, discounted as described below, of
                                    (i) the amount of interest that would have accrued on
                                    such class's Note Prepayment Amount at the applicable
                                    Interest Rate during the period commencing on and
                                    including the Distribution Date on which such Note
                                    Prepayment Amount is required to be distributed to
                                    Noteholders of such class to but excluding December 11,
                                    1997 in the case of the Class A-1 Notes, September 30,
                                    1998 in the case of the Class A-2 Notes, August 31, 1999
                                    in the case of the Class A-3 Notes, August 15, 2000 in
                                    the case of the Class A-4 Notes and July 31, 2001 in the
                                    case of the Class A-5 Notes, over (ii) the amount of
                                    interest that would have accrued on the applicable Note
                                    Prepayment Amount over the same period at a per annum
                                    rate of interest equal to the bond equivalent yield to
                                    maturity on the Determination Date preceding such
                                    Distribution Date on the United States Treasury Bill due
                                    December 11, 1997, in the case of the Class A-1 Notes,
                                    on the 6.000% United States Treasury Note due September
                                    30, 1998, in the case of the Class A-2 Notes, the 5.875%
                                    United States Treasury Note due August 31, 1999, in the
                                    case of the Class A-3 Notes, the 6.000% United States
                                    Treasury Note due August 15, 2000, in the case of the
                                    Class A-4 Notes and the 6.625% United States Treasury
                                    Note due July 31, 2001, in the case of the Class A-5
                                    Notes. Such excess shall be discounted to present value
                                    to such Distribution Date at the applicable yield
                                    described in clause (ii) above. The Trust's obligation
                                    to pay the Note Prepayment Premium shall be limited to
                                    funds which are received from the Seller under the Sale
                                    and Servicing Agreement as liquidated damages for the
                                    failure to deliver Subsequent Receivables. No other
                                    assets of the Trust will be available for the purpose of
                                    making such payment. The Note

                                    Policy does not guarantee payment of the Note Prepayment
                                    Amounts or the Note Prepayment Premiums. In addition,
                                    the ratings assigned to the Notes by the Rating Agencies
                                    do not address the likelihood that the Note Prepayment
                                    Amounts or the Note Prepayment Premiums will be paid.
                                    The Notes may be accelerated and subject to immediate
                                    payment at par upon the occurrence of an Event of
                                    Default under the Indenture. So long as no Insurer
                                    Default shall have occurred and be continuing, an Event
                                    of Default under the Indenture will occur only upon
                                    delivery by Financial Security to the Indenture Trustee
                                    of notice of the occurrence of certain events of default
                                    under the Insurance and Indemnity Agreement, dated as of
                                    September 18, 1997 (the "Insurance Agreement"), among
                                    Financial Security, the Trust, the Seller and Arcadia
                                    Financial. In the case of such an Event of Default, the
                                    Notes will automatically be accelerated and subject to
                                    immediate payment at par. See "Description of the
                                    Notes-Events of Default" herein. The Note Policy does
                                    not guarantee payment of any amounts that become due on
                                    an accelerated basis, unless Financial Security elects,
                                    in its sole discretion, to pay such amounts in whole or
                                    in part. See "The Note Policy" herein.
Pre-Funding Account...............  During the period (the "Funding Period") from and including the Closing Date until the earliest of (i) the
                                    Determination Date on which (a) the Pre-Funded Amount is
                                    less than $100,000, (b) an Event of Default has occurred
                                    under the Indenture or a Servicer Termination Event has
                                    occurred under the Sale and Servicing Agreement, (c)
                                    certain events of insolvency have occurred with respect
                                    to the Seller or the Servicer or (ii) the close of
                                    business on the November 1997 Distribution Date, the
                                    Pre-Funded Amount will be maintained as an account in
                                    the name of the Indenture Trustee (the "Pre-Funding
                                    Account"). The Pre-Funded Amount is expected to
                                    initially equal approximately $232,500,000 and, during
                                    the Funding Period, will be reduced by the principal
                                    balance of Subsequent Receivables purchased by the Trust
                                    from time to time in accordance with the Sale and
                                    Servicing Agreement. The Seller expects that the Pre-
                                    Funded Amount will be reduced to less than $100,000 by
                                    the November 1997 Distribution Date. Any Pre-Funded
                                    Amount remaining at the end of the Funding Period will
                                    be distributed with respect to each class of Notes pro
                                    rata in proportion to the respective principal balances
                                    of each class of Notes.
Reserve Account...................  During the Funding Period, funds will be held in a
                                    Reserve Account to cover any shortfalls due to
                                    investment earnings on funds in the Pre-Funding Account
                                    being less than the interest due on a comparable
                                    principal amount of Notes. See "Description of the
                                    Purchase Agreements and the Trust Document-Accounts."
The Note Policy...................  On the Closing Date, Financial Security will issue the
                                    Note Policy to the Indenture Trustee pursuant to the
                                    Insurance Agreement. Pursuant to the Note Policy,
                                    Financial Security will unconditionally and irrevocably
                                    guarantee to the Noteholders

                                    payment of the Noteholders' Distributable Amount for
                                    each Distribution Date. See "The Note Policy" and
                                    "Description of the Purchase Agreements and the Trust
                                    Document-Distributions" herein.
Collection Account................  Except under certain conditions described herein, the
                                    Servicer will establish one or more accounts in the name
                                    of the Indenture Trustee (the "Collection Account") for
                                    the benefit of Noteholders. All payments from Obligors
                                    that are received by the Lockbox Bank on behalf of the
                                    Trust will be deposited in the Collection Account no
                                    later than two Business Days after receipt thereof.
                                    Pursuant to the Sale and Servicing Agreement, the
                                    Indenture Trustee will, based upon the information
                                    contained in the Servicer's Certificate, on each
                                    Distribution Date, withdraw the Available Funds with
                                    respect to such Distribution Date from the Collection
                                    Account and apply such funds to the following (in the
                                    priority indicated):
                                        (i) to the Servicer, the amount the Servicer is
                                    entitled to be reimbursed for prior Monthly Advances,
                                       (ii) to the Owner Trustee and the Indenture Trustee,
                                    any accrued and unpaid trustee fees and any accrued and
                                    unpaid fees of the separate Lockbox Bank, Custodian,
                                    Backup Servicer, Collateral Agent, Indenture Collateral
                                    Agent or Administrator (in each case, to the extent such
                                    fees have not been previously paid by the Servicer or
                                    Arcadia Financial),
                                      (iii) to the Servicer, the Servicing Fee for the
                                    related Monthly Period and any overdue Servicing Fees,
                                       (iv) into the Note Distribution Account, the
                                    Noteholders' Interest Distributable Amount,
                                       (v) into the Note Distribution Account, the
                                    Noteholders' Principal Distributable Amount,
                                       (vi) to Financial Security, amounts owing and not
                                    paid to Financial Security under the Insurance Agreement
                                    and
                                      (vii) the remaining balance, if any, to the Collateral
                                    Agent (as defined herein) on behalf of Financial
                                    Security, the Indenture Trustee (on behalf of the
                                    Noteholders) and the trustees for other trusts and
                                    warehousing facilities established and to be established
                                    by the Seller.
                                    See "Description of the Purchase Agreements and the
                                    Trust Document-Distributions" herein and "Description of
                                    the Purchase Agreements and Trust Document-Collections"
                                    in the accompanying Prospectus.
Tax Status........................  In the opinion of counsel to Arcadia Financial, for federal income tax purposes, the Notes will be
                                    characterized as debt, and the Trust will not be
                                    characterized as an association (or a publicly traded
                                    partnership) taxable as a corporation. Each Noteholder,
                                    by the acceptance of a Note, will agree to treat the
                                    Notes as debt. Alternative characterizations of the
                                    Trust and the Notes are possible. Such characterizations
                                    could result in adverse tax consequences to certain
                                    Noteholders. See "Certain Federal Income Tax
                                    Consequences" herein.

ERISA Considerations..............  If the Notes are considered to be indebtedness without substantial equity features under a regulation issued by
                                    the United States Department of Labor, the acquisition
                                    or holding of Notes by or on behalf of a Benefit Plan
                                    will not cause the assets of the Trust to become plan
                                    assets, thereby generally preventing the application of
                                    certain prohibited transaction rules of the Employment
                                    Retirement Income Security Act of 1974, as amended, and
                                    the Internal Revenue Code of 1986, as amended, that
                                    otherwise could possibly be applicable. The Seller
                                    believes that the Notes should be treated as
                                    indebtedness without substantial equity features for
                                    purposes of such regulation.
Legal Investment..................  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7(a)(9)
                                    under the Investment Company Act of 1940, as amended.
Ratings...........................  It is a condition of issuance that the Class A-1 Notes be rated A-1+ by Standard & Poor's Ratings Services, a
                                    division of The McGraw-Hill Companies, Inc. ("S&P") and
                                    P-1 by Moody's Investors Service, Inc. ("Moody's" and,
                                    together with S&P, the "Rating Agencies"), and the Class
                                    A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and
                                    the Class A-5 Notes each be rated AAA by S&P and Aaa by
                                    Moody's. The rating by S&P of the Class A-1 Notes will
                                    be issued without regard to the benefit afforded by the
                                    Note Policy. The rating by S&P of the Class A-2 Notes,
                                    the Class A-3 Notes, the Class A-4 Notes and the Class
                                    A-5 Notes will be based on the issuance of the Note
                                    Policy by Financial Security. The rating by Moody's of
                                    the Class A-1 Notes will be substantially based on the
                                    issuance of the Note Policy by Financial Security, and
                                    the rating by Moody's of the Class A-2 Notes, the Class
                                    A-3 Notes, the Class A-4 Notes and the Class A-5 Notes
                                    will be based on the issuance of the Note Policy by
                                    Financial Security. The Rating Agencies do not evaluate,
                                    and the ratings do not address, the likelihood that the
                                    Note Prepayment Amounts or the Note Prepayment Premiums
                                    will be paid. There is no assurance that the ratings
                                    initially assigned to the Notes will not subsequently be
                                    lowered or withdrawn by the Rating Agencies. See "Risk
                                    Factors-Ratings on Notes" herein.

                                  RISK FACTORS

    Prospective Noteholders should consider, in addition to the factors described under "Risk Factors" in the accompanying Prospectus, the following factors in connection with the purchase of the Notes:

THE RECEIVABLES AND THE PRE-FUNDING ACCOUNT

    On the Closing Date, approximately $542,500,000 of Initial Receivables will be transferred to the Trust by the Seller and the approximately $232,500,000 Pre-Funded Amount will be deposited by the Trust in the Pre-Funding Account. If the principal amount of eligible Receivables originated by Arcadia Financial during the Funding Period is less than the Pre-Funded Amount, the Seller will have insufficient Receivables to sell to the Trust on the Subsequent Transfer Dates, thereby resulting in a prepayment of principal to the Noteholders as described in the following paragraph. See "-Trust's Relationship to the Seller and Arcadia Financial" below. In addition, any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement; (ii) Financial Security (so long as no Insurer Default shall have occurred and be continuing) shall in its sole and absolute discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) as of the applicable Subsequent Cutoff Date, the Receivables in the Trust, together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables as of the related Subsequent Cutoff Date): (a) the weighted average APR of such Receivables will not be less than one percent less than the weighted average APR of the Preliminary Initial Receivables on the Preliminary Cutoff Date, (b) the weighted average remaining term of such Receivables will not be greater than 67 months nor less than 63 months, (c) not more than 87% of the principal balances of such Receivables will represent used Financed Vehicles, (d) not more than 58% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under Arcadia Financial's "Classic" program and (e) not more than 3% of the principal balances of such Receivables will have an APR in excess of 21%, and the Trust, the Indenture Trustee, the Owner Trustee and Financial Security shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a written assignment (a "Subsequent Transfer Agreement") conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies with respect to the validity of the conveyance of all such Subsequent Receivables; and (vi) the Rating Agencies shall have notified the Seller, the Owner Trustee, the Indenture Trustee and Financial Security in writing that, following the addition of such Subsequent Receivables, the Class A-1 Notes will be rated A-1+ by S&P and P-1 by Moody's, and the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will each be rated AAA by S&P and Aaa by Moody's. Such confirmation of the ratings of the Notes may depend on factors other than the characteristics of the Subsequent Receivables, including the delinquency, repossession and net loss experience on the Receivables in the Receivables Pool.

    To the extent that the Pre-Funded Amount has not been fully applied to the purchase of Subsequent Receivables by the Trust during the Funding Period, the Noteholders will receive, on the Distribution Date on or immediately following the last day of the Funding Period, a prepayment of principal in an amount equal to their pro rata share (based on the current principal balance of each class of Notes) of any remaining Pre-Funded Amount following the purchase of any Subsequent Receivables on such Distribution Date. It is anticipated that the principal amount of Subsequent Receivables sold to the Trust will not be exactly equal to the original Pre-Funded Amount and that therefore there will be at least a nominal amount of principal prepaid to the Noteholders.

    Each Subsequent Receivable must satisfy the eligibility criteria specified in the Sale and Servicing Agreement. However, Subsequent Receivables may have been originated using credit criteria different from the criteria applied with respect to the Initial Receivables and may be of a different credit quality and seasoning. See "The Receivables Pool" herein.

TRUST'S RELATIONSHIP TO THE SELLER AND ARCADIA FINANCIAL

    Neither the Seller nor Arcadia Financial is generally obligated to make any payments in respect of the Notes or the Receivables. However, the ability of the Seller to convey Subsequent Receivables on Subsequent Transfer Dates is completely dependent upon the generation of additional receivables by Arcadia Financial. If, during the Funding Period, Arcadia Financial is unable to generate or does not transfer sufficient Receivables to the Seller, the ability of the Seller to sell Subsequent Receivables to the Trust would be adversely affected. There can be no assurance that Arcadia Financial will continue to generate receivables that satisfy the criteria set forth in the Sale and Servicing Agreement at the same rate as in recent months or that Financial Security, in its sole and absolute discretion, will approve any such transfer of Subsequent Receivables. The Trust's obligation to pay prepayment premiums on the Notes, if required at the end of the Funding Period, is limited to amounts received from the Seller for that purpose, and the Seller's obligation to pay such amounts is limited to amounts received from Arcadia Financial as liquidated damages under the Purchase Agreement. See "Arcadia Financial Ltd.-Recent Developments" herein.

    In connection with each sale of Receivables by Arcadia Financial to the Seller and by the Seller to the Trust, each of Arcadia Financial and the Seller will make representations and warranties with respect to the characteristics of such Receivables. In certain circumstances, Arcadia Financial is required to repurchase Receivables with respect to which such representations or warranties are not true as of the date made. Neither Arcadia Financial nor the Seller is otherwise obligated with respect to the Notes. See "Description of the Purchase Agreements and the Trust Documents-Sale and Assignment of the Receivables" in the accompanying Prospectus.

LIMITED ASSETS

    The Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables, the Pre-Funding Account, the Reserve Account and the Note Policy. Holders of the Notes must rely for repayment upon payments on the Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account and the Reserve Account (as defined herein) and payments of claims made under the Note Policy. The Pre-Funding Account and the Reserve Account will only be maintained until the Distribution Date on or immediately following the last day of the Funding Period. The Pre-Funded Amount on deposit in the Pre-Funding Account will be used solely to purchase Subsequent Receivables and is not available to cover losses on the Receivables. The Reserve Account is designed to cover obligations of the Trust relating to that portion of its assets not invested in Receivables and is not designed to provide substantial protection against losses on the Receivables. Similarly, although the Note Policy will be available on each Distribution Date to cover shortfalls in distributions of the Noteholders' Distributable Amount on such Distribution Date, if Financial Security defaults in its obligations under the Note Policy, the Trust will depend on current distributions on the Receivables to make payments on the Notes. See "Financial Security Assurance Inc." and "The Note Policy" herein.

RATINGS ON NOTES

    It is a condition to the issuance of the Notes that the Class A-1 Notes be rated A-1+ by S&P and P-1 by Moody's, and that the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes each be rated AAA by S&P and Aaa by Moody's. A rating is not a recommendation to purchase, hold or sell Notes. The ratings of the Notes address the likelihood of the payment of principal and interest on the Notes pursuant to their terms. However, the Rating Agencies do not evaluate, and the ratings of the Notes and do not address, the likelihood that the Note Prepayment Amounts or the Note Prepayment Premiums will be paid. There is no assurance that a rating will remain in effect for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. In the event that any ratings initially assigned to the Notes were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of Financial Security's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Notes.

EVENTS OF DEFAULT UNDER THE INDENTURE

    So long as no Insurer Default shall have occurred and be continuing, neither the Indenture Trustee nor the Noteholders may declare an Event of Default under the Indenture. So long as an Insurer Default shall not have occurred and be continuing, an Event of Default will occur only upon delivery by Financial Security to the Indenture Trustee of notice of the occurrence of certain events of default under the Insurance Agreement. Upon the occurrence of an Event of Default under the Indenture (so long as an Insurer Default shall not have occurred and be continuing), Financial Security will have the right, but not the obligation, to cause the liquidation, in whole or in part, of the Trust Property, which will result in redemption, in whole or in part, of the Notes. Following the occurrence of an Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Note Policy as necessary to enable the Trust to continue to make payments of the Noteholders' Distributable Amount on each Distribution Date. However, following the occurrence of an Event of Default, Financial Security may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon.

WEIGHTED AVERAGE LIVES OF THE NOTES

    The weighted average lives of the Notes will be influenced by, among other things, the rate at which principal is paid on the Receivables. In general, the weighted average lives of the Notes will be shortened if the level of prepayments of principal of the Receivables increases. The weighted average lives will also depend upon a variety of other factors, including the timing of any changes in the rate of principal prepayments on the Receivables. Accordingly, no assurance can be given as to the weighted average life of any class of Notes. Further, to the extent the prices of the Notes represent discounts or premiums to their respective original principal balances, variability in the weighted average lives of such class of Notes could result in variability in the related yields to maturity.

FINAL SCHEDULED DISTRIBUTION DATES OF THE NOTES

    The Final Scheduled Distribution Date for each class of Notes, which is specified at page S-2 herein, is the date by which the principal thereof is required to be fully paid. The Final Scheduled Distribution Date for each class of Notes has been determined so that distributions on the underlying Receivables will be sufficient to retire each such class on or before its respective Final Scheduled Distribution Date without the necessity of a claim on the Note Policy. However, because (i) some prepayments of the Receivables are likely and (ii) certain of the Receivables have terms to maturity that are shorter than the term to maturity assumed in calculating each class's Final Scheduled Distribution Date, the actual payment of any class of Notes likely will occur earlier, and could occur significantly earlier, than such class's Final Scheduled Distribution Date. Nevertheless, there can be no assurance that the final distribution of principal of any or all classes of Notes will be earlier than such class's Final Scheduled Distribution Date.

                                USE OF PROCEEDS

    The net proceeds to be received by the Seller from the sale of the Notes will be used to pay to Arcadia Financial or a warehouse facility the purchase price for the Receivables, to make the deposits of the Pre-Funded Amount into the Pre-Funding Account and to make the deposit of the Requisite Reserve Amount into the Reserve Account. The net proceeds to be received by Arcadia Financial will be used to pay certain warehouse loans, and any additional proceeds will be added to Arcadia Financial's general funds and used for its general corporate purposes. See "Arcadia Financial Ltd." in the accompanying Prospectus.

                                   THE TRUST

    The following information supplements the information contained in the accompanying Prospectus. Prospective Noteholders should consider, in addition to the information below, the information under "The Trusts" in the accompanying Prospectus.

GENERAL

    The Issuer, Arcadia Automobile Receivables Trust, 1997-C, is a business trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this Prospectus Supplement. After its formation, the Trust will not engage in any activity other than (i) acquiring, holding and managing the Receivables and the other assets of the Trust and proceeds therefrom, (ii) issuing the Notes, (iii) making payments on the Notes and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith. The proceeds of the initial sale of the Notes will be used by the Trust to purchase the Initial Receivables from the Seller pursuant to the Sale and Servicing Agreement and to fund the deposits in the Pre-Funding Account and the Reserve Account (described under "Description of the Purchase Agreements and the Trust Documents-Accounts" herein).

    The Trust's principal offices are in Wilmington, Delaware, in care of Wilmington Trust Company, as Owner Trustee, at the address listed below under "-The Owner Trustee."

CAPITALIZATION OF THE TRUST

    The following table illustrates the capitalization of the Trust as of the Initial Cutoff Date, as if the issuance and sale of the Notes had taken place on such date:

Class A-1 Notes.........................  $ 82,150,000
Class A-2 Notes.........................  $263,000,000
Class A-3 Notes.........................  $144,000,000
Class A-4 Notes.........................  $186,000,000
Class A-5 Notes.........................  $ 99,850,000
                                          ------------
    Total...............................  $775,000,000
                                          ------------
                                          ------------

THE OWNER TRUSTEE

    Wilmington Trust Company is the Owner Trustee under the Trust Agreement. Wilmington Trust Company's principal offices are located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001. The Seller and its affiliates may maintain commercial banking relations with the Owner Trustee and its affiliates. The Owner Trustee will perform limited administrative functions under the Trust Agreement. The Owner Trustee's liability in connection with the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Sale and Servicing Agreement.

                               THE TRUST PROPERTY

    The Trust Property will include, among other things, (i) the Receivables Pool consisting of the Initial Receivables and the Subsequent Receivables; (ii) all monies paid or payable under the Initial Receivables after the Initial Cutoff Date and under the Subsequent Receivables after the respective Subsequent Cutoff Dates; (iii) such amounts as from time to time may be held in the Lockbox Account, the Collection Account and certain other accounts established and maintained by the Servicer pursuant to the Sale and Servicing Agreement, as described below (including all investments in the Collection Account and such other accounts and all income from the investment of funds therein and all proceeds thereof); (iv) monies on deposit in the Pre-Funding Account and the Reserve Account (as defined herein) (including all investments in such accounts and all income from the investment of the funds therein and all proceeds thereof); (v) an assignment of the security interests of Arcadia Financial in the Financed Vehicles; (vi) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Arcadia Financial and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each Receivable from the applicable Dealer to Arcadia Financial (the "Dealer Assignments"); (vii) an assignment of the right to receive proceeds from claims on certain insurance policies covering the Financed Vehicles or the Obligors; (viii) an assignment of the rights of the Seller under the Purchase Agreements and any Subsequent Purchase Agreement; and (ix) certain other rights under the Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents-Collections" in the accompanying Prospectus.

    Pursuant to the Indenture the Trust will grant a security interest in the Trust Property in favor of the Indenture Collateral Agent for the benefit of the Indenture Trustee on behalf of the Noteholders and for the benefit of Financial Security in support of the obligations owing to it under the Insurance Agreement. Any proceeds of such security interest in the Trust Property would be distributed according to the Indenture, as described below under "Description of the Purchase Agreements and the Trust Documents-Distributions." Financial Security would be entitled to such distributions only after payment of amounts owing to, among others, holders of the Notes.

    Arcadia Financial, as custodian, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, Arcadia Financial and the Seller will each file a UCC-1 financing statement in Minnesota to give notice of the Trust's ownership of the Receivables and the related Trust Property.

                              THE RECEIVABLES POOL

GENERAL

    The Receivables Pool will include the Initial Receivables and all amounts due thereunder after the Initial Cutoff Date, and any Subsequent Receivables and all amounts due thereunder after the applicable Subsequent Cutoff Date (the Initial Cutoff Date or any Subsequent Cutoff Date being individually referred to herein as a "Cutoff Date"). Certain information with respect to the Receivables is set forth under the heading "The Receivables" in the accompanying Prospectus.

    All of the Receivables are or will be retail installment sales contracts or promissory notes purchased in the ordinary course of business by Arcadia Financial from Dealers who regularly originate and sell such contracts or notes to Arcadia Financial. Retail installment sales contracts and promissory notes are hereinafter referred to individually as a "Loan" or collectively as "Loans." The Initial Receivables and the Subsequent Receivables were or will be selected from Arcadia Financial's portfolio for inclusion in the Receivables Pool in compliance with several criteria, some of which are set forth below under "-Selection Criteria." No selection procedures believed by Arcadia Financial or by the Seller to be adverse to Noteholders were used or will be used in selecting the Receivables.

    The obligation of the Trust to purchase the Subsequent Receivables on a Subsequent Transfer Date will be subject to the Receivables in the Trust, together with the Subsequent Receivables to be conveyed to the Trust on such Subsequent Transfer Date, meeting the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables as of the related Subsequent Cutoff Date): (i) the weighted average APR of such Receivables will not be less than one percent less than the weighted average APR of the Preliminary Initial Receivables on the Preliminary Cutoff Date; (ii) the weighted average remaining term of such Receivables will not be greater than 67 months nor less than 63 months; (iii) not more than 87% of the principal balances of such Receivables will be attributable to Loans for the purchase of used Financed Vehicles, (iv) not more than 58% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under Arcadia Financial's "Classic" program and (v) not more than 3% of the principal balances of such Receivables will have an APR in excess of 21%.

    The aggregate principal balance of the Initial Receivables is expected to be equal to approximately 70% of the aggregate initial principal balance of the Notes. However, except for the criteria described in the preceding paragraphs, there will be no required characteristics of the Subsequent Receivables and the Receivables included in the Initial Receivables originated after the Preliminary Cutoff Date. Therefore, following the transfer of Subsequent Receivables to the Trust, the aggregate characteristics of the entire Receivables Pool, including the composition of the Receivables, the distribution by APR and the geographic distribution described in the following tables, may vary from those of the Preliminary Initial Receivables.

DELINQUENCY, CREDIT LOSS AND REPOSSESSION INFORMATION

    The following tables set forth information relating to Arcadia Financial's delinquency, credit loss and repossession experience for each period indicated with respect to all Loans it has purchased and continues to service. This information includes the experience with respect to all Loans in Arcadia Financial's portfolio of Loans serviced during each such period, including Loans which do not meet the criteria for selection as a Receivable. At the Preliminary Cutoff Date, the Preliminary Initial Receivables represented approximately 9.3%, by principal balance, of Arcadia Financial's portfolio of Loans serviced.

                           DELINQUENCY EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                                         AT DECEMBER 31,
                                                    ----------------------------------------------------------
                                                          1994               1995                 1996           AT JUNE 30, 1997
                                                    ----------------  -------------------  -------------------  -------------------
                                                    NUMBER            NUMBER               NUMBER               NUMBER
                                                    OF                  OF                   OF                   OF
                                                    LOANS   BALANCES   LOANS    BALANCES    LOANS    BALANCES    LOANS    BALANCES
                                                    ------  --------  -------  ----------  -------  ----------  -------  ----------
Servicing Portfolio at End of Period..............  74,267  $837,095  185,241  $2,267,107  302,450  $3,791,857  364,553  $4,514,009
Delinquencies:
  31-60 days......................................    393   $ 4,142    1,536   $   17,667   3,884   $   47,225   5,942   $   73,478
  61-90 days......................................    129     1,557      520        5,694   1,255       15,877   2,069       26,752
  91 days or more.................................    113     1,197      614        6,881   2,911       37,019   1,624       19,963
                                                    ------  --------  -------  ----------  -------  ----------  -------  ----------
Total Automobile Loans Delinquent 31 or More
  Days............................................    635   $ 6,896    2,670   $   30,242   8,050   $  100,121   9,635   $  120,193
Delinquencies as a Percentage of Number of Loans
  and Amount outstanding at End of Period (2).....   0.86 %    0.82 %   1.44 %       1.33%   2.66 %       2.64%   2.64 %       2.66%
Amount in Repossession (3)........................    102   $   570    1,489   $   17,676   4,651   $   64,929   5,334   $   49,037
                                                    ------  --------  -------  ----------  -------  ----------  -------  ----------
Total Delinquencies and Amount in Repossession
  (2).............................................    737   $ 7,466    4,159   $   47,918  12,701   $  165,050  14,969   $  169,230
                                                    ------  --------  -------  ----------  -------  ----------  -------  ----------
                                                    ------  --------  -------  ----------  -------  ----------  -------  ----------

------------------------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Loan. The information in the table includes previously sold Loans which Arcadia Financial continues to service.
(2) Amounts shown do not include Loans which are less than 31 days delinquent.
(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

                   CREDIT LOSS AND REPOSSESSION EXPERIENCE(1)
                             (DOLLARS IN THOUSANDS)

                                                        YEAR ENDED DECEMBER 31,           FOR SIX
                                                    --------------------------------    MONTHS ENDED
                                                      1994       1995        1996     JUNE 30, 1997(4)
                                                    --------  ----------  ----------  ----------------
Average Servicing Portfolio Outstanding During the
  Period..........................................  $528,577  $1,534,720  $3,015,411     $4,150,719
Average Number of Loans Outstanding During the
  Period..........................................    49,566     128,783     242,419        324,169
Number of Repossessions...........................     1,005       5,020      14,403         10,365
Repossessions as a Percentage of Average Number of
  Loans Outstanding...............................      2.03%       3.90%       5.94%          6.39%
Gross Charge-Offs (2).............................  $  4,446  $   11,247  $   35,642     $   79,671
Recoveries (3)....................................       974         911       5,653          4,413
                                                    --------  ----------  ----------  ----------------
Net Losses........................................  $  3,472  $   10,336  $   29,989     $   75,258
                                                    --------  ----------  ----------  ----------------
                                                    --------  ----------  ----------  ----------------
Gross Charge-Offs as a Percentage of Average
  Servicing Portfolio.............................      0.84%       0.73%       1.18%          3.84%
Net Losses as a Percentage of Average Servicing
  Portfolio.......................................      0.66%       0.67%       0.99%          3.63%

------------------------------
(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Loan. The information in the table includes previously sold Loans which Arcadia Financial continues to service.
(2) Gross charge-offs represent principal amounts which management estimated to be uncollectable after the consideration of anticipated proceeds from the disposition of repossessed assets and selling expenses. Anticipated proceeds are based on an amount which management believes Arcadia Financial can receive through wholesale distribution channels, currently 60% of the loan value at the date of charge-off. Prior to March 31, 1997, Arcadia Financial estimated proceeds based on the anticipated distribution strategy for each vehicle (wholesale or retail disposition).
(3) Includes post-disposition amounts received on previously charged off Loans.
(4) Percentage calculations for the six months ended June 30, 1997 are annualized.

    The increase in the rate of delinquencies, gross charge-offs, net losses and repossessions during the three years ended December 31, 1996, experienced by both the Premier and Classic programs, was primarily due to (i) increased demands on Arcadia Financial's servicing and collection resources as the result of rapid growth in its servicing portfolio and as a result of continued expansion of the Classic loan program (which generally required greater collection efforts than the Premier program), (ii) the performance of Arcadia Financial's discontinued Classic product for first time automobile buyers and Arcadia Financial's financed repossession program, which experienced significantly higher delinquencies, repossessions and losses than Arcadia Financial's other products and programs, and (iii) the continued seasoning of Arcadia Financial's servicing portfolio to include a greater proportion of loans, particularly Classic loans, in the period of highest probability for delinquencies and defaults (generally 6 to 14 months from the origination date).

    Arcadia Financial's delinquency rate at June 30, 1997, remained relatively flat compared to December 31, 1996, reflecting Arcadia Financial's improved servicing and collection capabilities resulting from the establishment of four new regional collection centers from October through December 1996. Management anticipates that delinquency rates will increase during the next several quarters as a result of the continued expansion of the Classic loan program and seasoning of Arcadia Financial's existing servicing portfolio. The number of repossessed vehicles has increased since December 31, 1996, reflecting a continued rise in defaults due to the growth of Arcadia Financial's portfolio and seasoning of loans purchased under Arcadia Financial's Classic loan program. The net realizable value of the repossessed inventory has declined due to Arcadia Financial's revised policy with respect to inventory valuation. Under its new policy, repossessions are recorded at a value which approximates that which Arcadia Financial believes can be achieved through wholesale distribution channels (regardless of the distribution strategy ultimately utilized). This change in valuation policy has resulted in significantly higher gross charge-off and net loss percentages compared with the prior year due to a valuation adjustment to existing inventory at the time the policy was adopted and the application of such policy throughout the second quarter of 1997.

    Arcadia Financial's valuation policy change is based, in part, on a decline in the weighted average recovery rate experienced by Arcadia Financial during the first three months of 1997. During the first three months of 1997, the weighted average recovery rate on repossessed vehicles declined to approximately 70% from approximately 83% for the year ended December 31, 1996. This reduction in recovery rates primarily reflects increased liquidation of repossessed inventory through wholesale auctions. Arcadia Financial increased its use of wholesale auctions after a review by Arcadia Financial's new chief executive officer and other members of management conducted in mid-March 1997 indicated that, based on the number of retail dispositions during the first half of March 1997, Arcadia Financial's current retail distribution channels were not sufficient to liquidate vehicles at a pace satisfactory to management and would not, in the foreseeable future, be adequate to process the number of additional repossessions expected each month. In order to reduce Arcadia Financial's repossessed inventory to a level more acceptable to management, Arcadia Financial sold a significantly increased number of repossessed vehicles at wholesale auctions during the last half of March 1997. As a result, Arcadia Financial sold approximately 35% of first quarter sales of repossessed vehicles through wholesale auctions, as compared with 30% during calendar year 1996. Arcadia Financial's recovery rates were also reduced during the first quarter of 1997 due to lower pricing of repossessed vehicles sold through Arcadia Financial's retail distribution channels in an attempt to accelerate the liquidation of repossessed vehicles while maintaining consistent credit quality.

    The valuation policy change was also based on an analysis of estimated recovery rates in future periods. Based on its evaluation of certain events that occurred late in the first quarter of 1997, Arcadia Financial believes the recovery rates are not likely to increase above the level experienced during the first quarter of 1997, and certain events may cause a further decline in these rates in future periods. As explained above, Arcadia Financial does not believe that it has sufficient capacity to sell an increasing number of repossessed vehicles through its current network of retail consignment dealers. Accordingly, Arcadia Financial expects to control the size of its repossessed inventory by continuing to increase the use of wholesale auctions to dispose of repossessed vehicles. In addition, Arcadia Financial anticipates a continued softening of the used car market and therefore lower retail and wholesale prices. Factors contributing to this market softening include the recent start-up of superstore competition and forecasted levels of used lease vehicles that will be available in the market. Further, Arcadia Financial considered the risk of potentially higher interest rates which have a direct impact on pricing of vehicles.

    Arcadia Financial's revised valuation policy will require Arcadia Financial to record all repossessed vehicles at recovery rates that reflect expected values to be achieved through wholesale auctions (which Arcadia Financial currently believes to be approximately 60% of principal balance outstanding), regardless of the specific asset disposition strategy to be employed. To the extent actual results are more favorable than wholesale estimates, such recoveries will be reflected in current period earnings when the vehicles are liquidated.

    The Loans in Arcadia Financial's servicing portfolio include Loans other than the Receivables, including Loans which do not meet the criteria for selection as a Receivable. There can be no assurance that the delinquency, loan loss or repossession experience of the Trust with respect to the Receivables will be better than, worse than or comparable to the experience set forth above.

SELECTION CRITERIA

    The Preliminary Initial Receivables represent substantially all Loans in Arcadia Financial's portfolio, owned and not serviced for others, that (i) were not more than 30 days past due as of the Preliminary Cutoff Date, (ii) did not have a remaining principal balance as of the Preliminary Cutoff Date less than $500.00, (iii) did not have a final scheduled payment date prior to December 1, 1997, and (iv) were otherwise eligible under criteria established by Arcadia Financial and Financial Security.

CERTAIN OTHER CHARACTERISTICS

    The Preliminary Initial Receivables (i) had a remaining maturity, as of the Preliminary Cutoff Date, of at least 3 months, but not more than 84 months, (ii) had an original maturity of at least 6 months, but not more than 84 months,
(iii) had an original principal balance of at least $1,016.48 and not more than $76,627.54, (iv) had a remaining principal balance, as of the Preliminary Cutoff Date, of at least $576.03 and not more than $76,627.54 and (v) had an APR of at least 7.75% and not more than 24.75%. Approximately 15.47% of the Aggregate Principal Balance of the Preliminary Initial Receivables, as of the Preliminary Cutoff Date, was attributable to Loans for the purchase of new Financed Vehicles, and approximately 84.53% of the Aggregate Principal Balance was attributable to loans for the purchase of used Financed Vehicles. The Preliminary Initial Receivables were purchased from more than 4,500 Dealers. Not more than 0.66% of the Aggregate Principal Balance of the Preliminary Initial Receivables as of the Preliminary Cutoff Date was originated by any single Dealer. The ten most significant Dealers, each of whom individually accounted for at least 0.31% of the Aggregate Principal Balance as of the Preliminary Cutoff Date, in the aggregate, originated approximately 4.19% of the Aggregate Principal Balance as of the Preliminary Cutoff Date. Approximately 96.59% of the Preliminary Initial Receivables, by principal balance, are simple interest obligations, and interest on the remaining 3.41% of the Preliminary Initial Receivables is computed on an actuarial basis, with prepayment rebates computed according to the Rule of 78's. Neither the Seller, Arcadia Financial nor the Servicer may substitute other Loans for the Receivables at any time during the term of the Sale and Servicing Agreement.

    The composition and distribution by APR and geographic concentration of the Receivables Pool as of the Preliminary Cutoff Date are set forth in the following tables:

               COMPOSITION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

 WEIGHTED
  AVERAGE          AGGREGATE          NUMBER OF       AVERAGE                         WEIGHTED AVERAGE
  APR OF           PRINCIPAL        RECEIVABLES IN   PRINCIPAL    WEIGHTED AVERAGE   ORIGINAL SCHEDULED
RECEIVABLES         BALANCE              POOL         BALANCE    REMAINING TERM (1)       TERM (1)
-----------   -------------------   --------------   ----------  ------------------  ------------------
 16.28 %        $  438,770,933.96       31,593       $13,888.23     65.6 months         66.0 months

------------------------------

(1) Based on Scheduled Payments due after the Preliminary Cutoff Date (in the case of the Weighted Average Remaining Term) and assuming no prepayments on the Preliminary Initial Receivables.

           DISTRIBUTION BY APR OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                           NUMBER OF        AGGREGATE       PERCENT OF AGGREGATE
APR RANGE (%)                             RECEIVABLES   PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------  -----------   -----------------   --------------------
 7.00 to  7.99..........................         1       $       5,079.78               *
 8.00 to  8.99..........................         7             130,358.71              0.03%
 9.00 to  9.99..........................        64             926,960.36              0.21%
10.00 to 10.99..........................       397           6,348,114.11              1.45%
11.00 to 11.99..........................     1,237          20,220,171.84              4.61%
12.00 to 12.99..........................     2,331          37,863,113.22              8.63%
13.00 to 13.99..........................     2,869          45,837,496.59             10.45%
14.00 to 14.99..........................     3,034          47,130,290.63             10.74%
15.00 to 15.99..........................     2,479          36,229,310.96              8.26%
16.00 to 16.99..........................     3,243          48,431,047.15             11.04%
17.00 to 17.99..........................     4,300          58,320,273.51             13.29%
18.00 to 18.99..........................     4,678          62,138,425.67             14.15%
19.00 to 19.99..........................     3,868          45,273,969.49             10.32%
20.00 to 20.99..........................     1,953          20,296,775.77              4.63%
21.00 to 21.99..........................       889           7,714,913.72              1.76%
22.00 to 24.75..........................       243           1,904,632.45              0.43%
                                          -----------   -----------------         ------
                                            31,593       $ 438,770,933.96            100.00%
                                          -----------   -----------------         ------
                                          -----------   -----------------         ------

------------------------

* Represents an amount greater than zero but less than .005% of the Aggregate Principal Balance.

        GEOGRAPHIC CONCENTRATION OF THE PRELIMINARY INITIAL RECEIVABLES
                       AS OF THE PRELIMINARY CUTOFF DATE

                                           NUMBER OF        AGGREGATE       PERCENT OF AGGREGATE
STATE                                     RECEIVABLES   PRINCIPAL BALANCE    PRINCIPAL BALANCE
----------------------------------------  -----------   -----------------   --------------------
Texas...................................     4,861       $  74,292,882.52             16.93%
California..............................     2,048          29,421,587.14              6.71%
Florida.................................     2,018          28,909,686.07              6.59%
Georgia.................................     1,819          25,845,600.71              5.89%
Tennessee...............................     1,836          24,080,519.96              5.49%
Oklahoma................................     1,793          23,693,490.89              5.40%
Arizona.................................     1,338          20,329,067.26              4.63%
South Carolina..........................     1,271          17,583,598.25              4.01%
Missouri................................     1,309          16,780,477.53              3.82%
North Carolina..........................     1,096          15,428,309.32              3.52%
Colorado................................     1,098          14,558,263.55              3.32%
Oregon..................................       994          13,630,470.38              3.11%
Washington..............................       922          11,894,518.07              2.71%
Minnesota...............................       907          11,676,894.49              2.66%
Kentucky................................       803          10,988,092.73              2.50%
Nevada..................................       657           9,900,920.20              2.26%
New York................................       772           9,049,060.48              2.06%
Maryland................................       505           7,670,937.80              1.75%
Massachusetts...........................       603           7,445,790.53              1.70%
Ohio....................................       556           7,111,725.63              1.62%
New Mexico..............................       372           5,650,527.96              1.29%
Connecticut.............................       423           5,492,860.11              1.25%
Wisconsin...............................       408           5,189,097.56              1.18%
Utah....................................       325           4,477,146.08              1.02%
Nebraska................................       369           4,410,732.28              1.00%
Illinois................................       290           3,804,395.11              0.87%
All other states........................     2,200          29,454,281.35              6.71%
                                          -----------   -----------------         ------
                                            31,593       $ 438,770,933.96            100.00%
                                          -----------   -----------------         ------
                                          -----------   -----------------         ------

                             ARCADIA FINANCIAL LTD.

    Arcadia Financial acquired Loans totalling approximately $97.8 million, $305.8 million, $743.3 million, $2,052.4 million and $2,750.6 million for the calendar years ended December 31, 1992, 1993, 1994, 1995 and 1996, respectively, and $1,520.4 million for the six months ended June 30, 1997, and maintained, as of June 30, 1997, a servicing portfolio of approximately $4,514.0 million, consisting of approximately $51.5 million of Loans owned and held for sale and approximately $4,462.5 million of Loans serviced in connection with securitization transactions. As of June 30, 1997, approximately 74.6% of Arcadia Financial's servicing portfolio consisted of Loans secured by used vehicles, of which approximately 33.8% were current model year at the time of origination. As of June 30, 1997, Arcadia Financial had total assets of approximately $822.6 million and shareholders' equity of approximately $335.3 million.

RECENT DEVELOPMENTS

    In September 1996, the United States Olympic Committee notified Olympic Financial Ltd. that it must cease using Olympic in its name by June 1, 1997. In compliance with such notice, Olympic Financial Ltd. changed its name to Arcadia Financial Ltd. on April 29, 1997, and is currently operating under the name Arcadia Financial Ltd.

    On February 26, 1997, Arcadia Financial was served with a complaint in Texas state court in a case entitled Askey and Askey, Individually and on Behalf of All Others Similarly Situated v. Gillespie Motor Company and Arcadia Financial Ltd (f/k/a Olympic Financial Ltd.). The complaint alleges that the named plaintiffs' new car loan had been originated by a dealer at an annual percentage rate that was 0.1% above the 18.0% maximum allowed by Texas law and assigned to Arcadia Financial. In addition, this complaint seeks certification of a class of plaintiffs consisting of (i) all persons who purchased a new motor vehicle from the named defendant dealer within the preceding four year period pursuant to a retail installment contract with an annual percentage rate in excess of 18.0% and (ii) all persons who purchased a new motor vehicle from any dealer within the state of Texas within the preceding four year period pursuant to a retail installment contract with an annual percentage rate in excess of 18.0% and which contract was assigned to Arcadia Financial. Arcadia Financial has reviewed the allegations contained in this lawsuit and does not believe that this litigation will have a material adverse effect on Arcadia Financial's financial condition or results of operations. This belief is based in part on Arcadia Financial's understanding, after consultation with Texas counsel, that under Texas law the maximum damages recoverable if a class were certified in the case would not exceed approximately $200,000 in the aggregate.

    In connection with its review of the allegations contained in this complaint, Arcadia Financial conducted a review of all loans that Arcadia Financial has purchased since inception. Arcadia Financial determined that Arcadia Financial's "buy rate" (the rate of interest that Arcadia Financial informs dealers it is willing to accept when purchasing a given loan) has in substantially all cases been below the maximum permissible interest rate under applicable state law. In approximately 2,500 of the approximately 505,000 loans that Arcadia Financial has purchased since inception, however, the ultimate contract rate to borrowers exceeded such maximum permissible rates. Arcadia Financial believes that this resulted primarily from the amount of dealer participation fees or related fees and amounts added to Arcadia Financial's "buy rate" by dealers. Arcadia Financial has taken action that it believes will prevent a recurrence of purchases of such loans. Under the terms of Arcadia Financial's agreements with its dealers, dealers are prohibited from charging contract interest rates in excess of the statutory maximum rates.

    Arcadia Financial believes that it has taken sufficient action under applicable state law to effect cures of such loans where available (including in Texas) and otherwise to limit its exposure to claims by borrowers. As to all such loans, Arcadia Financial has recourse against the originating dealer, which Arcadia Financial intends to pursue as it deems appropriate. Arcadia Financial is likely to be required to repurchase any such loans owned by securitization trusts. Following repurchase, Arcadia Financial may be able to resecuritize certain of such loans.

    There can be no assurance as to the effectiveness of the remedial steps Arcadia Financial has taken or intends to take with respect to loans having contract rates that exceeded maximum permissible rates.

Similarly, there can be no assurance that Arcadia Financial's past purchase of such loans or any current or future litigation relating to such loans will not have a material adverse effect on Arcadia Financial's financial condition or results of operations.

    In 1997, shareholders have commenced five separate actions against Arcadia Financial and certain named directors and officers of Arcadia Financial. Each action contains substantially the same allegations. In each case, the plaintiff alleges that the defendants, in violation of federal securities laws, engaged in a scheme that had the effect of artificially inflating, maintaining and otherwise manipulating the value of Arcadia Financial's Common Stock by, among other things, making baseless, false and misleading statements about the current state and future prospects of Arcadia Financial, particularly with respect to the Classic program and the refinancing of repossessed automobiles. Each plaintiff alleges that this scheme included making false and misleading statements and/or concealing material adverse facts. Each plaintiff seeks certification of the case as a class action on behalf of all persons or entities who purchased the Common Stock of Arcadia Financial during the period from November 28, 1994 to March 3, 1997. Arcadia Financial has reviewed each complaint and believes that each suit is without merit. Arcadia Financial intends to defend each suit vigorously. Arcadia Financial also intends to move to consolidate these actions in the United States District Court for the District of Minnesota. There can, however, be no assurance that Arcadia Financial will prevail in such defenses or proposed consolidation or that the litigations will not have a material adverse effect on Arcadia Financial's financial condition or results of operations.

                       FINANCIAL SECURITY ASSURANCE INC.

    The following information has been obtained from Financial Security and has not been verified by the Seller, Arcadia Financial or the Underwriters. No representation or warranty is made by the Seller, Arcadia Financial or the Underwriters with respect thereto.

GENERAL

    Financial Security is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed to engage in the financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities-- thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprises Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

    Financial Security's claims-paying ability is rated Aaa by Moody's and AAA by S&P, Fitch Investors Service, L.P., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors-Ratings on Notes" herein.

CAPITALIZATION

    The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of June 30, 1997 (in thousands):

                                                                                        JUNE 30, 1997
                                                                                        --------------
                                                                                         (UNAUDITED)
Deferred Premium Revenue
 (net of prepaid reinsurance premiums)................................................   $    401,251
                                                                                        --------------
Shareholder's Equity:
  Common Stock........................................................................         15,000
  Additional Paid-In Capital..........................................................        650,370
  Unrealized Gain on Investments (net of deferred income taxes).......................         11,876
  Accumulated Earnings................................................................        183,963
                                                                                        --------------
Total Shareholder's Equity............................................................        861,209
                                                                                        --------------
Total Deferred Premium Revenue
 and Shareholder's Equity.............................................................   $  1,262,460
                                                                                        --------------
                                                                                        --------------

    For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining whether its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

    Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each such insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

    The Note Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

                            DESCRIPTION OF THE NOTES

GENERAL

    The Notes will be issued pursuant to the terms of the Indenture, a form of which has been filed as an exhibit to the Registration Statement. A copy of the Indenture will be filed with the Commission following the issuance of the Notes. The following summary describes certain terms of the Notes and the Indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Notes and the Indenture. The following summary supplements the description of the general terms and provisions of the Notes of any given series and the related Indenture set forth in the accompanying Prospectus, to which description reference is hereby made. The Chase Manhattan Bank, a New York banking corporation whose corporate trust office is located in New York, New York, will be the Indenture Trustee.

PAYMENTS OF INTEREST

    Interest on the principal balance of each class of Notes will accrue at the applicable Interest Rate and will be payable to the Noteholders of such class monthly on each Distribution Date, commencing October 15, 1997. Interest will accrue from and including September 18, 1997 (in the case of the first Distribution Date) or from and including the most recent Distribution Date on which interest has been paid to but excluding October 15, 1997 (in the case of the first Distribution Date) or to but excluding the following Distribution Date (each, an "Interest Period"). Interest on the Class A-1 Notes will be calculated on the basis of the actual days elapsed in each Interest Period and a 360-day year. Interest on the Notes, other than the Class A-1 Notes, will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Interest accrued as of any Distribution Date but not paid on such Distribution Date will be due on the next Distribution Date, together with interest on such amount at the applicable Interest Rate (to the extent lawful). Interest payments on the Notes will be made from Available Funds (as defined herein) after reimbursement of the Servicer for prior Monthly Advances, payment of accrued and unpaid trustees' fees and other administrative fees of the Trust and payment of the Servicing Fee. See "Description of the Purchase Agreements and the Trust Documents--Distributions" herein.

PAYMENTS OF PRINCIPAL

    Principal payments will be made to the Noteholders on each Distribution Date in an amount equal to the sum of the following amounts with respect to the related Monthly Period: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including full and partial principal prepayments, received during such Monthly Period, (ii) the principal balance of each Receivable that became a Liquidated Receivable during such Monthly Period, (iii) the principal balance of each Receivable that was repurchased by Arcadia Financial or the Servicer as of the last day of such Monthly Period, and, at the option of Financial Security, the principal balance of each Receivable that was required to be, but was not, so repurchased, (iv) the aggregate amount of any reduction of the principal balance of a Receivable as a result of a court order in an insolvency proceeding and (v) any unpaid portion of the amounts included in clauses (i), (ii), (iii) and (iv) above with respect to a prior Distribution Date. Principal payments on the Notes will be made from Available Funds after reimbursement of the Servicer for prior Monthly Advances, payment of accrued and unpaid trustees' fees and other administrative fees of the Trust, payment of the Servicing Fee and after distribution of the Noteholders' Interest Distributable Amount. See "Description of the Purchase Agreements and the Trust Documents--Distributions" herein.

    Principal payments on the Notes will be applied on each Distribution Date, first, to the principal balance of the Class A-1 Notes until such principal balance is reduced to zero, then to the principal balance of the Class A-2 Notes until such principal balance is reduced to zero, then to the principal balance of the Class A-3 Notes until such principal balance is reduced to zero, then to the principal balance of the Class A-4 Notes until such principal balance is reduced to zero and then to the principal balance of the Class A-5 Notes until such principal balance is reduced to zero. The principal balance of the Class A-1

Notes, to the extent not previously paid, will be due on the Class A-1 Final Scheduled Distribution Date, the principal balance of the Class A-2 Notes, to the extent not previously paid, will be due on the Class A-2 Final Scheduled Distribution Date, the principal balance of the Class A-3 Notes, to the extent not previously paid, will be due on the Class A-3 Final Scheduled Distribution Date, the principal balance of the Class A-4 Notes, to the extent not previously paid, will be due on the Class A-4 Final Scheduled Distribution Date and the principal balance of the Class A-5 Notes, to the extent not previously paid, will be due on the Class A-5 Final Scheduled Distribution Date. The actual date on which the aggregate outstanding principal amount of any class of Notes is paid may be earlier than the Final Scheduled Distribution Date for such class, depending on a variety of factors.

MANDATORY REDEMPTION

    Each class of Notes will be redeemed in part on the Distribution Date on or immediately following the last day of the Funding Period in the event that any portion of the Pre-Funded Amount remains on deposit in the Pre-Funding Account after giving effect to the purchase of all Subsequent Receivables, including any such purchase on such date (a "Mandatory Redemption"). The aggregate principal amount of each class of Notes to be redeemed will be an amount equal to such class's pro rata share (based on the respective current principal balance of each class of Notes) of the remaining Pre-Funded Amount on such date (such class's "Note Prepayment Amount").

    A Note Prepayment Premium will be payable by the Trust to the Noteholders of each class if the Pre-Funded Amount at the end of the Funding Period exceeds $100,000. The Note Prepayment Premium for a class of Notes will equal the excess, if any, discounted as described below, of (i) the amount of interest that would have accrued on such class's Note Prepayment Amount at the Interest Rate borne by such class of Notes during the period commencing on and including the Distribution Date on which such class's Note Prepayment Amount is required to be distributed to the Noteholders of such class to but excluding December 11, 1997 in the case of the Class A-1 Notes, September 30, 1998 in the case of the Class A-2 Notes, August 31, 1999 in the case of the Class A-3 Notes, August 15, 2000 in the case of the Class A-4 Notes, and July 31, 2001 in the case of the Class A-5 Notes, over (ii) the amount of interest that would have accrued on such class's Note Prepayment Amount over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the Determination Date preceding such Distribution Date on the United States Treasury Bill due December 11, 1997, in the case of the Class A-1 Notes, on the 6.000% United States Treasury Note due September 30, 1998 in the case of the Class A-2 Notes, the 5.875% United States Treasury Note due August 31, 1999 in the case of the Class A-3 Notes, the 6.000% United States Treasury Note due August 15, 2000 in the case of the Class A-4 Notes, and the 6.625% United States Treasury Note due July 31, 2001 in the case of the Class A-5 Notes. Such excess shall be discounted to present value to such Distribution Date at the applicable yield described in clause (ii) above. The Trust's obligation to pay the Note Prepayment Premiums shall be limited to funds which are received from the Seller under the Sale and Servicing Agreement as liquidated damages for the failure to deliver Subsequent Receivables. No other assets of the Trust will be available for the purpose of making such payment. The Note Policy does not guarantee payment of the Note Prepayment Premiums or the Note Prepayment Amounts, although the Note Policy does guarantee payment of the Noteholders' Interest Distributable Amount and the Noteholders' Principal Distributable Amount with respect to each class of Notes on its respective Final Scheduled Distribution Date. In addition, the ratings assigned to the Notes by the Rating Agencies do not address the likelihood that the Note Prepayment Amounts or the Note Prepayment Premiums will be paid.

OPTIONAL REDEMPTION

    The Class A-5 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any Distribution Date on which the Seller or the Servicer exercises its option to purchase the Receivables. The Seller or the Servicer may purchase the Receivables when the Aggregate Principal Balance has declined to 10% or less of the Original Pool Balance, as described in the accompanying Prospectus under "Description of the Purchase Agreements and the Trust Documents--Termination." Such redemption will effect early retirement of the Class A-5 Notes. The redemption price will be equal to the unpaid principal amount of the Class A-5 Notes of each such class, plus accrued and unpaid interest thereon (the "Redemption Price").

EVENTS OF DEFAULT

    Unless an Insurer Default shall have occurred and be continuing, "Events of Default" under the Indenture will consist of those events defined in the Insurance Agreement as Insurance Agreement Indenture Cross Defaults, and will constitute an Event of Default under the Indenture only if Financial Security shall have delivered to the Trust and the Indenture Trustee, and not rescinded, a written notice specifying that any such Insurance Agreement Indenture Cross Default constitutes an Event of Default under the Indenture. "Insurance Agreement Indenture Cross Defaults" consist of: (i) a demand for payment being made under the Note Policy; (ii) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust; (iii) the Trust becoming taxable as an association (or publicly traded partnership) taxable as a corporation for federal or state income tax purposes; (iv) on any Distribution Date, the sum of the Available Funds with respect to such Distribution Date plus the amount (if any) on deposit in the Reserve Account and certain funds held by the Collateral Agent being less than the sum of the amounts described in clauses 1-6 under "Description of the Purchase Agreements and the Trust Documents-Distributions" herein; and (v) any failure to observe or perform in any material respect any other covenants or agreements in the Indenture, or any representation or warranty of the Trust made in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith proving to have been incorrect in any material respect when made, and such failure continuing or not being cured, or the circumstance or condition in respect of which such misrepresentation or warranty was incorrect not having been eliminated or otherwise cured, for 30 days after the giving of written notice of such failure or incorrect representation or warranty to the Trust and the Indenture Trustee by Financial Security.

    Upon the occurrence of an Event of Default, so long as an Insurer Default shall not have occurred and be continuing, Financial Security shall have the right, but not the obligation, to cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part, on any date or dates following the acceleration of the Notes due to such Event of Default as Financial Security, in its sole discretion, shall elect, and to deliver the proceeds of such liquidation to the Indenture Trustee for distribution in accordance with the terms of the Indenture. Financial Security may not, however, cause the Indenture Collateral Agent to liquidate the Trust Property in whole or in part if the proceeds of such liquidation would not be sufficient to pay all outstanding principal of and accrued interest on the Notes, unless such Event of Default arose from a claim being made on the Note Policy or from certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. Following the occurrence of any Event of Default, the Indenture Trustee and the Owner Trustee will continue to submit claims under the Note Policy for any shortfalls in the Scheduled Payments on the Notes. Following any Event of Default under the Indenture, Financial Security may elect to pay all or any portion of the outstanding amount of the Notes, plus accrued interest thereon. See "The Note Policy" herein.

    If an Insurer Default has occurred and is continuing, "Events of Default" under the Indenture will consist of the Events of Default described in the accompanying Prospectus under "The Notes-The Indenture," and the Indenture Trustee and the Noteholders will have the rights under the Indenture described therein.

         DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE TRUST DOCUMENTS

    The following summary describes certain terms of the Purchase Agreements and any Subsequent Purchase Agreement (together, the "Purchase Agreements"), and the Sale and Servicing Agreement, any Subsequent Transfer Agreement and the Trust Agreement (together, the "Trust Documents"). Forms of the Purchase Agreements and the Trust Documents have been filed as exhibits to the Registration Statement. A copy of the Purchase Agreements and the Trust Documents will be filed with the Commission following the issuance of the Notes. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Purchase Agreements and the Trust Documents. The following summary supplements the description of the general terms and provisions of Purchase Agreements and the Trust Documents (as such terms are used in the accompanying Prospectus) set forth in the accompanying Prospectus, to which description reference is hereby made.

    The Sale and Servicing Agreement will not permit modifications of Receivables to avoid prepayments by Obligors. See "Description of the Purchase Agreements and the Trust Documents-Servicing Procedures" in the accompanying Prospectus.

SALE AND ASSIGNMENT OF RECEIVABLES; SUBSEQUENT RECEIVABLES

    Certain information with respect to the sale of the Initial Receivables by Arcadia Financial to the Seller pursuant to the Purchase Agreements and the conveyance of the Initial Receivables from the Seller to the Trust on the Closing Date pursuant to the Sale and Servicing Agreement is set forth under "Description of the Purchase Agreements and the Trust Documents-Sale and Assignment of Receivables" in the accompanying Prospectus. In addition, during the Funding Period, pursuant to the Sale and Servicing Agreement, the Seller will be obligated to sell to the Trust Subsequent Receivables having an aggregate principal balance equal to approximately $232,500,000 (such amount being equal to the initial Pre-Funded Amount) to the extent that such Subsequent Receivables are available.

    During the Funding Period, on each Subsequent Transfer Date, subject to the conditions described below, the Seller will sell and assign to the Trust, without recourse, the Seller's entire interest in the Subsequent Receivables designated by the Seller as of the related Subsequent Cutoff Date and identified in a schedule attached to a Subsequent Transfer Agreement relating to such Subsequent Receivables executed on such date by the Seller. Upon the conveyance of Subsequent Receivables to the Trust on a Subsequent Transfer Date, (i) the Aggregate Principal Balance will increase in an amount equal to the aggregate principal balances of the Subsequent Receivables, (ii) the Class A-1 Holdback Amount (described under "-Accounts" below), if any, for such Subsequent Transfer Date will be withdrawn from the Pre-Funding Account and deposited in the Class A-1 Holdback Subaccount (described under "-Accounts" below), and (iii) an amount equal to the aggregate principal balances of such Subsequent Receivables less the Class A-1 Holdback Amount will be withdrawn from the Pre-Funding Account and paid to or upon the order of the Seller.

    Any conveyance of Subsequent Receivables is subject to the satisfaction, on or before the related Subsequent Transfer Date, of the following conditions, among others: (i) each such Subsequent Receivable satisfies the eligibility criteria specified in the Sale and Servicing Agreement; (ii) Financial Security (so long as no Insurer Default shall have occurred and be continuing) shall in its absolute and sole discretion have approved the transfer of such Subsequent Receivables to the Trust; (iii) as of each applicable Subsequent Cutoff Date, the Receivables in the Trust together with the Subsequent Receivables to be conveyed by the Seller as of such Subsequent Cutoff Date, meet the following criteria (computed based on the characteristics of the Initial Receivables on the Initial Cutoff Date and any Subsequent Receivables on the related Subsequent Cutoff Date): (a) the weighted average APR of such Receivables will not be less than one percent less than the weighted average APR of the Preliminary Initial Receivables on the Preliminary Cutoff Date, (b) the weighted average remaining term of such Receivables will not be greater than 67 months nor less than 63 months, (c) not more than 87% of the principal balances of such Receivables will be attributable to Loans for the purchase of used Financed Vehicles, (d) not more than 58% of the Aggregate Principal Balance of such Receivables will represent Receivables originated under Arcadia Financial's

"Classic" program and (e) not more than 3% of the principal balances of such Receivables will have an APR in excess of 21%, and the Trust, the Indenture Trustee, the Owner Trustee and Financial Security shall have received written confirmation from a firm of certified independent public accountants as to the satisfaction of the criteria in clauses (a) through (e) above; (iv) the Seller shall have executed and delivered to the Trust (with a copy to the Indenture Trustee) a Subsequent Transfer Agreement conveying such Subsequent Receivables to the Trust (including a schedule identifying such Subsequent Receivables); (v) the Class A-1 Holdback Amount, if any, shall have been deposited in the Class A-1 Holdback Subaccount (described under "-Accounts" below); (vi) the Seller shall have delivered certain opinions of counsel to the Indenture Trustee, the Owner Trustee, Financial Security and the Rating Agencies with respect to the validity of the conveyance of such Subsequent Receivables; and (vii) the Rating Agencies shall have each notified the Seller, the Owner Trustee, the Indenture Trustee and Financial Security in writing that, following the addition of all such Subsequent Receivables, the Class A-1 Notes will be rated A-1+ by S&P and P-1 by Moody's, and the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes will be rated AAA by S&P and Aaa by Moody's.

    Subsequent Receivables may have been originated by Arcadia Financial at a later date using credit criteria different from the criteria applied with respect to the Initial Receivables. See "Risk Factors-The Receivables and the Pre-Funding Account" and "The Receivables Pool" herein.

ACCOUNTS

    The Servicer will establish and maintain one or more accounts, in the name of the Indenture Trustee on behalf of the Noteholders, into which all payments made on or with respect to the Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain an account, in the name of the Indenture Trustee on behalf of the Noteholders, in which amounts released from the Collection Amount for distribution to Noteholders will be deposited and from which all distributions to Noteholders will be made (the "Note Distribution Account"). The Collection Account and the Note Distribution Account are collectively referred to herein as the "Designated Accounts." See "Description of the Purchase Agreements and the Trust Documents-Collections" in the accompanying Prospectus.

    In addition to the Designated Accounts, the Servicer will also establish and will maintain the Pre-Funding Account in the name of the Indenture Trustee on behalf of the Noteholders.

    The Servicer will also establish and maintain an account (the "Reserve Account") in the name of the Indenture Trustee on behalf of the Noteholders. On the Closing Date, the Seller will deposit an amount equal to the Requisite Reserve Amount (as described below) as of the Closing Date in the Reserve Account. On each Draw Date (as described below) during the Funding Period, if the Available Funds are insufficient to distribute the amounts described in clauses 1-6 under "-Distributions" below, the Indenture Trustee will withdraw from the Reserve Account the amount of such shortfall (but in no event more than the difference between (i) the amount on deposit in the Reserve Account and (ii) the Requisite Reserve Amount for the related Distribution Date), and deposit such amount in the Collection Account. On each Subsequent Transfer Date, the Servicer will recalculate the Requisite Reserve Amount, and any funds in the Reserve Account in excess of such amount will be distributed to the Seller. If the amount in the Reserve Account on such Subsequent Transfer Date is less than the Requisite Reserve Amount, such amount will be transferred to the Reserve Account from the funds that would otherwise be paid to the Seller from the Pre-Funding Account.

    The "Requisite Reserve Amount" as of any date during the Funding Period will equal the product of (i) the difference between (A) the weighted average of the Interest Rates for each class of Notes (based on the outstanding principal amount of each class of Notes on such date) and (B) the assumed yield (2.5% per annum) of investments of funds in the Pre-Funding Account, divided by 360, (ii) the Pre-Funded Amount on such date and (iii) the number of days remaining until the Distribution Date in November 1997.

    In addition, on any Subsequent Transfer Date a "Class A-1 Holdback Amount" (as defined in the Sale and Servicing Agreement, and determined by the amount, if any, by which the actual Principal Balance of Subsequent Receivables transferred to the Trust on or prior to such date is less than the amount set forth in a schedule of assumed amounts), if any, will be withheld from funds in the Pre-Funding Account that would otherwise be paid to the Seller on such Subsequent Transfer Date and will be deposited into a subaccount (the "Class A-1 Holdback Subaccount") of the Reserve Account. The Class A-1 Holdback Subaccount is intended to ensure that, notwithstanding a slower than expected delivery of Subsequent Receivables by the Seller during the Funding Period, sufficient funds will be available to retire the Class A-1 Notes on the Class A-1 Final Scheduled Distribution Date. Any funds in the Class A-1 Holdback Subaccount (less the amount, if any, required to be applied to reduce the principal balance of the Class A-1 Notes to zero on the Class A-1 Final Scheduled Distribution Date) will be released to the Seller on the Distribution Date on which the Class A-1 Notes are paid in full, and funds in the Class A-1 Holdback Subaccount will not be available for any other purpose.

    Funds in the Designated Accounts, the Pre-Funding Account and the Reserve Account will be invested in Eligible Investments, and investment earnings will be added to Available Funds on each Distribution Date.

DISTRIBUTIONS

    On or before the sixth Business Day prior to each Distribution Date (each such date, a "Determination Date"), the Servicer will deliver to the Indenture Trustee, the Owner Trustee, Financial Security and each Rating Agency a certificate (the "Servicer's Certificate") setting forth, among other things, the following amounts with respect to the preceding Monthly Period and the related Distribution Date: (i) the amount of funds in the Collection Account allocable to collections on the Receivables in the preceding Monthly Period (excluding any Monthly Advances and any Purchase Amounts) (the "Collected Funds"); (ii) the Purchase Amount of all Receivables repurchased by Arcadia Financial or the Servicer as of the related Deposit Date; (iii) the Monthly Advances made by the Servicer and the amounts which the Servicer is entitled to be reimbursed for prior Monthly Advances; (iv) the amount of Available Funds;
(v) the Noteholders' Interest Distributable Amount; (vi) the Noteholders' Principal Distributable Amount; and (vii) the Servicing Fee.

    On each Distribution Date, the Servicer shall instruct the Indenture Trustee to distribute the Available Funds in the following order of priority:

        1. To the Servicer, the amount the Servicer is entitled to be reimbursed for prior Monthly Advances.

        2. To the Indenture Trustee and the Owner Trustee, any accrued and unpaid trustees' fees and any accrued and unpaid fees of the separate Lockbox Bank, Custodian, Backup Servicer, Indenture Collateral Agent, Administrator or Collateral Agent (described below) (in each case, to the extent such fees have not been previously paid by the Servicer or Arcadia Financial).

        3.  To the Servicer, the Servicing Fee for the related Monthly Period.

        4. To the Note Distribution Account, the Noteholders' Interest Distributable Amount.

        5. To the Note Distribution Account, the Noteholders' Principal Distributable Amount, to be distributed first to the Class A-1 Noteholders in reduction of principal until the principal balance of the Class A-1 Notes has been reduced to zero, then to the Class A-2 Noteholders in reduction of principal until the principal balance of the Class A-2 Notes has been reduced to zero, then to the Class A-3 Noteholders in reduction of principal until the principal balance of the Class A-3 Notes has been reduced to zero, then to the Class A-4 Noteholders in reduction of principal until the principal balance of the Class A-4 Notes has been reduced to zero and then to the Class A-5 Noteholders in reduction of principal until the principal balance of the Class A-5 Notes has been reduced to zero.

        6. To Financial Security, any amounts owing to Financial Security under the Insurance Agreement and not paid.

        7. Any Available Funds remaining in the Collection Account after distributing the amounts described above will be payable to the Seller as compensation for obtaining the Note Policy, paying the premiums thereon and maintaining all necessary related arrangements for the benefit of Financial Security (such compensation, including amounts paid to Financial Security described above, being hereinafter referred to as the "Credit Enhancement Fee"), but shall be transferred to a financial institution acting as collateral agent (the "Collateral Agent") on behalf of Financial Security, the Indenture Trustee and the Owner Trustee and the trustees for other trusts and warehousing facilities established and to be established by the Seller. Unless an Insurer Default has occurred and is continuing, Financial Security will control the disposition of any funds held by the Collateral Agent.

    If the Notes are accelerated following an Event of Default under the Indenture, amounts collected will be distributed in the order described above.

    The following sets forth an example of the application of the foregoing to a hypothetical monthly distribution:

September 1--September 30...............  MONTHLY PERIOD. Scheduled Payments and any prepayments and other collections on the Receivables are received and
                                          deposited into the Collection Account.
October 6...............................  DEPOSIT DATE. On or before this date, Arcadia Financial and the Servicer will make required payments of Purchase Amounts to the Collection Account.
October 7...............................  DETERMINATION DATE. On or before this date the Servicer will deposit all Monthly Advances and notify the Indenture
                                          Trustee of, among other things, the amounts available in the
                                          Collection Account and the amounts required to be
                                          distributed on the Distribution Date.
October 10..............................  DRAW DATE. On this date, the Indenture Trustee will withdraw funds, if necessary, from the Reserve Account (during the
                                          Funding Period and subject to the limitation described under
                                          "-Accounts") and deposit such funds in the Collection
                                          Account. In addition, the Indenture Trustee will make any
                                          required claims under the Note Policy if the funds in the
                                          Note Distribution Account (plus any amounts deposited
                                          therein by the Collateral Agent) are insufficient to pay in full the Noteholders' Distributable Amount.
October 14..............................  RECORD DATE. Distributions on the Distribution Date will be made to Noteholders of record at the close of business on
                                          this date.
October 15..............................  DISTRIBUTION DATE. The Indenture Trustee will reimburse the
                                          Servicer for prior Monthly Advances, pay all accrued and
                                          unpaid trustees' fees and other administrative fees of the
                                          Trust, pay the Servicing Fee and distribute to Noteholders all amounts in the Note Distribution Account. The Indenture
                                          Trustee will pay any amounts owing to Financial Security and will transfer the Credit Enhancement Fee to the Collateral
                                          Agent.

    For the purposes hereof, the following terms shall have the following meanings:

    "AVAILABLE FUNDS" means, with respect to any Distribution Date, the sum of the Collected Funds, any Purchase Amounts, all Monthly Advances and all earnings from the investment of funds in the Collection Account, the Pre-Funding Account and the Reserve Account during the Monthly Period.

    "LIQUIDATED RECEIVABLE" means a Receivable as to which (i) 91 days have elapsed since the Servicer repossessed the related Financed Vehicle, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) all or some portion of a Scheduled Payment has become more than 180 days past due.

    "NOTEHOLDERS' DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Principal Distributable Amount and the Noteholders' Interest Distributable Amount.

    "NOTEHOLDERS' INTEREST CARRYOVER SHORTFALL" means, with respect to any Distribution Date and a class of Notes, the excess of the Noteholders' Interest Distributable Amount for such class for the preceding Distribution Date, over the amount in respect of interest that was actually deposited in the Note Distribution Account with respect to such class on such preceding Distribution Date, plus interest on the amount of interest due but not paid to Noteholders of such class on the preceding Distribution Date, to the extent permitted by law, at the Interest Rate borne by such class of Notes from such preceding Distribution Date to but excluding the current Distribution Date.

    "NOTEHOLDERS' INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the sum of the Noteholders' Monthly Interest Distributable Amount for each class of Notes for such Distribution Date and the Noteholders' Interest Carryover Shortfall for each class of Notes for such Distribution Date.

    "NOTEHOLDERS' MONTHLY INTEREST DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, the product of (i)(A) in the case of the Class A-1 Notes, the product of the Class A-1 Rate and a fraction, the numerator of which is the number of days elapsed from and including the most recent date to which interest has been paid (or, in the case of the first Distribution Date, the number of days from and including September 18, 1997 to but excluding October 15, 1997) to but excluding such Distribution Date and the denominator of which is 360 and (B) in the case of the Notes other than the Class A-1 Notes, one-twelfth of the Interest Rate for such class (or, in the case of the first Distribution Date, the Interest Rate for such class multiplied by a fraction, the numerator of which is the number of days elapsed from and including September 18, 1997 to but excluding October 15, 1997 and the denominator of which is 360, based on the assumption that the last day of each month is the 30th) and (ii) the outstanding principal balance of the Notes of such class on the immediately preceding Distribution Date (or, in the case of the first Distribution Date, on the Closing Date), after giving effect to all payments of principal to the Noteholders of such class on or prior to such Distribution Date (or, in the case of the first Distribution Date, on the Closing Date).

    "NOTEHOLDERS' MONTHLY PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date, 100% of the Principal Distribution Amount.

    "NOTEHOLDERS' PRINCIPAL CARRYOVER SHORTFALL" means, as of the close of any Distribution Date, the excess of the Noteholders' Principal Distributable Amount for the preceding Distribution Date over the amount in respect of principal that was actually deposited in the Note Distribution Account on such Distribution Date.

    "NOTEHOLDERS' PRINCIPAL DISTRIBUTABLE AMOUNT" means, with respect to any Distribution Date (other than the Final Scheduled Distribution Date for any class of Notes), the sum of the Noteholders' Monthly Principal Distributable Amount for such Distribution Date and the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date. The Noteholders' Principal Distributable Amount on the Final Scheduled Distribution Date for any class of Notes will equal the sum of (i) the Noteholders' Monthly Principal Distributable Amount for such Distribution Date, (ii) the Noteholders' Principal Carryover Shortfall as of the close of the preceding Distribution Date, and
(iii) the excess of the outstanding principal balance of such class of Notes, if any, over the amounts described in clauses (i) and (ii).

    "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to any Distribution Date, the amount equal to the sum of the following amounts with respect to the related Monthly Period: (i) that portion of all collections on Receivables (other than Liquidated Receivables and Purchased Receivables) allocable to principal, including all full and partial prepayments received during such Monthly Period, (ii) the aggregate unpaid principal balance of all Receivables (other than the Purchased Receivables) that became Liquidated Receivables during the Monthly Period, (iii) the aggregate principal balances of all Receivables that became Purchased Receivables as of the last day of the prior Monthly Period, and, at the option of Financial Security, the principal balance of each Receivable that was required to be, but was not, so repurchased and (iv) the aggregate amount of any reductions in the principal balance of Receivables as a result of a court order in an insolvency proceeding.

    "PURCHASED RECEIVABLE" means a Receivable (i)(A) that Arcadia Financial or the Seller has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach by Arcadia Financial or the Seller of a representation or warranty made by Arcadia Financial or the Seller with respect to such Receivable or (B) that the Servicer has become obligated to repurchase (or, under certain circumstances, has elected to repurchase) as a result of an uncured breach of the covenants made by it with respect to such Receivable and (ii) as to which the related Purchase Amount has been deposited in the Collection Account by Arcadia Financial, the Seller or the Servicer, as the case may be, on or before the related Deposit Date.

STATEMENTS TO NOTEHOLDERS

    On or prior to each Distribution Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the Noteholders on such Distribution Date. Such statement will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents. Each such statement to be delivered to Noteholders will include the following information as to the Notes, with respect to such Distribution Date or the period since the previous Distribution Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to the Notes;

        (ii) the amount of the distribution allocable to principal on or with respect to the Notes;

       (iii) the amount of the distribution payable pursuant to a claim on the Note Policy or out of amounts on deposit with the Collateral Agent;

        (iv) the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes after giving effect to all payments reported under (ii) above on such date;

        (v) the Noteholders' Interest Carryover Shortfall and the Noteholders' Principal Carryover Shortfall, if any, and the change in such amounts from the preceding statement;

        (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

       (vii) for each such date during the Funding Period, the remaining Pre-Funded Amount, the amount in the Pre-Funding Account and the amount remaining in the Reserve Account (including funds in the Class A-1 Holdback Subaccount, if any), and all investment earnings on such funds; and

      (viii) for the first such date that is on or immediately following the end of the Funding Period, the amount of any remaining Pre-Funded Amount that has not been used to fund the purchase of Subsequent Receivables and is being passed through as payments of principal on the Notes.

    Each amount set forth pursuant to subclauses (i) through (vi) with respect to the Notes will be expressed as a dollar amount per $1,000 of the initial principal amount of the Notes.

    Unless and until Definitive Notes are issued, such reports will be sent on behalf of the Trust to Cede & Co., as registered holder of the Notes and the nominee of DTC. Note Owners may receive copies of such reports upon written request, together with a certification that they are Note Owners and payment of any expenses associated with the distribution of such reports, from the Indenture Trustee. See "Reports to Noteholders" herein and "Reports to Securityholders" and "Certain Information Regarding the Securities" in the accompanying Prospectus.

    Within the required period of time after the end of each calendar year, the Indenture Trustee will furnish to each person who at any time during such calendar year was a Noteholder, a statement as to the aggregate amounts of interest and principal paid to such Noteholder, information regarding the amount of servicing compensation received by the Servicer and such other information as the Seller deems necessary to enable such Noteholder to prepare its tax returns. See "Certain Federal Income Tax Consequences" herein.

                                THE NOTE POLICY

    The following paragraphs summarize the material terms of the Note Policy. This summary is qualified by reference to the provisions of the Note Policy, a form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement is a part.

    Simultaneously with the issuance of the Notes, Financial Security will deliver the Note Policy to the Indenture Trustee for the benefit of each Noteholder. Under the Note Policy, Financial Security will unconditionally and irrevocably guarantee to the Indenture Trustee for the benefit of each Noteholder the full and complete payment of (i) Scheduled Payments (as defined below) on the Notes and (ii) the amount of any Scheduled Payment which subsequently is avoided in whole or in part as a preference payment under applicable law. In the event the Indenture Trustee fails to make a claim under the Note Policy, Noteholders do not have the right to make a claim directly under the Note Policy, but may sue to compel the Indenture Trustee to do so.

    "Scheduled Payments" means payments which are scheduled to be made on the Notes during the term of the Note Policy in accordance with the original terms of the Notes when issued and without regard to any subsequent amendment or modification of the Notes or the Indenture that has not been consented to by Financial Security, which payments are (i) the Noteholders' Interest Distributable Amount and (ii) the Noteholders' Principal Distributable Amount; Scheduled Payments do not include payments which become due on an accelerated basis as a result of (a) a default by the Issuer, (b) an election by the Issuer to pay principal on an accelerated basis, (c) the occurrence of an Event of Default under the Indenture or (d) any other cause, unless Financial Security elects, in its sole discretion, to pay in whole or in part such principal due upon acceleration, together with any accrued interest to the date of acceleration. In the event Financial Security does not so elect, the Note Policy will continue to guarantee Scheduled Payments due on the Notes in accordance with their original terms. Scheduled Payments shall not include (x) any portion of a Noteholders' Interest Distributable Amount due to Noteholders because the appropriate notice and certificate for payment in proper form was not timely Received (as defined below) by Financial Security, (y) any portion of a Noteholders' Interest Distributable Amount due to Noteholders representing interest on any Noteholders' Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Noteholders' Interest Carryover Shortfall pursuant to the Note Policy, or (z) any Note Prepayment Amounts or any Note Prepayment Premiums, unless, in each case, Financial Security elects, in its sole discretion, to pay such amount in whole or in part. Scheduled Payments shall not include any amounts due in respect of the Notes attributable to any increase in interest rates, penalties or other sums payable by the Trust by reason of a default or Event of Default in respect of the Notes, or by reason of a deterioration of the creditworthiness of the Trust, nor shall Scheduled Payments include, nor shall coverage be provided under the Note Policy in respect of, any taxes, withholding or other charges with respect to any Noteholder imposed by any governmental authority due in connection with the payment of any Scheduled Payments to a Noteholder.

    Payment of claims on the Note Policy made in respect of Scheduled Payments will be made by Financial Security following Receipt (as defined below) by Financial Security of the appropriate notice for payment on the later to occur of (i) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (ii) 12:00 noon, New York City time, on the date on which such payment was due on the Notes.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Note Policy, Financial Security shall cause such payment to be made no earlier than the first to occur of (a) the fourth Business Day following Receipt by Financial Security from the Indenture Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Noteholder is required to return principal or interest paid on the Notes during the term of the Note Policy because such payments were avoidable as preference payments under applicable bankruptcy law,
(ii) a certificate of the Noteholder that the Order has been entered and is not subject to any stay and (iii) an assignment duly executed and delivered by the Noteholder, in such form as is reasonably required by Financial Security and provided to the Noteholder by Financial Security, irrevocably assigning to Financial Security all rights and claims of the Noteholder relating to or arising under the Notes against the Trust or otherwise with respect to such preference payment, or (b) the date of Receipt by Financial Security from the Indenture Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, Financial Security shall have received written notice from the Indenture Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Indenture Trustee or any Noteholder directly (unless a Noteholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Indenture Trustee for distribution to such Noteholder upon proof of such payment reasonably satisfactory to Financial Security). In connection with the foregoing, Financial Security shall have the rights provided in the Indenture.

OTHER PROVISIONS OF THE NOTE POLICY

    The terms "Receipt" and "Received," with respect to the Note Policy, shall mean actual delivery to Financial Security and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given under the Note Policy by the Indenture Trustee or the Owner Trustee, as the case may be, is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and Financial Security or its fiscal agent shall promptly so advise the Indenture Trustee or the Owner Trustee and the Indenture Trustee or the Owner Trustee may submit an amended notice.

    Under the Note Policy, "Business Day" means any day other than a Saturday, Sunday, legal holiday or other day on which commercial banking institutions in the City of New York or Minneapolis, Minnesota or any other location of any successor Servicer, successor Owner Trustee or successor Collateral Agent are authorized or obligated by law, executive order or governmental decree to be closed.

    Financial Security's obligations under the Note Policy in respect of Scheduled Payments shall be discharged to the extent funds are transferred to the Indenture Trustee as provided in the Note Policy whether or not such funds are properly applied by the Indenture Trustee or the Owner Trustee.

    Financial Security shall be subrogated to the rights of each Noteholder to receive payments of principal and interest to the extent of any payment by Financial Security under the Note Policy.

    Claims under the Note Policy constitute direct, unsecured and unsubordinated obligations of Financial Security ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of Financial Security for borrowed money. Claims against Financial Security under each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of Financial Security. The terms of the Note Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Note Policy may not be canceled or revoked prior to distribution in full of all Scheduled Payments. THE NOTE POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW. The Note Policy is governed by the laws of the State of New York.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Notes. The discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Moreover, there are no cases or Internal Revenue Service (the "Service") rulings on similar transactions involving a trust issuing debt with terms similar to those of the Notes. As a result, the Service may disagree with all or a part of the discussion below. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Notes.

    The Trust will be provided with an opinion of Dorsey & Whitney LLP, counsel to the Seller, regarding certain federal income tax matters discussed below. Such an opinion, however, is not binding on the Service or the courts. No ruling on any of the issues discussed below will be sought from the Service.

TAX CHARACTERIZATION OF THE TRUST

    Dorsey & Whitney LLP will deliver its opinion that the Trust will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes, with the result that the Trust itself will not be subject to federal income tax. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that the nature of the income of the Trust will exempt it from the rule that certain publicly traded partnerships are taxable as corporations.

    If the Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust's taxable income would include all its income on the Receivables, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes.

TAX CONSEQUENCES TO NOTEHOLDERS

    TREATMENT OF THE NOTES AS INDEBTEDNESS. The Owner Trustee, on behalf of the Trust, will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Dorsey & Whitney LLP will deliver its opinion that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

    INTEREST INCOME ON THE NOTES. As a general rule, interest paid or accrued on the Notes, as well as market discount and original issue discount, if any, will be treated as ordinary income to the Noteholders. A Noteholder using the accrual method of accounting for federal income tax purposes is required to include interest paid or accrued on the Notes in ordinary income as such interest accrues, while a Noteholder using the cash receipts and disbursements method of accounting for federal income tax purposes must include such interest in ordinary income when payments are received (or made available for receipt) by such Noteholder. It is anticipated that the Notes will not be issued with "original issue discount" ("OID") within the meaning of Section 1273 of the Code, and that the Trust will not take any OID deduction with respect to the Notes.

    MARKET DISCOUNT. The Notes, whether or not issued with original issue discount, will be subject to the "market discount rules" of Section 1276 of the Code. In general, these rules provide that if a Noteholder purchases the Note at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount) that exceeds a de minimis amount specified in the Code, and thereafter recognizes gain upon a disposition, the lesser of (i) such gain or (ii) the accrued market discount will be taxed as ordinary interest income. Generally, the accrued market discount will be the total market discount on the Note multiplied by a fraction, the numerator of which is the number of days the Noteholder held the Note and the denominator of which is the number of days after the date the Noteholder acquired the Note until and including its maturity date. The Noteholder may elect, however, to determine accrued market discount under the constant-yield method, which election shall not be revoked without the consent of the Service.

    Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Note with accrued market discount. A Noteholder may elect to include market discount in gross income as it accrues and, if such Noteholder makes such an election, is exempt from this rule. The adjusted basis of a Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition. Any such election to include market discount in gross income as it accrues shall apply to all debt instruments held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service.

    AMORTIZABLE BOND PREMIUM. In general, if a Noteholder purchases a Note at a premium (i.e., an amount in excess of the amount payable upon the maturity thereof), such Noteholder will be considered to have purchased such Note with "amortizable bond premium" equal to the amount of such excess. Such Noteholder may elect to deduct the amortizable bond premium as it accrues under a constant-yield method over the remaining term of the Note. Such Noteholder's tax basis in the Note will be reduced by the amount of the amortizable bond premium deducted. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Noteholder at the beginning of the first taxable year to which the election applies or thereafter acquired and is irrevocable without the consent of the Service. Bond premium on a Note held by a Noteholder who does not elect to deduct the premium will decrease the gain or increase the loss otherwise recognized on the disposition of the Note.

    SALE OR OTHER DISPOSITION. If a Noteholder sells a Note, the Noteholder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the Noteholder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder generally will equal the Noteholder's cost for the Note, increased by any market discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by principal payments previously received by such Noteholder and the amount of bond premium previously amortized with respect to the Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income, and will be long-term capital gain or loss if the Note was held for more than one year. Capital losses generally may be used only to offset capital gains.

    FOREIGN HOLDERS. Generally, interest paid to a Noteholder who is a nonresident alien individual or a foreign corporation and who does not hold the
Note in connection with a United States trade or business will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such a Noteholder will be entitled to receive interest payments on the Notes free of United States federal income tax provided that such Noteholder periodically provides the Indenture Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Noteholder is not a United States person and providing the name and address of such Noteholder and will not be subject to federal income tax on gain from the disposition of a Note unless the Noteholder is an individual who is present in the United States for 183 days or more during the taxable year in which the disposition takes place and certain other requirements are met.

    TAX ADMINISTRATION AND REPORTING. The Indenture Trustee will furnish to each Noteholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding such information as may be required with respect to interest and original issue discount, if any, with respect to the Notes.

    BACKUP WITHHOLDING. Under certain circumstances, a Noteholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a Noteholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Indenture Trustee. Backup withholding may apply, under certain circumstances, to a Noteholder who is a foreign person if the Noteholder fails to provide the Indenture Trustee or the Noteholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the Note. Backup withholding, however, does not apply to payments on a Note made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Noteholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Note.

    POSSIBLE ALTERNATIVE TREATMENT OF THE NOTES. If, contrary to the opinion of Dorsey & Whitney LLP, the Service successfully asserted that the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust. If so treated, the Trust might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of Dorsey & Whitney LLP, the Trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a partnership could have adverse tax consequences to certain holders. For example, income to foreign holders generally would be subject to federal tax and federal tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses.

    THE FEDERAL TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

    Section 406 of ERISA, and/or Section 4975 of the Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a "Benefit Plan") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to such Benefit Plan. A violation of these "prohibited transaction" rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

    Certain transactions involving the purchase, holding or transfer of the Securities might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of the Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Although there is little guidance on the subject, the Seller believes that, at the time of their issuance, the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation. This determination is based in part upon the traditional debt features of the Notes, including the reasonable expectation of purchasers of Notes that the Notes will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features. The debt treatment of the Notes for ERISA purposes could change if the Trust incurred losses. However, without regard to whether the Notes are treated as an Equity Interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Trust, the Owner Trustee or the Indenture Trustee, the owner of collateral, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60 regarding investments by insurance company general accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; and PTCE 96-23 regarding transactions effected by "in-house asset managers."

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements; however, such plans may be subject to comparable state law restrictions.

    A plan fiduciary considering the purchase of Notes should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                                  UNDERWRITING

    The Underwriters named below have agreed, severally and not jointly, and subject to the terms and conditions set forth in the Underwriting Agreement among the Seller, Arcadia Financial and the Underwriters, to purchase from the Trust the respective principal amounts of the Notes set forth opposite their names below:

                          CLASS A-1, A-2 AND A-3 NOTES

                                                           PRINCIPAL AMOUNT   PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                               OF CLASS A-1       OF CLASS A-2       OF CLASS A-3
                                                                      NOTES              NOTES              NOTES
                                                           -----------------  -----------------  -----------------
Donaldson, Lufkin & Jenrette Securities Corporation......   $    20,537,500    $    65,750,000    $    36,000,000
BancAmerica Securities, Inc..............................        20,537,500         65,750,000         36,000,000
Bear, Stearns & Co. Inc..................................        20,537,500         65,750,000         36,000,000
J.P. Morgan Securities Inc...............................        20,537,500         65,750,000         36,000,000
                                                           -----------------  -----------------  -----------------
    Total................................................   $    82,150,000    $   263,000,000    $   144,000,000
                                                           -----------------  -----------------  -----------------
                                                           -----------------  -----------------  -----------------

                            CLASS A-4 AND A-5 NOTES

                                                                              PRINCIPAL AMOUNT   PRINCIPAL AMOUNT
                                                                                  OF CLASS A-4       OF CLASS A-5
                                                                                         NOTES              NOTES
                                                                              -----------------  -----------------
Donaldson, Lufkin & Jenrette Securities Corporation.........................   $    46,500,000    $    24,962,500
BancAmerica Securities, Inc.................................................        46,500,000         24,962,500
Bear, Stearns & Co. Inc.....................................................        46,500,000         24,962,500
J.P. Morgan Securities Inc..................................................        46,500,000         24,962,500
                                                                              -----------------  -----------------
    Total...................................................................   $   186,000,000    $    99,850,000
                                                                              -----------------  -----------------
                                                                              -----------------  -----------------

    The Underwriters have advised the Seller that the Underwriters propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such prices less a concession not in excess of 0.085% per Class A-1 Note, 0.100% per Class A-2 Note, 0.130% per Class A-3 Note, 0.180% per Class A-4 Note and 0.210% per Class A-5 Note. The Underwriters may allow, and such dealers may reallow, a discount not in excess of 0.035% per Class A-1 Note, 0.045% per Class A-2 Note, 0.055% per Class A-3 Note, 0.075% per Class A-4 Note and 0.090% per Class A-5 Note to certain other dealers. After the initial public offering, the public offering prices of the Notes and such concessions and discounts may be changed.

    The Underwriting Agreement provides that the Underwriters' obligations thereunder are subject to approval of certain legal matters by counsel and to various other conditions. The nature of the Underwriters' obligation is such that the Underwriters are committed to purchase and pay for all of the Notes if any Notes are purchased.

    Each Underwriter has represented and agreed that (a) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and other applicable laws and regulations with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom and (c) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and will only promote (as that term is defined in Regulation 1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991) to any person in the United Kingdom the scheme described herein if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

    Arcadia Financial and the Seller have agreed to indemnify the Underwriters against certain liabilities, including liabilities under applicable securities laws, or to contribute to payments the Underwriters may be required to make in respect thereof.

    In connection with the offering, the Underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Underwriters may overallot the offering, creating a syndicate short position. Underwriters may bid for and purchase Notes in the open market to cover syndicate short positions. In addition, the Underwriters may bid for and purchase Notes in the open market to stabilize the price of the Notes. These activities may stabilize or maintain the market price of the Notes above independent market levels. The Underwriters are not required to engage in these activities, and may end these activities at any time.

    J.P. Morgan Securities Inc. or its affiliates and BancAmerica Securities, Inc. or its affiliates provide certain warehousing facilities to Arcadia Financial, and Donaldson, Lufkin & Jenrette Securities Corporation provides hedging arrangements to Arcadia Financial. Each of the Underwriters may perform other customary investment banking services for Arcadia Financial.

                                 LEGAL MATTERS

    Certain matters with respect to the validity of the Notes and with respect to the federal income tax matters discussed under "Certain Federal Income Tax Consequences" herein will be passed upon for the Seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the Notes will be passed upon for the Underwriters by Mayer, Brown & Platt, New York, New York. Certain legal matters relating to the Note Policy will be passed upon for Financial Security by Bruce
E. Stern, General Counsel, Financial Security. Financial Security is represented by Dewey Ballantine, New York, New York.

                                    EXPERTS

    The consolidated balance sheets of Financial Security and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                             INDEX OF DEFINED TERMS

TERM                                          PAGE
-----------------------------------------  -----------
Aggregate Principal Balance..............          S-7
APR......................................          S-6
Arcadia Financial........................     S-1, S-5
Available Funds..........................         S-34
Backup Servicer..........................          S-5
Benefit Plan.............................         S-42
Business Day.............................    S-8, S-38
Cedel....................................          S-3
Class A-1 Final Scheduled Distribution
 Date....................................          S-2
Class A-1 Holdback Amount................         S-33
Class A-1 Holdback Subaccount............         S-33
Class A-1 Notes..........................     S-1, S-5
Class A-1 Rate...........................          S-8
Class A-2 Final Scheduled Distribution
 Date....................................          S-2
Class A-2 Notes..........................     S-1, S-5
Class A-2 Rate...........................          S-8
Class A-3 Final Scheduled Distribution
 Date....................................          S-2
Class A-3 Notes..........................     S-1, S-5
Class A-3 Rate...........................          S-8
Class A-4 Final Scheduled Distribution
 Date....................................          S-2
Class A-4 Notes..........................     S-1, S-5
Class A-4 Rate...........................          S-8
Class A-5 Final Scheduled Distribution
 Date....................................          S-2
Class A-5 Notes..........................     S-1, S-5
Class A-5 Rate...........................          S-8
Closing Date.............................          S-5
Code.....................................         S-38
Collateral Agent.........................         S-34
Collected Funds..........................         S-33
Collection Account.......................   S-12, S-32
Commission...............................          S-3
Credit Enhancement Fee...................         S-34
Cutoff Date..............................         S-18
Dealer Agreements........................         S-18
Dealer Assignments.......................         S-18
Dealers..................................          S-6
Determination Date.......................         S-33
Distribution Date........................     S-2, S-8
DTC......................................          S-3
Euroclear................................          S-3
Events of Default........................         S-30
Exchange Act.............................          S-3
Final Scheduled Distribution Date........          S-2
Final Scheduled Maturity Date............          S-7
Financed Vehicles........................          S-6

TERM                                          PAGE
-----------------------------------------  -----------
Financial Security.......................          S-1
Funding Period...........................         S-11
Holdings.................................    S-3, S-25
Indenture................................          S-1
Indenture Collateral Agent...............          S-6
Indenture Trustee........................          S-5
Initial Cutoff Date......................     S-2, S-6
Initial Receivables......................          S-6
Insurance Agreement......................         S-11
Insurance Agreement Indenture Cross
 Defaults................................         S-30
Interest Period..........................    S-8, S-28
Interest Rates...........................          S-8
Issuer...................................          S-5
Liquidated Receivable....................         S-34
Loan.....................................         S-18
Mandatory Redemption.....................   S-10, S-29
Monthly Period...........................          S-7
Moody's..................................    S-2, S-13
Note Distribution Account................         S-32
Note Policy..............................          S-2
Note Prepayment Amount...................   S-10, S-29
Note Prepayment Premium..................         S-10
Noteholders..............................          S-8
Noteholders' Distributable Amount........         S-35
Noteholders' Interest Carryover
 Shortfall...............................         S-35
Noteholders' Interest Distributable
 Amount..................................         S-35
Noteholders' Monthly Interest
 Distributable Amount....................         S-35
Noteholders' Monthly Principal
 Distributable Amount....................         S-35
Noteholders' Principal Carryover
 Shortfall...............................         S-35
Noteholders' Principal Distributable
 Amount..................................         S-35
Notes....................................     S-1, S-5
Obligor..................................          S-7
OID......................................         S-39
Order....................................         S-37
Original Pool Balance....................         S-10
Owner Trustee............................          S-5
Payment Date.............................          S-8
Plan Assets Regulation...................         S-42
Pre-Funded Amount........................          S-6
Pre-Funding Account......................    S-2, S-11
Preliminary Cutoff Date..................          S-6
Preliminary Initial Receivables..........          S-6
Principal Distribution Amount............         S-35

TERM                                          PAGE
-----------------------------------------  -----------
PTCE.....................................         S-42
Purchase Agreements......................    S-7, S-31
Purchased Receivable.....................         S-36
Rating Agencies..........................    S-2, S-13
Receipt..................................         S-38
Receivable Files.........................         S-18
Receivables..............................          S-2
Receivables Pool.........................          S-7
Received.................................         S-38
Record Date..............................          S-8
Redemption Price.........................         S-30
Repurchase Event.........................          S-8
Requisite Reserve Amount.................         S-32
Reserve Account..........................         S-32
S&P......................................    S-2, S-13
Sale and Servicing Agreement.............          S-6
TERM                                          PAGE
-----------------------------------------  -----------
Scheduled Payments.......................         S-37
Seller...................................     S-1, S-5
Service..................................         S-38
Servicer.................................          S-5
Servicer's Certificate...................         S-33
Subsequent Cutoff Date...................          S-6
Subsequent Purchase Agreement............          S-8
Subsequent Receivables...................     S-2, S-6
Subsequent Transfer Agreement............         S-14
Subsequent Transfer Date.................          S-6
Trust....................................     S-1, S-5
Trust Agreement..........................          S-5
Trust Documents..........................         S-31
Trust Property...........................          S-7
Underwriters.............................          S-3

PROSPECTUS

                     ARCADIA AUTOMOBILE RECEIVABLES TRUSTS
                   AUTOMOBILE RECEIVABLES-BACKED CERTIFICATES
                      AUTOMOBILE RECEIVABLES-BACKED NOTES
                         ------------------------------

                       ARCADIA RECEIVABLES FINANCE CORP.
                                    (SELLER)
                         ------------------------------

                             ARCADIA FINANCIAL LTD.
                                   (SERVICER)
                         ------------------------------

    The Automobile Receivables-Backed Certificates (the "Certificates") and the Automobile Receivables-Backed Notes (the "Notes" and, collectively with the Certificates, the "Securities") described herein may be sold from time to time in one or more series, in amounts, at prices and on the terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (a "Prospectus Supplement"). Each series of Securities may include either one or more classes of Certificates or, if Notes are issued as part of a series, one or more classes of Notes and/or one or more classes of Certificates, as set forth in the related Prospectus Supplement.

    The Certificates, if any, and the Notes, if any, of any series of Securities will be issued by a trust (a "Trust") to be formed with respect to such series by Arcadia Receivables Finance Corp. (the "Seller"), a wholly owned subsidiary of Arcadia Financial Ltd. ("Arcadia Financial"). The assets of each Trust (the "Trust Property") will include a pool of retail installment sales contracts and promissory notes (the "Receivables") purchased by Arcadia Financial from motor vehicle dealers and secured by new and used automobiles and light trucks, certain monies paid or payable thereunder after the Cutoff Date set forth in the related Prospectus Supplement (the "Cutoff Date"), an assignment of Arcadia Financial's security interests in the vehicles financed thereby, and certain other property, as more fully described herein and in the related Prospectus Supplement. In addition, if so specified in the related Prospectus Supplement, the Trust Property will include monies on deposit in one or more trust accounts to be established with an Indenture Trustee, which may include a Pre-Funding Account which would be used to purchase additional Receivables (the "Subsequent Receivables") from the Seller from time to time during the Pre-Funding Period specified in the related Prospectus Supplement.

    Each Trust will be formed pursuant to either (i) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") to be entered into among the Seller, Arcadia Financial, in its individual capacity and as Servicer, and the Owner Trustee specified in the related Prospectus Supplement (the "Owner Trustee") or (ii) a Trust Agreement (the "Trust Agreement") to be entered into among the Seller, the Owner Trustee and certain other parties as specified in the related Prospectus Supplement. If the Trust is formed pursuant to a Trust Agreement, a Sale and Servicing Agreement (the "Sale and Servicing Agreement") will be entered into among the Seller, Arcadia Financial, in its individual capacity and as Servicer, the Trust and the Backup Servicer (as defined herein). In either case, the Pooling and Servicing Agreement or the Trust Agreement and the Sale and Servicing Agreement are collectively referred to herein as the "Trust Documents." The Notes, if any, of a series will be issued and secured pursuant to an Indenture (the "Indenture") between the Trust and the Indenture Trustee specified in the related Prospectus Supplement (the "Indenture Trustee").

    Except as otherwise provided in the related Prospectus Supplement, each class of Securities of any series will represent the right to receive a specified amount of payments of principal and interest on the related Receivables in the manner described herein and in the related Prospectus Supplement. The right of each class of Securities to receive payments may be senior or subordinate to the rights of one or more of the other classes of such series. A series may include two or more classes of Certificates or Notes which differ as to the timing and priority of payment, interest rate or amount of distributions in respect of principal or interest or both. A series may include one or more classes of Certificates or Notes entitled to distributions in respect of principal, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no distributions in respect of principal. Distributions on Certificates of any series will be subordinated in priority to payments due on the related Notes, if any, to the extent described herein and in the related Prospectus Supplement. The Certificates will represent fractional undivided interests in the related Trust.

    Each class of Securities will represent the right to receive distributions or payments in the amounts, at the rates, and on the dates set forth in the related Prospectus Supplement. The rate of distributions in respect of principal on Certificates, if any, and payment in respect of principal on Notes, if any, of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, liquidations and repurchases of Receivables) on the related Receivables.

    Unless otherwise provided in the related Prospectus Supplement, the Certificates, if any, and the Notes, if any, of any series initially will be represented by certificates and notes registered in the name of Cede & Co., the nominee of The Depository Trust Company ("DTC"). The interests of beneficial owners of the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under limited circumstances.

    There currently is no secondary market for the Securities. There can be no assurance that any such market will develop or, if it does develop, that it will continue. The Securities will not be listed on any securities exchange.

 FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHOULD BE CONSIDERED BY PROSPECTIVE
      PURCHASERS OF THE SECURITIES, SEE "RISK FACTORS" AT PAGE 10 HEREIN.
                             ---------------------

 THE CERTIFICATES REPRESENT INTERESTS IN AND THE NOTES REPRESENT OBLIGATIONS OF THE RELATED TRUST AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF ARCADIA
               FINANCIAL, THE SELLER OR ANY AFFILIATE OF EITHER.
                         ------------------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
         PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                         ------------------------------

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of securities offered hereby unless accompanied by a Prospectus Supplement.

               The date of this Prospectus is September 5, 1997.

                             AVAILABLE INFORMATION

    The Seller, as originator of each Trust, has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended, with respect to the Securities offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which is available for inspection without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission at Seven World Trade Center, Suite 1300, New York, New York 10048 and at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of which may be obtained from the Commission at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) at which the Registration Statement and other information regarding the Seller may be accessed.

                           REPORTS TO SECURITYHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, unless and until Definitive Certificates or Definitive Notes are issued, unaudited monthly and annual reports, containing information concerning each Trust and prepared by the Servicer, will be sent on behalf of the Trust to the Owner Trustee for the Certificateholders, the Indenture Trustee for the Noteholders and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. See "Certain Information Regarding the Securities-Statements to Securityholders" and "-Book-Entry Registration." Certificateholders and Noteholders are collectively referred to herein as the "Securityholders." Certificate Owners or Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee, with respect to Certificate Owners, or the Indenture Trustee, with respect to Note Owners, at the addresses specified in the related Prospectus Supplement. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither the Seller or Arcadia Financial intends to send any of its financial reports to Securityholders. The Servicer, on behalf of each Trust, will file with the Commission periodic reports concerning each Trust to the extent required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents filed by the Servicer on behalf of each Trust pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the related Securities shall be deemed to be incorporated by reference into this Prospectus and the related Prospectus Supplement and to be a part hereof and thereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus and the related Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or the related Prospectus Supplement.

    The Servicer will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Investor Relations, Arcadia Financial Ltd., 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, telephone number (612) 942-9880.

                               PROSPECTUS SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE SECURITIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF EACH SERIES OF SECURITIES. CERTAIN CAPITALIZED TERMS USED IN THIS PROSPECTUS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT. A LISTING OF THE PAGES ON WHICH SOME OF SUCH TERMS ARE DEFINED IS FOUND IN THE "INDEX OF DEFINED TERMS."

Issuer............................  With respect to each series of Securities, a trust (the
                                    "Trust") will be formed by Arcadia Receivables Finance
                                    Corp. (the "Seller") pursuant to either a Pooling and
                                    Servicing Agreement among the Seller, Arcadia Financial,
                                    in its individual capacity and as Servicer (in such
                                    capacity referred to herein as the "Servicer"), and the
                                    Owner Trustee specified in the related Prospectus
                                    Supplement, or a Trust Agreement between the Seller, the
                                    Owner Trustee specified in the related Prospectus
                                    Supplement and certain other parties as specified in the
                                    related Prospectus Supplement.

Seller............................  Arcadia Receivables Finance Corp., a wholly owned subsidiary of Arcadia Financial. See "The Seller."

Servicer..........................  Arcadia Financial Ltd. See "Arcadia Financial Ltd."

Owner Trustee.....................  The Owner Trustee specified in the related Prospectus
                                    Supplement (the "Owner Trustee"). See "Description of
                                    the Purchase Agreements and the Trust Documents-Servicer
                                    Termination Events" and "-The Owner Trustee."

Backup Servicer...................  Arcadia Financial may be terminated as Servicer under certain circumstances, at which time the Backup Servicer
                                    specified in the related Prospectus Supplement (the
                                    "Backup Servicer") will automatically become the
                                    Servicer. See "Description of the Purchase Agreements
                                    and the Trust Documents-Servicer Termination Events" and
                                    "-The Backup Servicer."

Indenture Trustee.................  With respect to any Series of Securities including one or more classes of Notes, the Indenture Trustee
                                    specified in the related Prospectus Supplement (the
                                    "Indenture Trustee").

The Certificates..................  Each series of Securities may include one or more classes of Certificates which will be issued pursuant to
                                    the related Trust Documents.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Certificates will be available for purchase
                                    in denominations of $1,000 and in integral multiples
                                    thereof and will be available in book-entry form only.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, holders of Certificates
                                    ("Certificateholders") will be able to receive
                                    Definitive Certificates only in the limited
                                    circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Securities-Book-Entry Registration."

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Certificates will have a
                                    stated Certificate Balance (as defined in the related
                                    Prospectus Supplement) and will accrue interest on such
                                    Certificate

                                    Balance at a specified rate (with respect to each class
                                    of Certificates, the "Pass-Through Rate"). Each class of
                                    Certificates may have a different Pass-Through Rate,
                                    which may be a fixed, variable or adjustable
                                    Pass-Through Rate, or any combination of the foregoing.
                                    The related Prospectus Supplement will specify the
                                    Pass-Through Rate for each class of Certificates, or the
                                    initial Pass-Through Rate and the method for determining
                                    subsequent changes to the Pass-Through Rate.

                                    A series may include two or more classes of Certificates
                                    which differ as to timing of distributions, sequential
                                    order, priority of payment, seniority, allocation of
                                    loss, Pass-Through Rate or amount of distributions in
                                    respect of principal or interest, or as to which
                                    distributions in respect of principal or interest on any
                                    class may or may not be made upon the occurrence of
                                    specified events or on the basis of collections from
                                    designated portions of the Receivables Pool. In
                                    addition, a series may include one or more classes of
                                    Certificates ("Strip Certificates") entitled to (i)
                                    distributions in respect of principal with
                                    disproportionate, nominal or no interest distributions,
                                    or (ii) interest distributions, with disproportionate,
                                    nominal or no distributions in respect of principal.

                                    With respect to any series of Securities including one
                                    or more classes of Notes, distributions in respect of
                                    the Certificates may be subordinated in priority of
                                    payment to payments on the Notes, to the extent
                                    specified in the related Prospectus Supplement.

                                    If the Seller or Servicer exercises its option to
                                    purchase the Receivables of a Trust on the terms and
                                    conditions described below under "Description of the
                                    Purchase Agreements and the Trust
                                    Documents-Termination," Certificateholders will receive
                                    an amount in respect of the Certificates as specified in
                                    the related Prospectus Supplement. In addition, if the
                                    related Prospectus Supplement provides that the property
                                    of a Trust will include a Pre-Funding Account (as such
                                    term is defined in the related Prospectus Supplement,
                                    the "Pre-Funding Account"), Certificateholders will
                                    receive a distribution in respect of principal on or
                                    immediately following the end of the funding period
                                    specified in the related Prospectus Supplement (the
                                    "Pre-Funding Period") in an amount and manner specified
                                    in the related Prospectus Supplement.

The Notes.........................  With respect to any series of Securities including one or more classes of Notes, such Notes will be issued
                                    pursuant to an Indenture.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, Notes will be available for purchase in
                                    denominations of $1,000 and integral multiples thereof,
                                    and will be available in book-entry form only. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, holders of Notes ("Noteholders") will be
                                    able to receive Definitive Notes only in the limited
                                    circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Securities-Book-Entry Registration."

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, each class of Notes will have a stated
                                    principal amount and will bear interest at a specified
                                    rate or rates (with respect to each class of Notes, the
                                    "Interest Rate"). Each class of Notes may have a
                                    different Interest Rate, which may be a fixed, variable
                                    or adjustable Interest Rate, or any combination of the
                                    foregoing. The related Prospectus Supplement will
                                    specify the Interest Rate and the method for determining
                                    subsequent changes to the Interest Rate.

                                    A series may include two or more classes of Notes which
                                    differ as to the timing and priority of payment,
                                    seniority, allocations of loss, Interest Rate or amount
                                    of payments of principal or interest, or as to which
                                    payments of principal or interest may or may not be made
                                    upon the occurrence of specified events or on the basis
                                    of collections from designated portions of the
                                    Receivables Pool. In addition, a series may include one
                                    or more classes of Notes ("Strip Notes") entitled to (i)
                                    principal payments with disproportionate, nominal or no
                                    interest payments or (ii) interest payments with
                                    disproportionate, nominal or no principal payments.

                                    If the Seller or the Servicer exercises its option to
                                    purchase the Receivables of a Trust on the terms and
                                    conditions described below under "Description of the
                                    Purchase Agreements and the Trust
                                    Documents-Termination," the outstanding Notes, if any,
                                    of such series will be redeemed as set forth in the
                                    related Prospectus Supplement. In addition, if the
                                    related Prospectus Supplement provides that the property
                                    of a Trust will include a Pre-Funding Account, the
                                    outstanding Notes, if any, of such series will be
                                    subject to partial redemption on or immediately
                                    following the end of the Pre-Funding Period in an amount
                                    and manner specified in the related Prospectus
                                    Supplement. In the event of such partial redemption, the
                                    Noteholders may be entitled to receive a prepayment
                                    premium from the Trust, in the amount and to the extent
                                    provided in the related Prospectus Supplement.

Trust Property....................  Each Certificate, if any, will represent a fractional undivided interest in, and each Note, if any, will
                                    represent an obligation of, the related Trust. The
                                    assets of each Trust (the "Trust Property") will
                                    include, among other things, a pool (the "Receivables
                                    Pool") of retail installment sales contracts and
                                    promissory notes (the "Receivables") purchased or to be
                                    purchased from motor vehicle dealers ("Dealers") by
                                    Arcadia Financial and secured by new and used
                                    automobiles and light trucks (the "Financed Vehicles"),
                                    certain monies paid or payable thereunder after the
                                    Cutoff Date (as specified in the related Prospectus
                                    Supplement), an assignment of Arcadia Financial's
                                    security interests in the Financed Vehicles and of the
                                    right to receive proceeds from claims on certain
                                    insurance policies covering the Financed Vehicles or the
                                    Obligors, the assignment of certain rights of Arcadia
                                    Financial against the Dealers originating such
                                    Receivables, the Collection Account, including all
                                    investments therein, all income from the investment of
                                    funds therein and all

                                    proceeds thereof, certain other accounts and the
                                    proceeds thereof and certain other rights under the
                                    Trust Documents. In addition, if so specified in the
                                    related Prospectus Supplement, the Trust Property will
                                    include monies on deposit in a Pre-Funding Account to be
                                    established with the Indenture Trustee or the Owner
                                    Trustee, which will be used to purchase Subsequent
                                    Receivables (as defined below) from the Seller from time
                                    to time during the Pre-Funding Period specified in the
                                    related Prospectus Supplement, as well as any Subsequent
                                    Receivables so purchased. See "The Trusts."

                                    The Receivables of each Trust (except for Subsequent
                                    Receivables) will be purchased by the Seller from
                                    Arcadia Financial pursuant to a purchase agreement (the
                                    "Purchase Agreement") between the Seller and Arcadia
                                    Financial on or prior to the date of issuance of the
                                    Securities. If and to the extent provided in the related
                                    Prospectus Supplement, the Seller will be obligated
                                    (subject only to the availability thereof) to purchase
                                    from Arcadia Financial and to sell to the related Trust,
                                    and the related Trust will be obligated to purchase from
                                    the Seller (subject to the satisfaction of certain
                                    conditions described in the applicable Purchase
                                    Agreement), additional Receivables (the "Subsequent
                                    Receivables") from time to time (as frequently as daily)
                                    during the Pre-Funding Period specified in the related
                                    Prospectus Supplement having an aggregate principal
                                    balance approximately equal to the amount on deposit in
                                    the Pre-Funding Account (the "Pre-Funded Amount") on
                                    such Closing Date.

                                    The Trust Property of each Trust will also include an
                                    assignment of the Seller's rights under the related
                                    Purchase Agreement, including rights against Arcadia
                                    Financial upon the occurrence of certain breaches of
                                    representations and warranties thereunder (a "Repurchase
                                    Event"). See "Description of the Purchase Agreements and
                                    Trust Documents-Sale and Assignment of the Receivables"
                                    and "-Servicing Procedures."

Credit Enhancement................  If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust
                                    or any class of Securities may include any one or more
                                    of the following: a financial guaranty insurance policy
                                    (a "Policy") issued by an insurer specified in the
                                    related Prospectus Supplement (a "Security Insurer"),
                                    subordination of one or more other classes of
                                    Securities, a reserve account, overcollateralization,
                                    letters of credit, credit or liquidity facilities,
                                    repurchase obligations, third party payments or other
                                    support, cash deposits or other arrangements. Unless
                                    otherwise specified in the related Prospectus
                                    Supplement, any form of credit enhancement will have
                                    certain limitations and exclusions from coverage
                                    thereunder, which will be described in the related
                                    Prospectus Supplement. See "Description of the Purchase
                                    Agreements and the Trust Documents-Credit Enhancement."

Servicing.........................  The Servicer will be responsible for managing, administering, servicing and making collections on the
                                    Receivables held by each Trust. Unless otherwise
                                    specified in the related Prospectus

                                    Supplement, with respect to each series of Securities
                                    compensation to the Servicer will include a monthly fee
                                    (the "Servicing Fee") which will be payable from the
                                    related Trust to the Servicer on each Distribution Date,
                                    in an amount equal to the product of one-twelfth of
                                    1.00% per annum multiplied by the aggregate principal
                                    balance of the Receivables (the "Aggregate Principal
                                    Balance") as of the first day of the prior calendar
                                    month, plus any late fees and other administrative fees
                                    and expenses or similar charges collected with respect
                                    to the Receivables during such Monthly Period. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents-Servicing Compensation."

Monthly Advances..................  Unless otherwise specified in the related Prospectus
                                    Supplement, if the amount paid on a Receivable held by a
                                    particular Trust in any Monthly Period is less than the
                                    full amount of the interest accrued on such Receivable
                                    for the number of calendar days in such Monthly Period,
                                    the Servicer will advance to such Trust the amount of
                                    such shortfall (a "Monthly Advance"). The Servicer will
                                    be entitled to reimbursement of a Monthly Advance from
                                    subsequent payments and collections on or with respect
                                    to the related Receivable or, if such payments or
                                    collections are insufficient to reimburse the Servicer,
                                    from collections on other Receivables if that Receivable
                                    becomes a Liquidated Receivable. Unless otherwise
                                    specified in the related Prospectus Supplement, the
                                    Servicer will not make any Monthly Advance with respect
                                    to the principal portion of any Scheduled Payment. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents-Monthly Advances."

Receivables.......................  The Receivables forming part of the Trust Property of each Trust were or will have been originated by Dealers
                                    and sold by the Dealers to Arcadia Financial in the
                                    ordinary course of business. The Receivables will
                                    generally be prepayable at any time without penalty to
                                    the purchaser or co-purchasers of the Financed Vehicle
                                    or other person or persons who are obligated to make
                                    payments thereunder (each, an "Obligor"). See "The
                                    Receivables." Information with respect to each
                                    Receivables Pool, including the weighted average annual
                                    percentage rate and the weighted average remaining
                                    maturity, will be set forth in the related Prospectus
                                    Supplement.

Collection Account................  With respect to each series of Securities, the Servicer will establish and maintain one or more separate
                                    accounts (the "Collection Account") in the name of the
                                    Owner Trustee or, in the case of any series including
                                    one or more classes of Notes, in the name of the
                                    Indenture Trustee for the benefit of the
                                    Certificateholders, if any, and the Noteholders, if any.
                                    All payments from Obligors that are received by the
                                    Lockbox Bank (as defined below) on behalf of each Trust
                                    will be deposited in the related Collection Account no
                                    later than two Business Days after receipt thereof.
                                    Unless otherwise specified in the related Prospectus
                                    Supplement, all payments from Obligors and all proceeds
                                    (net of reasonable expenses of collection) with respect

                                    to Liquidated Receivables ("Liquidation Proceeds") that
                                    are received directly by the Servicer will be deposited
                                    in the related Collection Account no later than one
                                    Business Day after receipt thereof. Unless otherwise
                                    specified in the related Prospectus Supplement, the
                                    Servicer will be permitted to use any alternative
                                    remittance schedule acceptable to the Rating Agencies
                                    (as defined below) and to the Security Insurer, if any
                                    (unless the Security Insurer shall be in continuing
                                    default on its obligations under the Policy or certain
                                    bankruptcy events shall have occurred with respect to
                                    the Security Insurer (an "Insurer Default")). See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents-Collections."

Mandatory Purchase of Certain
 Receivables......................  With respect to each series of Securities, Arcadia
                                    Financial will make certain representations and
                                    warranties relating to the Receivables held by the
                                    related Trust to the Seller in the related Purchase
                                    Agreement, the Seller will assign the right to enforce
                                    such representations and warranties to the Owner Trustee
                                    for the benefit of the related Trust and the Security
                                    Insurer, if any, and if such series of Securities
                                    includes one or more classes of Notes, the Owner Trustee
                                    will assign its right to enforce such representations
                                    and warranties to the related Indenture Trustee as
                                    collateral for the Notes. The Owner Trustee and the
                                    Indenture Trustee, if any, as assignees of the
                                    obligations of Arcadia Financial to the Seller under the
                                    Purchase Agreement, will be entitled to require that
                                    Arcadia Financial repurchase any Receivable if the
                                    interests of the Certificateholders, if any, the
                                    Noteholders, if any, or the related Trust therein are
                                    materially and adversely affected by a breach of any
                                    such representation or warranty (a "Repurchase Event").
                                    See "Description of the Purchase Agreements and the
                                    Trust Documents-Sale and Assignment of the Receivables."

Optional Purchase of
 Receivables......................  Unless otherwise specified in the related Prospectus
                                    Supplement, with respect to each series of Securities,
                                    the Seller or the Servicer may purchase all the
                                    Receivables held by the related Trust on any
                                    Distribution Date following the first Monthly Period as
                                    of which the Aggregate Principal Balance has declined to
                                    10% or less (or such other percentage as may be
                                    specified in the related Prospectus Supplement) of the
                                    Cutoff Date Principal Balance, subject to certain
                                    provisions in the related Trust Documents. See
                                    "Description of the Purchase Agreements and the Trust
                                    Documents-Termination."

Tax Status........................  The anticipated federal income tax consequences of the purchase, ownership and disposition of Securities issued
                                    by a Trust will be discussed in the related Prospectus
                                    Supplement. See "Certain Federal Income Tax
                                    Consequences" herein and in the related Prospectus
                                    Supplement.

ERISA Considerations..............  Subject to the considerations discussed under "ERISA
                                    Considerations" herein and in the related Prospectus
                                    Supplement, and unless otherwise specified in the
                                    related Prospectus Supplement, the Notes will be
                                    eligible for purchase by employee benefit plans. The
                                    related Prospectus Supplement

                                    will provide further information with respect to the
                                    eligibility of a class of Certificates for purchase by
                                    employee benefit plans. See "ERISA Considerations"
                                    herein and in the related Prospectus Supplement.

Rating............................  Unless otherwise provided in the related Prospectus
                                    Supplement, as a condition of issuance, the Securities
                                    of each series will be rated in one of the four highest
                                    rating categories by at least one nationally recognized
                                    rating agency (a "Rating Agency"). There is no assurance
                                    that the ratings initially assigned to such Securities
                                    will not be subsequently lowered or withdrawn by the
                                    Rating Agencies. In the event the rating initially
                                    assigned to any Securities is subsequently lowered for
                                    any reason, no person or entity will be obligated to
                                    provide any credit enhancement in addition to the credit
                                    enhancement, if any, specified in the related Prospectus
                                    Supplement.

Registration of Securities........  Unless otherwise specified in the related Prospectus
                                    Supplement, the Certificates, if any, and the Notes, if
                                    any, of each series will be registered in the name of
                                    Cede & Co., as the nominee of DTC, and will be available
                                    for purchase only in book-entry form on the records of
                                    DTC and participating members thereof. Certificates and
                                    Notes will be issued in definitive form only under the
                                    limited circumstances described herein. All references
                                    herein to "Holders" or "Certificateholders" or
                                    "Noteholders" shall reflect the rights of beneficial
                                    owners of Certificates (the "Certificate Owners") or of
                                    Notes ("Note Owners"), as the case may be, as they may
                                    indirectly exercise such rights through DTC and
                                    participating members thereof, except as otherwise
                                    specified herein or in the related Prospectus
                                    Supplement. See "Description of the Purchase Agreements
                                    and the Trust Documents-Book-Entry Registration."

                                  RISK FACTORS

IMPACT OF PORTFOLIO GROWTH AND NEW PRODUCTS

    Arcadia Financial has experienced rapid growth in its loan servicing portfolio. Historically, the statistical incidence of delinquencies and defaults in connection with automobile loans tends to vary over the age of the loan. For example, statistically, loans that are between six and fourteen months old have had a higher likelihood of being delinquent or defaulting than loans with similar credit characteristics that are three months old. Accordingly, to the extent that portfolio growth results in a servicing portfolio containing disproportionately more loans originated within the prior six months, the current and historical delinquency and default rates of loans in the servicing portfolio may understate future delinquency and default rates. Also, there can be no assurance that Arcadia Financial's transition from centralized to regional servicing and collection will not adversely affect the rate of loan delinquencies and defaults. In addition, to the extent that Arcadia Financial offers new loan products which involve different underwriting policies, the delinquency and default rates of Arcadia Financial's servicing portfolio may change. Arcadia Financial has instituted a tiered pricing system and has periodically increased the authorized amount of loans purchased under its Classic program involving borrowers who do not meet all of the underwriting standards in Arcadia Financial's Premier program and are charged rates of interest higher than those under Arcadia Financial's Premier program. As a result of the increase in Classic loans as a proportion of Arcadia Financial's portfolio, there has been an increase in the rates of, and reserves for, delinquency, repossession and loss historically reported by Arcadia Financial. To estimate future delinquency, repossession and loss experience related to Classic loans, Arcadia Financial uses a combination of factors, including actual loan performance experience on Premier loans, adjusted for the estimated effects of less favorable credit characteristics, and industry experience on loans with similar credit characteristics. However, there can be no assurance that the Classic loans will perform under varying economic conditions in the manner estimated by Arcadia Financial. Any increase in delinquency, repossession and loss rates related to Classic loans above the rates estimated by Arcadia Financial could have a material adverse effect on Arcadia Financial's business, financial condition and results of operations, as well as its liquidity. Furthermore, because loan default and delinquency rates tend to increase during the six- to fourteen-month period from loan origination, the impact of increases in the Classic program on Arcadia Financial's overall delinquency, repossession and loss rates will not be fully realized until the amount of Classic loans which have entered this six- to fourteen-month period is proportionate to the amount of Classic loans being purchased by Arcadia Financial relative to Premier loans. In addition, certain of Arcadia Financial's loan products which produce higher delinquency, repossession and loss rates than initially expected may continue to have an impact on Arcadia Financial's overall loan performance, even after being discontinued or modified, until the initially generated loans mature beyond the six- to fourteen-month period. In 1996, Arcadia Financial discontinued a Classic loan product directed at first-time credits and modified a Classic program for financing the sale of its repossessed inventory in retail markets, each of which had experienced higher than expected delinquency, repossession and loss rates.

CERTAIN LEGAL ASPECTS

    With respect to each series of Securities, the transfer of the Receivables to the related Trust will be subject to the requirements of the Uniform Commercial Code (the "UCC") as in effect in Minnesota and New York. The Seller will take or cause to be taken such action as is required to perfect the Trust's rights in the Receivables. Although a Custodian (as specified in the related Prospectus Supplement) may initially hold the Receivable Files (as defined below), the Owner Trustee may subsequently appoint Arcadia Financial, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to the conditions, if any, specified in the related Prospectus Supplement or the related Trust Documents, as custodian to hold the Receivable Files for the Trust. In any event, the Receivable Files will not be stamped or otherwise marked to indicate their sale to the Trust. Accordingly, there exists a risk that, through fraud or negligence, a purchaser could acquire an interest in the Receivables superior to the interest of the Trust or that the Trust's security interest in the Receivables could be released.

    Due to the administrative burden and expense, the certificates of title for the Financed Vehicles will not be amended to reflect the assignment of the security interests in the Financed Vehicles by Arcadia Financial to the Seller, or by the Seller to the Owner Trustee. In the absence of such an amendment, the Owner Trustee may not have a perfected security interest in the Financed Vehicles. Moreover, statutory liens for repairs or unpaid taxes may have priority even over perfected security interests in the Financed Vehicles. See "Description of the Purchase Agreements and the Trust Documents-Sale and Assignment of the Receivables" and "Certain Legal Aspects of the Receivables."

INSOLVENCY RISKS

    Arcadia Financial intends that any transfer of Receivables to the Seller will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of Arcadia Financial. However, if Arcadia Financial were to become a debtor under the federal bankruptcy code or similar applicable state laws (collectively, "Insolvency Laws"), a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that such sale of Receivables by Arcadia Financial was a pledge of the Receivables rather than a sale. This position, if presented to or accepted by a court, could cause, among other things, the related Trust to experience a delay in or reduction of collections on the Receivables.

    In addition, if Arcadia Financial were to become a debtor under any Insolvency Law, a creditor or trustee in bankruptcy of Arcadia Financial or Arcadia Financial as debtor-in-possession might argue that the assets and liabilities of the Seller should be consolidated with the assets and liabilities of Arcadia Financial. The Seller has taken and will take steps in structuring the transactions contemplated hereby and by the related Prospectus Supplement that are intended to make it unlikely that any such attempt to consolidate the Seller and Arcadia Financial would succeed. See "The Seller." In addition, the Seller intends that any transfer of Receivables to a Trust will constitute a sale, rather than a pledge of the Receivables to secure indebtedness of the Seller. Nevertheless, if these positions-that the assets and liabilities of the Seller should be consolidated with those of Arcadia Financial, and that the Seller's transfer of the Receivables was a pledge rather than a sale-were presented to or accepted by a court, a Trust could experience, among other things, a delay in or reduction of collections on the Receivables.

    A case recently decided by the United States Court of Appeals for the Tenth Circuit contains language to the effect that accounts sold by an entity that subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Receivables constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Arcadia Financial were to become a debtor under any Insolvency Law and a court were to follow the reasoning of the Tenth Circuit Court of Appeals and apply such reasoning to chattel paper, a Trust could experience a delay in or reduction of collections on the Receivables.

SUBORDINATION; LIMITED ASSETS

    To the extent specified in the related Prospectus Supplement, distributions of interest and principal on the Certificates (if any) of such series may be subordinated in priority of payment to interest and principal due on the Notes (if any) of such series and/or to distributions of interest and principal on other classes of Certificates of such series. In addition, holders of certain classes of Securities of any series may have the right to take actions that are detrimental to the interests of the holders of Securities of certain other classes of Securities of such series. Moreover, no Trust will have any significant assets or sources of funds other than the Receivables and, to the extent provided in the related Prospectus Supplement, a Pre-Funding Account and any credit enhancement specified in the related Prospectus Supplement. The Notes, if any, of any series will represent obligations solely of, and the Certificates, if any, of such series will represent interests solely in, the related Trust, and neither the Notes nor the Certificates of any such series will be insured or guaranteed by the Seller, the Servicer, the applicable Owner Trustee, the applicable Indenture Trustee or, except as specified in the related Prospectus Supplement, any other person or entity. Consequently, holders of the Securities of any series must rely for payment upon payments on the related

Receivables and, if and to the extent available, amounts on deposit in the Pre-Funding Account, if any, and any credit enhancement, if any, as specified in the related Prospectus Supplement.

YIELD AND PREPAYMENT CONSIDERATIONS

    The weighted average life of the Securities will be reduced by full or partial prepayments on the Receivables. The Receivables will generally be prepayable at any time without penalty. Prepayments (or, for this purpose, equivalent payments to the related Trust) may result from payments by Obligors, liquidations due to default, the receipt of proceeds from physical damage or credit insurance, repurchases by Arcadia Financial as a result of certain uncured breaches of the warranties made by it with respect to the Receivables ("Warranty Receivables"), purchases by the Servicer as a result of certain uncured breaches of the covenants made by it with respect to the Receivables ("Administrative Receivables") in the related Agreement, or either of the Seller or the Servicer exercising its option to purchase all of the remaining Receivables.

    Unless otherwise specified in the related Prospectus Supplement, the amounts paid to Securityholders in respect of principal on any Distribution Date or Payment Date will include all prepayments on the Receivables during the corresponding Monthly Periods. The Certificateholders and the Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Securities.

LIMITED LIQUIDITY

    There is currently no market for the Securities of any series. There can be no assurance that any such market will develop or, if it does develop, that it will provide Securityholders with liquidity of investment or will continue for the life of the Securities. The Securities will not be listed on any securities exchange.

    Unless otherwise specified in the related Prospectus Supplement, the Securities will be issued in book-entry, rather than physical, form and, as a result, in certain circumstances, the liquidity of the Securities in the secondary market and the ability of the Certificate Owners and Note Owners to pledge them may be adversely affected. See "Plan of Distribution" and "Certain Information Regarding the Securities-Book-Entry Registration."

                                   THE TRUSTS

    With respect to each series of Securities, the Seller will establish a Trust pursuant to the related Trust Documents. Prior to the sale and assignment of the related Receivables pursuant to the related Trust Documents, the Trust will have no assets or obligations. The Trust will not engage in any business activity other than acquiring and holding the Trust Property, issuing the Certificates, if any, and the Notes, if any, of such series and distributing payments thereon.

    Each Certificate, if any, will represent a fractional undivided interest in, and each Note, if any, will represent an obligation of, the related Trust. The Trust Property of each Trust will include, among other things, (i) a Receivables Pool; (ii) all monies paid or payable thereon after the Cutoff Date (as specified in the related Prospectus Supplement); (iii) such amounts as from time to time may be held in the Lockbox Account (as defined herein), the Collection Account (including all investments in the Collection Account and all income from the investment of funds therein and all proceeds thereof) and certain other accounts (including the proceeds thereof); (iv) an assignment of the security interests of Arcadia Financial in the Financed Vehicles securing the related Receivables; (v) an assignment of the right to receive proceeds from the exercise of rights against Dealers under agreements between Arcadia Financial and such Dealers (the "Dealer Agreements") and the assignment of rights in respect of each related Receivable from the applicable Dealer to Arcadia Financial (the "Dealer Assignments"); (vi) an assignment of the right to receive proceeds from claims on certain insurance policies covering the related Financed Vehicles or Obligors; (vii) an assignment of the rights of the Seller under the related Purchase Agreement, and (viii) certain other rights under the related Trust Documents. See "The Receivables" and "Description of the Purchase Agreements and the Trust Documents-Collections." The Trust Property will also include, if so specified in the related Prospectus Supplement, monies on deposit in a Pre-Funding Account to be established with the Indenture Trustee or the Owner Trustee, which will be used to purchase Subsequent Receivables from the Seller from time to time (and as frequently as daily) during the Pre-Funding Period specified in the related Prospectus Supplement. Any Subsequent Receivables so purchased will be included in the related Receivables Pool forming part of the Trust Property, subject to the prior rights of the related Indenture Trustee and the Noteholders therein. In addition, to the extent specified in the related Prospectus Supplement, a financial guaranty insurance policy or some other form of credit enhancement may be issued to or held by the Owner Trustee or the Indenture Trustee for the benefit of holders of one or more classes of Securities.

    The Servicer will service the Receivables held by each Trust and will receive fees for such services. See "Description of the Purchase Agreements and the Trust Documents-Servicing Compensation." Unless otherwise specified in the related Prospectus Supplement, Arcadia Financial, on behalf of each Trust, will hold the original installment sales contract or promissory note as well as copies of documents and instruments relating to each Receivable and evidencing the security interest in the Financed Vehicle securing each Receivable (the "Receivable Files"). In order to protect the Trust's ownership interest in the Receivables, Arcadia Financial and the Seller will each file a UCC-1 financing statement in Minnesota to give notice of such Trust's ownership of the related Receivables and the related Trust Property.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee's liability in connection with the issuance and sale of the Securities of such series will be limited solely to the express obligations of such Owner Trustee set forth in the related Trust Documents. An Owner Trustee may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer or its successor, will be obligated to appoint a successor trustee acceptable to the Security Insurer. The General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer, with the consent of the Security Insurer, if any (prior to an Insurer Default), may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as Owner Trustee under the related Trust Documents or if the Owner Trustee becomes insolvent. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement, or if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee acceptable to the Security Insurer. Any resignation or removal of an Owner Trustee and appointment of a successor trustee will be subject to any conditions or approvals specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by the successor trustee.

                                THE RECEIVABLES

GENERAL

    Arcadia Financial purchases retail installment sales contracts and promissory notes secured by new and used motor vehicles from Dealers who regularly originate and sell such contracts and notes to Arcadia Financial. Arcadia Financial generally acquires each such contract or note (a "Loan") under a Dealer Agreement and a Dealer Assignment which obligate the Dealer to repurchase the Loan in the event of a breach by the Dealer of certain representations and warranties made therein. These representations and warranties typically relate to the origination of the Loan and the security interest in the related Financed Vehicle. The Dealers' representations and warranties do not relate to the creditworthiness of the Obligor under the Loan or the collectibility of the Loan and, accordingly, Arcadia Financial does not have recourse to Dealers for credit losses on any Loans.

UNDERWRITING

    Arcadia Financial purchases each Loan in accordance with its established underwriting procedures. Arcadia Financial's underwriting procedures include scoring the borrower's loan application in accordance with Arcadia Financial's proprietary credit scoring system and comparing such credit scores to established underwriting criteria. For borrowers with credit scores falling outside predetermined criteria, Arcadia Financial requires additional review and approval by supervisory personnel in order to determine whether to approve such loans. These procedures are intended to assess the applicant's ability to repay the amounts due on the loan and the adequacy of the financed vehicle as collateral. Arcadia Financial's underwriting procedures do not distinguish between new and used vehicles. Arcadia Financial maintains a tiered pricing system, allowing it to price loans according to the borrower's credit characteristics. Arcadia Financial markets its loan products to dealers under two programs, designated Premier and Classic. "Premier" and "Classic" are proprietary trademarks of Arcadia Financial. Premier borrowers generally have stronger credit characteristics than those of Classic borrowers. At December 31, 1996, Arcadia Financial was purchasing approximately 50% of its aggregate loans under each of the Classic and the Premier programs. Arcadia Financial may change its loan purchase mix at any time and from time to time. Arcadia Financial considers substantially all of the loans it purchases under both the Premier and Classic programs to be in the "prime" or "non-prime" loan categories, but does not consider the loans it purchases to be in the "sub-prime" loan category.

    Each applicant for a loan is required to complete and sign an application which lists the applicant's assets, liabilities, income, credit and employment history and other personal information. Upon receipt of the completed loan application, Arcadia Financial's administrative personnel order a credit bureau report on the applicant to document the applicant's credit history. The application and the credit bureau report are given to one of Arcadia Financial's credit specialists for analysis under Arcadia Financial's proprietary credit scoring system.

    Arcadia Financial's credit scoring system evaluates the credit applicant with an emphasis on cash flow as a principal indicator of repayment capability and provides credit scores which are utilized by Arcadia Financial as a basis to determine if the applicant initially falls within the parameters of Arcadia Financial's underwriting criteria for a particular loan product. Assuming that the applicant qualifies, Arcadia Financial will expand its credit review by preparing an analysis of the applicant's debt-to-income and payment-to-income ratios, and purchasing from a credit bureau an additional credit score which attempts to assess the likelihood of borrower bankruptcies. If the applicant meets Arcadia Financial's underwriting standards, Arcadia Financial generally will approve the application. For Classic borrowers (and, if certain scoring criteria are not satisfied, for Premier borrowers), this data is subject to further investigation. This investigation typically consists of direct telephone confirmations, when feasible, of the applicant's employment and may also include direct credit references from banks and financial institutions noted on the application.

    Once scoring and verifications have been completed, one of Arcadia Financial's credit specialists reviews the application to ensure that it meets the requirements of Arcadia Financial's internal system and also reviews the various banking and employment verifications obtained. The credit specialist also considers the amount to be financed in relation to the purchase price and market value of the automobile. If the vehicle is used, Arcadia Financial determines market value based upon the Kelly Blue Book value or the National Automobile Dealers Association's ("NADA") Guide on Retail and Wholesale Values. Consistent with industry standards, this assessment does not include inspection of the automobile. Arcadia Financial does not reject an applicant solely because of the age of the automobile.

    Objective credit scoring criteria provide the factual background for lending decisions, but such decisions frequently require the credit judgment of Arcadia Financial's credit specialists. To the extent an applicant fails to meet one or more of the scoring benchmarks for the proposed loan, Arcadia Financial requires higher levels of management scrutiny before such loans are approved. In 1996, a substantial majority of Classic loans and a substantial number of Premier loans purchased by Arcadia Financial failed to meet at least one applicable scoring benchmark and required additional management review before approval of these loans.

    Upon completion of the credit analysis, Arcadia Financial decides whether it will approve, conditionally approve or deny the loan application as submitted. Conditioning approval of the application involves amending the dealer's proposed terms of the loan to qualify the application according to Arcadia

Financial's procedures. Typical conditions include, but are not limited to, requiring a co-applicant, amending the length of the proposed term, requiring additional down payment, substantiating certain credit information, or requiring proof of resolution of certain credit deficiencies as noted on the applicant's credit history. Approved, declined or conditioned application decisions are promptly communicated to the dealer by phone or facsimile. Additionally, the applicant is informed by Arcadia Financial of any credit denial or other adverse action by mail, in compliance with applicable statutory requirements.

    Arcadia Financial regularly reviews the quality of the loans it purchases and conducts internal compliance reviews on a monthly basis.

SERVICING

    Arcadia Financial, as the initial Servicer, will be responsible for managing, administering, servicing and making collections on the Receivables held by each Trust. In response to the rapid growth of its servicing portfolio, continued expansion of its Classic program (which generally requires greater collection efforts than its Premier program), and increases in delinquencies and default rates on its servicing portfolio, Arcadia Financial substantially increased its servicing and collection staff and, in October 1996, implemented a strategy to regionalize its servicing and collection activities into four new locations: Charlotte, North Carolina; Dallas, Texas; Denver, Colorado and Minneapolis, Minnesota. At December 31, 1996, Arcadia Financial employed 510 service representatives and collection associates who are responsible for various aspects of the collection and repossession procedures, compared with 188 and 38 at December 31, 1995 and 1994, respectively. Arcadia Financial also substantially expanded the capacity of its highly automated telephone dialing systems (the "autodialer") in connection with its establishment of four regional servicing and collection centers. In addition, Arcadia Financial uses a computerized collection system to aid its service and collection associates. Arcadia Financial regularly evaluates its servicing staffing needs based on anticipated growth in its servicing portfolio and estimated delinquency and repossession rates.

    Arcadia Financial generally utilizes the autodialer initially to contact delinquent obligors. Based on parameters established by Arcadia Financial for each of its loan programs, the autodialer will phone the obligor within five to ten days after a past due date. Once the call is answered, the autodialer will immediately transfer the call to an available customer service representative located in one of Arcadia Financial's four regional service and collection centers and will automatically display the obligor's loan information on the representative's computer screen. The autodialer will continue to follow up with obligors at various times throughout the first 30 days after a past due date (typically every third day) if previous efforts do not result in the account deficiency being cured. In addition to telephone inquiries, Arcadia Financial's computerized collection system generates past due notices which are mailed to the obligor at various intervals during the first 30 days after a past due date. The first such correspondence is generally sent approximately 13 days after a past due date.

    If the collection effort during the first 30 days after a past due date does not result in a satisfactory resolution of the delinquent account, then the account is forwarded to collection specialists. These collection specialists will typically send a final demand letter to the delinquent obligor allowing the obligor a specified number of days to bring the account current. During this period, the collection specialist generally will make a recommendation as to whether the automobile should be repossessed or other action, such as a contract extension, should be taken.

    Arcadia Financial follows specific procedures with respect to contract extensions. Generally, an extension requires special circumstances, is based on a re-evaluation of the Obligor's creditworthiness, and requires approval by a collection department manager. Under the Trust Documents, unless otherwise specified in the related Prospectus Supplement, the Servicer will not be permitted to extend the monthly payments of a Receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and in no event later than the month preceding the Final Scheduled Distribution Date (as specified in the related Prospectus Supplement). Subject to certain limited exceptions set forth in the Trust Documents, the Servicer cannot, without the consent of the Security Insurer, if any (prior to an Insurer

Default), unless otherwise specified in the Trust Documents, otherwise agree to amend or modify any Receivable. If an Insurer Default occurs, subject to certain limited exceptions, amendments and modifications of the Receivables will not be permitted. See "Description of the Purchase Agreements and the Trust Documents-Servicing Procedures."

    Arcadia Financial uses unaffiliated independent contractors to perform repossessions. Once a Financed Vehicle is repossessed, a letter is sent giving the Obligor a specified number of days to redeem the Financed Vehicle in accordance with state law. At the expiration of the time period, Arcadia Financial will determine the method of sale and will repair (if necessary) and prepare the Financed Vehicle for sale. Arcadia Financial has historically sold repossessed Financed Vehicles through wholesale auto auctions and retail consignment lots. Beginning in 1995, Arcadia Financial has primarily utilized retail consignment lots to sell its repossessed inventory. Under this method Arcadia Financial retains control of repossessed automobiles on behalf of the relevant securitization trust until resold through independent dealers. Arcadia Financial has a remarketing department responsible for the management of its repossession inventory, which decides whether to sell each vehicle repossessed in the retail or wholesale market, manages reconditioning and repairs when necessary, tracks vehicles until sold and selects and monitors the retail consignment lots used by Arcadia Financial. At December 31, 1996, Arcadia Financial had arrangements with 67 smaller retail consignment lots compared to 10 large retail consignment lots at December 31, 1995. Any surplus proceeds received from the sale of the Financed Vehicle (net of all collection, repossession and disposition expenses) over the balance of the Loan will be remitted to the Obligor.

    The present policy of Arcadia Financial is to charge off a Loan on the earlier of the date on which (i) the Loan becomes 90 days delinquent or (ii) the related Financed Vehicle is repossessed and sold. Notwithstanding this policy, Arcadia Financial may elect not to charge off a Loan that is 90 days delinquent if Arcadia Financial determines that it is likely to recover on a later date all or a portion of the outstanding Loan balance upon repossession and sale, in which case the Loan will be charged off when the related Financed Vehicle has been repossessed and sold. Unless otherwise specified in the related Prospectus Supplement, the related Trust Documents will define a "Liquidated Receivable" as a Receivable as to which (i) the Servicer has repossessed the Financed Vehicle and all applicable redemption periods have expired, (ii) the Servicer has determined in good faith that all amounts it expects to recover have been received or (iii) any scheduled payment thereon (a "Scheduled Payment") or any portion thereof has become more than 180 days past due.

INSURANCE

    Arcadia Financial requires each Obligor to obtain a physical damage insurance policy naming Arcadia Financial as loss payee with respect to the Financed Vehicle. If any Obligor is in default in the payment of a premium on such an insurance policy, Arcadia Financial may obtain a replacement policy, paying the premium out of its own funds, and may require the Obligor to pay such premium pursuant to an obligation separate from the contract or note evidencing the related Loan.

DELINQUENCY, LOAN LOSS AND REPOSSESSION INFORMATION

    Certain information relating to Arcadia Financial's delinquency, loan loss and repossession experience with respect to all Loans it has purchased and continues to service will be set forth in each Prospectus Supplement. This information will include the experience with respect to all Loans in Arcadia Financial's portfolio of Loans serviced, including Loans which do not meet the criteria for selection as a Receivable for any particular Receivables Pool. There can be no assurance that the delinquency, loan loss and repossession experience on any Receivables Pool will be comparable to prior experience.

SELECTION CRITERIA AND CERTAIN OTHER CHARACTERISTICS

    Information with respect to each Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the criteria used to select the related Receivables and the composition, distribution by annual percentage rate ("APR") and geographic concentration of such Receivables.

                      YIELD AND PREPAYMENT CONSIDERATIONS

    Unless otherwise specified in the related Prospectus Supplement, the Receivables will be simple interest retail installment sales contracts and promissory notes. Payments on simple interest obligations are applied first to interest accrued through the payment date, and the remainder is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays an installment before its due date, the portion of the payment allocable to interest for the period will be less than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly greater, and the principal balance will be amortized more rapidly than scheduled. Conversely, if an Obligor pays an installment after its due date, the portion of the payment allocable to interest will be greater than if the payment had been made on the due date, the portion of the payment applied to reduce the principal balance will be correspondingly less, and the principal balance will be amortized slower than scheduled, in which case a larger portion of the principal balance may be due on the final scheduled payment date. Any interest shortfalls resulting from early payment or prepayment of a Receivable will be funded by collections on other Receivables or, to the extent collections are insufficient, by payments under the Policy, if any, or other applicable form of credit enhancement, if any, described in the related Prospectus Supplement.

    A substantial portion of the Receivables will be prepayable, without premium or penalty, by Obligors at any time. Prepayments (or, for this purpose, equivalent payments to a Trust) also may result from liquidations due to default, receipt of proceeds from insurance policies, repurchases by Arcadia Financial of Warranty Receivables, purchases by the Servicer of Administrative Receivables or as a result of the Seller or the Servicer exercising its option to purchase the Receivables Pool. See "Description of the Purchase Agreements and the Trust Documents." The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors. While Arcadia Financial does not maintain specific records for this purpose, it estimates that, based on its experience over the past four years, the monthly prepayment rate on the outstanding principal amount of the motor vehicle installment sales contracts it has originated and serviced, for itself and others, has been approximately 1.5%. However, no assurance can be given that the Receivables included in any Receivables Pool will experience this rate of prepayment or any greater or lesser rate. No assurance can be given that prepayments on the Receivables will conform to any estimated or actual historical experience, and no prediction can be made as to the actual prepayment rates which will be experienced on the Receivables. Certificateholders and Noteholders will bear all reinvestment risk resulting from the timing of payments of principal on the Certificates or the Notes, as the case may be.

    If so specified in the related Prospectus Supplement, certain of the Receivables included in a Receivables Pool may provide for level monthly payments during the scheduled term of the Receivable but a substantially larger final payment at the scheduled maturity of the Receivable (each a "Balloon Payment Receivable"). Although it is likely that the inclusion of such Balloon Payment Receivables in a Receivables Pool would affect the weighted average lives of the related Securities, no prediction can be made as to the nature or magnitude of such effect.

                                  POOL FACTOR

    The "Certificate Pool Factor" for each class of Certificates, if any, will be an eight-digit decimal which the Servicer will compute indicating the Certificate Balance with respect to such Certificates as of each Distribution Date (after giving effect to all distributions of principal made on such Distribution Date), as a fraction of the Cutoff Date Certificate Principal Balance. The "Note Pool Factor" for each class of Notes, if any, will be an eight-digit decimal which the Servicer will compute indicating the remaining outstanding principal balance with respect to such Notes as of each Payment Date (after giving effect to all distributions of principal on such Payment Date) as a fraction of the initial outstanding principal balance of such class of Notes. Each Certificate Pool Factor and each Note Pool Factor will initially be 1.00000000; thereafter, the Certificate Pool Factor and the Note Pool Factor will decline to reflect reductions in the

Certificate Balance of the applicable class of Certificates or reductions in the outstanding principal balance of the applicable class of Notes, as the case may be. The amount of a Certificateholder's pro rata share of the Certificate Balance for the related class of Certificates can be determined by multiplying the original denomination of the Certificateholder's Certificate by the then applicable Certificate Pool Factor. The amount of a Noteholder's pro rata share of the aggregate outstanding principal balance of the applicable class of Notes can be determined by multiplying the original denomination of such Noteholder's Note by the then applicable Note Pool Factor.

    With respect to each Trust and pursuant to the related Trust Documents, on each Distribution Date or Payment Date, as the case may be, the Certificateholders and the Noteholders will receive periodic reports from the Owner Trustee stating the Certificate Pool Factor or the Note Pool Factor, as the case may be, and containing various other items of information. Unless and until Definitive Certificates or Definitive Notes are issued, such reports will be sent on behalf of the Trust to the Owner Trustee and the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive such reports, upon written request, together with a certification that they are Certificate Owners or Note Owners and payment of any expenses associated with the distribution of such reports, from the Owner Trustee and the Indenture Trustee at the addresses specified in the related Prospectus Supplement. See "Certain Information Regarding the Securities-Statements to Securityholders."

                                USE OF PROCEEDS

    Unless otherwise specified in the related Prospectus Supplement, the net proceeds to be received by the Seller from the sale of each series of Securities will be used to pay to Arcadia Financial the purchase price for the Receivables and to make the deposit of the Pre-Funded Amount into the Pre-Funding Account, if any, to repay warehouse lenders and/or to provide for other forms of credit enhancement specified in the related Prospectus Supplement. The net proceeds to be received by Arcadia Financial will be used to pay its warehouse loans, and any additional proceeds will be added to Arcadia Financial's general funds and used for its general corporate purposes. See "Arcadia Financial Ltd."

                                   THE SELLER

    The Seller, a wholly owned subsidiary of Arcadia Financial Ltd., was incorporated in the State of Delaware on February 3, 1993. The Seller has been organized for the limited purposes of purchasing receivables from Arcadia Financial Ltd. and transferring such receivables to trusts such as the Trusts described herein and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 7825 Washington Avenue South, Suite 410, Minneapolis, Minnesota 55439-2435, and its telephone number is (612) 942-9880.

    The Seller has taken and will take steps in structuring the transactions contemplated hereby and in the related Prospectus Supplement that are intended to make it unlikely that a voluntary or involuntary application for relief by Arcadia Financial under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller with those of Arcadia Financial. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to a Certificate of Incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the unanimous affirmative vote of all of its directors and the holders of at least 66 2/3% of its outstanding common stock). The Seller's Certificate of Incorporation includes a provision that requires the Seller to have at least one director who qualifies under the Certificate of Incorporation as an "Independent Director." The Seller has no intention of filing a voluntary petition under Insolvency Laws unless its own financial affairs merit such action.

                             ARCADIA FINANCIAL LTD.

    Arcadia Financial purchases, securitizes and services consumer automobile loans originated primarily by new car dealers affiliated with major foreign and domestic manufacturers. Arcadia Financial provides an alternative and independent source of financing to automobile dealers for their customers' purchases of new and used automobiles. Arcadia Financial attempts to meet the needs of dealers through consistent underwriting and loan purchasing practices, extended operating hours, competitive interest rates, a dedicated customer service staff, fast turn-around of loan applications, promotions and systems designed to expedite processing of loan applications.

    Since Arcadia Financial's inception in March 1990, Arcadia Financial has established 17 regional buying centers and expanded its dealer network to include more than 7,000 dealers in 38 states. Arcadia Financial's regional buying centers are located in Phoenix, Arizona; Sacramento, California; San Diego, California; Denver, Colorado; Orlando, Florida; Atlanta, Georgia; Boston, Massachusetts; Minneapolis, Minnesota; St. Louis, Missouri; Buffalo, New York; Charlotte, North Carolina; Cincinnati, Ohio; Nashville, Tennessee; Dallas, Texas; Houston, Texas; San Antonio, Texas; and Seattle, Washington.

    Arcadia Financial purchases a Loan from a dealer only after Arcadia Financial has reviewed and approved a customer's credit application in accordance with Arcadia Financial's underwriting policies and procedures. See "The Receivables-Underwriting." Arcadia Financial accumulates the automobile loans it purchases and then sells them to a trust, which in turn sells asset-backed securities to investors (a "securitization"). Prior to each securitization, Arcadia Financial funds the acquisition of loans primarily through warehouse facilities with financial institutions and institutional lenders.

    Federal law grants to the United States Olympic Committee ("USOC") the exclusive right to use the word "Olympic" and certain variations thereof. In September 1996, the USOC notified Olympic Financial that it must cease using Olympic in its name by June 1, 1997. In compliance with such notice, Olympic Financial changed its name from Olympic Financial Ltd. to Arcadia Financial Ltd. on April 29, 1997, and is currently operating under the name of Arcadia Financial Ltd. Arcadia Financial has registered its "Arcadia Financial Ltd." service mark with the United States Patent and Trademark Office.

    Arcadia Financial is a Minnesota corporation. Arcadia Financial's principal executive offices are located at Arcadia Financial Center, 7825 Washington Avenue South, Minneapolis, Minnesota 55439-2435, and its telephone number is
(612) 942-9880.

                                THE CERTIFICATES

GENERAL

    With respect to each Trust, one or more classes of Certificates of a given series may be issued pursuant to Trust Documents to be entered into between the Seller, Arcadia Financial and the Owner Trustee, forms of which have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the material provisions of the Trust Documents. Where particular provisions of or terms used in the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of this summary.

    Unless otherwise specified in the related Prospectus Supplement, each class of Certificates will initially be represented by a single Certificate registered in the name of the nominee of DTC (together with any successor depository selected by the Seller, the "Depository"). See "Certain Information Regarding the Securities-Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, the Certificates evidencing interests in a Trust will be available for purchase in denominations of $1,000 initial principal amount and integral multiples thereof, except that one Certificate evidencing an interest in such Trust may be issued in a denomination that is less than $1,000 initial principal amount. Certificates may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise specified in the related Prospectus Supplement, the Owner Trustee will initially be designated as the registrar for the Certificates.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL

    The timing and priority of distributions, seniority, allocations of loss, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest (or, where applicable, with respect to principal only or interest only) on the Certificates of any series will be described in the related Prospectus Supplement. Distributions of interest on the Certificates will be made on the dates specified in the related Prospectus Supplement (each, a "Distribution Date") and, unless otherwise specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal. A series may include one or more classes of Strip Certificates entitled to (i) distributions in respect of principal with disproportionate, nominal or no interest distribution, or (ii) interest distributions, with disproportionate, nominal or no distributions in respect of principal. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates), or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificate, or the initial Pass-Through Rate and the method for determining the Pass-Through Rate. Unless otherwise specified in the related Prospectus Supplement, interest on the Certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Unless otherwise specified in the related Prospectus Supplement, distributions in respect of the Certificates will be subordinate to payments in respect of the Notes, if any, as more fully described in the related Prospectus Supplement. Distributions in respect of principal of any class of Certificates will be made on a pro rata basis among all of the Certificateholders of such class.

    In the case of a series of Certificates which includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement.

                                   THE NOTES

GENERAL

    A series of Securities may include one or more classes of Notes issued pursuant to the terms of an Indenture, a form of which has been filed as an exhibit to the Registration Statement of which this

Prospectus forms a part. Unless otherwise specified in the related Prospectus Supplement, no Notes will be issued as a part of any series. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Notes and the Indenture, and the following summary may be supplemented or superseded in whole or in part by the related Prospectus Supplement. Where particular provisions of or terms used in the Indenture are referred to, the actual provisions (including definition of terms) are incorporated by reference as part of this summary.

    Unless otherwise specified in the related Prospectus Supplement, each class of Notes will initially be represented by a single Note registered in the name of the nominee of the Depository. See "Certain Information Regarding the Securities-Book-Entry Registration." Unless otherwise specified in the related Prospectus Supplement, Notes will be available for purchase in denominations of $1,000 and integral multiples thereof. Notes may be transferred or exchanged without the payment of any service charge other than any tax or governmental charge payable in connection with such transfer or exchange. Unless otherwise provided in the related Prospectus Supplement, the Indenture Trustee will initially be designated as the registrar for the Notes.

PRINCIPAL AND INTEREST ON THE NOTES

    The timing and priority of payment, seniority, allocations of loss, Interest Rate and amount of or method of determining payments of principal and interest on the Notes will be described in the related Prospectus Supplement. The right of holders of any class of Notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of any class or classes of Notes of such series, or any class of Certificates, as described in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, payments of interest on the Notes will be made prior to payments of principal thereon. A series may include one or more classes of Strip Notes entitled to (i) principal payments with disproportionate, nominal or no interest payment, or (ii) interest payments with disproportionate, nominal or no principal payments. Each class of Notes may have a different Interest Rate, which may be a fixed, variable or adjustable Interest Rate (and which may be zero for certain classes of Strip Notes), or any combination of the foregoing. The related Prospectus Supplement will specify the Interest Rate for each class of Notes, or the initial Interest Rate and the method for determining the Interest Rate. One or more classes of Notes of a series may be redeemable under the circumstances specified in the related Prospectus Supplement.

    Unless otherwise specified in the related Prospectus Supplement, payments in respect of interest to Noteholders of all classes within a series will have the same priority. Under certain circumstances, the amount available for such payments could be less than the amount of interest payable on the Notes on any of the dates specified for payments in the related Prospectus Supplement (each, a "Payment Date"), in which case each class of Noteholders will receive their ratable share (based upon the aggregate amount of interest due to such class of Noteholders) of the aggregate amount available to be distributed in respect of interest on the Notes.

    In the case of a series of Securities which includes two or more classes of Notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination thereof, of each such class will be set forth in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, payments in respect of principal and interest of any class of Notes will be made on a pro rata basis among all of the Notes of such class.

THE INDENTURE

    A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of the applicable Indenture (without exhibits) upon request to a holder of Notes issued thereunder.

    MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT. Each Trust and related Indenture Trustee (on behalf of such Trust) may, with the consent of the Security Insurer, if any (prior to an Insurer Default), but without consent of the related Noteholders, enter into one or more supplemental indentures for any of the following purposes: (i) to correct or amplify the description of the collateral or add additional collateral; (ii) to provide for the assumption of the Note and the Indenture obligations by a permitted successor to the Trust; (iii) to add additional covenants for the benefit of the related Noteholders, or to surrender any rights or power conferred upon the Trust; (iv) to convey, transfer, assign, mortgage or pledge any property to or with the Indenture Trustee; (v) to cure any ambiguity or correct or supplement any provision in the Indenture or in any supplemental indenture; (vi) to provide for the acceptance of the appointment of a successor Indenture Trustee or to add to or change any of the provisions of the Indenture or in any supplemental indenture which may be inconsistent with any other provision of the Indenture as shall be necessary and permitted to facilitate the administration by more than one trustee; (vii) to modify, eliminate or add to the provisions of the Indenture in order to comply with the Trust Indenture Act of 1939, as amended; and (viii) to add any provisions to, change in any manner, or eliminate any of the provisions of, the Indenture or modify in any manner the rights of Noteholders under such Indenture; provided that any action specified in this clause (viii) shall not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of any related Noteholder unless Noteholder consent is otherwise obtained as described below.

    MODIFICATIONS OF INDENTURE WITH NOTEHOLDER CONSENT. With respect to each Trust, with the consent of the Security Insurer, if any (prior to an Insurer Default), and the holders representing a majority of the principal balance of the outstanding related Notes (a "Note Majority"), the Owner Trustee and the Indenture Trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the related Indenture, or modify in any manner the rights of the related Noteholders.

    Without the consent of the Security Insurer, if any (prior to an Insurer Default), and the holder of each outstanding related Note affected thereby, however, no supplemental indenture may: (i) change the due date of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where the coin or currency in which any Note or any interest thereon is payable; (ii) impair the right to institute suit for the enforcement of certain provisions of the Indenture regarding payment; (iii) reduce the percentage of the aggregate amount of the outstanding Notes the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the Indenture or of certain defaults thereunder and their consequences as provided for in the Indenture; (iv) modify or alter the provisions of the Indenture regarding the voting of Notes held by the related Trust, any other obligor on the Notes, the Seller or an affiliate of any of them; (v) reduce the percentage of the aggregate outstanding amount of the Notes the consent of the holders of which is required to direct the Indenture Trustee to sell or liquidate the Receivables if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes; (vi) decrease the percentage of the aggregate principal amount of the Notes required to amend the sections of the Indenture which specify the applicable percentage of aggregate principal amount of the Notes necessary to amend the Indenture or certain other related agreements; or (vii) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the Indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the Indenture.

    EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT. With respect to each Trust, unless otherwise specified in the related Prospectus Supplement, "Events of Default" under the Indenture will consist of: (i) a default for five days or more in the payment of any interest on any Note; (ii) a default in the payment of the principal of or any installment of the principal of any Note when the same becomes due and payable; (iii) a default in the observance or performance in any material respect of any covenant or agreement of the Trust made in the Indenture, or any representation or warranty made by the Trust in the Indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 days after notice thereof is given to the Trust by the Indenture Trustee or to the Trust and the Indenture Trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or
(iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Trust. However, the amount of principal due and payable on any class of Notes on any Payment Date (prior to the Final Scheduled Payment Date, if any, for such class) will generally be determined by amounts available to be deposited in the Note Distribution Account for such Payment Date. Therefore, unless otherwise specified in the related Prospectus Supplement, the failure to pay principal on a class of Notes generally will not result in the occurrence of an Event of Default unless such class of Notes has a Final Scheduled Payment Date, and then not until such Final Scheduled Payment Date for such class of Notes.

    Unless otherwise specified in the related Prospectus Supplement, if an Event of Default should occur and be continuing with respect to the Notes of any series, the related Indenture Trustee or a Note Majority may declare the principal of the Notes to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a Note Majority.

    Unless otherwise specified in the related Prospectus Supplement, if the Notes of any series have been declared due and payable following an Event of Default with respect thereto, the related Indenture Trustee may and, at the direction of the Note Majority, shall institute proceedings to collect amounts due or foreclose on Trust Property, exercise remedies as a secured party, sell the related Receivables or elect to have the Trust maintain possession of such Receivables and continue to apply collections on such Receivables as if there had been no declaration of acceleration. Unless otherwise specified in the related Prospectus Supplement, the Indenture Trustee, however, will be prohibited from selling the related Receivables following an Event of Default, unless (i) the holders of all the outstanding related Notes consent to such sale; (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on such outstanding Notes at the date of such sale; or (iii) the Indenture Trustee determines that the proceeds of the Receivables would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the Indenture Trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes. Unless otherwise specified in the related Prospectus Supplement, following a declaration upon an Event of Default that the Notes are immediately due and payable, (i) Noteholders will be entitled to ratable repayment of principal on the basis of their respective unpaid principal balances and (ii) repayment in full of the accrued interest on and unpaid principal balances of the Notes will be made prior to any further payment of interest or principal on the Certificates.

    Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, if an Event of Default occurs and is continuing with respect to a series of Notes, the Indenture Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of such Notes, if the Indenture Trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the Indenture, a Note Majority in a series will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee, and a Note Majority may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

    No holder of a Note of any series will have the right to institute any proceeding with respect to the related Indenture, unless (i) such holder previously has given to the Indenture Trustee written notice of a continuing Event of Default, (ii) the holders of not less than 25% in principal amount of the outstanding Notes of such series have made written request of the Indenture Trustee to institute such proceeding in its own name as Indenture Trustee, (iii) such holder or holders have offered and, if requested, provided to the Indenture Trustee reasonable indemnity, (iv) the Indenture Trustee has for 60 days failed to institute such proceeding, (v) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes, and

(vi) in the case of a series of Securities with respect to which a Policy is issued, an Insurer Default shall have occurred and be continuing.

    If an Event of Default occurs and is continuing and if it is actually known to a responsible officer of the Indenture Trustee, the Indenture Trustee will mail to each Noteholder notice of the Event of Default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the Indenture Trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in the interests of the Noteholders.

    In addition, each Indenture Trustee and the related Noteholders, by accepting the related Notes, will covenant that they will not at any time institute against the Seller or the related Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

    Neither the Indenture Trustee nor the Owner Trustee in its individual capacity, nor any holder of a Certificate including, without limitation, the Seller, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the related Notes or for any agreement or covenant of the related Trust contained in the Indenture.

    CERTAIN COVENANTS. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless (i) the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state, (ii) such entity expressly assumes the Trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the Trust under the Indenture, (iii) no Event of Default shall have occurred and be continuing immediately after such merger or consolidation, (iv) the Owner Trustee has been advised that the then current rating of the related Notes or Certificates then in effect would not be reduced or withdrawn by the Rating Agencies as a result of such merger or consolidation, (v) the Security Insurer, if any (prior to an Insurer Default), has consented to such merger or consolidation, and (vi) the Owner Trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the Trust or to any related Noteholder or Certificateholder.

    Each Trust will not, among other things, (i) except as expressly permitted by the Indenture, the Purchase Agreement, the Trust Documents or certain related documents for such Trust (collectively, the "Related Documents"), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust, (ii) claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the Code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the Trust, (iii) dissolve or liquidate in whole or in part, (iv) permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related Notes under such Indenture except as may be expressly permitted thereby, or (v) except as expressly permitted by the Related Documents, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the Trust or any part thereof, or any interest therein or proceeds thereof.

    No Trust may engage in any activity other than as specified under the section of the related Prospectus Supplement entitled "The Trust." No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related Indenture or otherwise in accordance with the Related Documents.

    ANNUAL COMPLIANCE STATEMENT. Each Trust will be required to file annually with the related Indenture Trustee a written statement as to the fulfillment of its obligations under the Indenture.

    INDENTURE TRUSTEE'S ANNUAL REPORT. The Indenture Trustee will be required to mail each year to all related Noteholders a brief report relating to its eligibility and qualification to continue as Indenture Trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Trust to the Indenture Trustee in its individual capacity, the property and funds physically held by the Indenture Trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

    SATISFACTION AND DISCHARGE OF INDENTURE. The Indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the related Indenture Trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the Indenture Trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

    The Indenture Trustee for a series of Notes will be specified in the related Prospectus Supplement. The Indenture Trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). The Seller may also remove the Indenture Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes insolvent. In such circumstances, the Seller will be obligated to appoint a successor trustee acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will be subject to any conditions or approvals, if any, specified in the related Prospectus Supplement and will not become effective until acceptance of the appointment by a successor trustee.

                  CERTAIN INFORMATION REGARDING THE SECURITIES

BOOK-ENTRY REGISTRATION

    Unless otherwise provided in the related Prospectus Supplement, the Securities of each series will be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Securities will be represented by book entries on the records of the participating members of DTC. Definitive Securities will be available only under the limited circumstances described herein. Holders of the Securities may hold through DTC (in the United States) or Cedel or Euroclear (as defined herein) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cedel and Euroclear will hold omnibus positions in the Securities on behalf of the Cedel Participants (as defined below) and the Euroclear Participants (as defined below), respectively, through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries"), which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

    Certificate Owners and Note Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Securities may do so only through Participants (unless and until Definitive Certificates or Definitive Notes, each as defined below, are issued). In addition, Certificate Owners and Note Owners will receive all distributions of principal of, and interest on, the Securities from the Owner Trustee or the Indenture Trustee, as applicable, through DTC and Participants. Certificate Owners and Note Owners will not receive or be entitled to receive certificates representing their respective interests in the Securities, except under the limited circumstances described below and such other circumstances, if any, as may be specified in the related Prospectus Supplement.

    Unless and until Definitive Securities are issued, it is anticipated that the only Certificateholder of the Certificates and the only Noteholder of the Notes, if any, will be Cede & Co., as nominee of DTC. Certificate Owners and Note Owners will not be recognized by the Owner Trustee as Certificateholders or by the Indenture Trustee as Noteholders as those terms are used in the related Trust Documents or Indenture. Certificate Owners and Note Owners will be permitted to exercise the rights of Certificateholders or Noteholders, as the case may be, only indirectly through Participants and DTC.

    With respect to any series of Securities, while the Securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit distributions of principal of, and interest on, the Securities. Participants with whom Certificate Owners or Note Owners have accounts with respect to Securities are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners and Note Owners. Accordingly, although Certificate Owners and Note Owners will not possess Securities, the Rules provide a mechanism by which Certificate Owners and Note Owners will receive distributions and will be able to transfer their interests.

    With respect to any series of Securities, unless otherwise specified in the related Prospectus Supplement, Certificates (if any) and Notes (if any) will be issued in registered form to Certificate Owners and Note Owners, or their nominees, rather than to DTC (such Certificates and Notes being referred to herein as "Definitive Certificates" and "Definitive Notes," respectively), only if (i) DTC, the Seller or the Servicer advises the Owner Trustee or the Indenture Trustee, as the case may be, in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Certificates or the Notes, and the Seller, the Servicer, the Owner Trustee or the Indenture Trustee, as the case may be, is unable to locate a qualified successor, (ii) the Seller or the Administrator (if any) at its sole option has advised the Owner Trustee or the Indenture Trustee, as the case may be, in writing that it elects to terminate the book-entry system through DTC and
(iii) after the occurrence of a Servicer Termination Event, the holders representing a majority of the Certificate Balance (a "Certificate Majority") or a Note Majority advises the Owner Trustee or the Indenture Trustee, as the case may be, through DTC, that continuation of a book-entry system is no longer in their best interests. Upon issuance of Definitive Certificates or Definitive Notes to Certificate Owners or Note Owners, such Certificates or Notes will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Owner Trustee or the Indenture Trustee, as the case may be, with respect to transfers, notices and distributions.

    DTC has advised the Seller that, unless and until Definitive Certificates or Definitive Notes are issued, DTC will take any action permitted to be taken by a Certificateholder or a Noteholder under the related Trust Documents or Indenture only at the direction of one or more Participants to whose DTC accounts the Certificates or Notes are credited. DTC has advised the Seller that DTC will take such action with respect to any fractional interest of the Certificates or the Notes only at the direction of and on behalf of such Participants beneficially owning a corresponding fractional interest of the Certificates or the Notes. DTC may take actions, at the direction of the related Participants, with respect to some Certificates or Notes which conflict with actions taken with respect to other Certificates or Notes.

    Issuance of Certificates and Notes in book-entry form rather than as physical certificates or notes may adversely affect the liquidity of Certificates or Notes in the secondary market and the ability of the Certificate Owners or Note Owners to pledge them. In addition, since distributions on the Certificates and the Notes will be made by the Owner Trustee or the Indenture Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, with the Participants further crediting such distributions to the accounts of indirect participants or Certificate Owners or Note Owners, Certificate Owners and Note Owners may experience delays in the receipt of such distributions.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants (as defined below) or Euroclear Participants (as defined below), on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in Cedel or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Participant or Euroclear Participant on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC.

    Cedel is incorporated under the laws of Luxembourg as a professional depository ("Cedel"). Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to its Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

    The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in Euroclear in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described in Annex I hereto. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the "Euroclear Operator" or "Euroclear"), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash with the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

STATEMENTS TO SECURITYHOLDERS

    On or prior to each Distribution Date, the Servicer will prepare and provide to the Owner Trustee a statement to be delivered to the related Certificateholders on such Distribution Date. On or prior to each Payment Date, the Servicer will prepare and provide to the Indenture Trustee a statement to be delivered to the related Noteholders on such Payment Date. Such statements will be based on the information in the related Servicer's Certificate setting forth certain information required under the Trust Documents (the "Servicer's Certificate"). Unless otherwise specified in the related Prospectus Supplement, each such statement to be delivered to Certificateholders will include the following information as to the Certificates with respect to such Distribution Date or the period since the previous Distribution Date, as applicable, and each such statement to be delivered to Noteholders will include the following information as to the Notes with respect to such Payment Date or the period since the previous Payment Date, as applicable:

        (i) the amount of the distribution allocable to interest on or with respect to each class of Securities;

        (ii) the amount of the distribution allocable to principal on or with respect to each class of Securities;

       (iii) the Certificate Balance and the Certificate Pool Factor for each class of Certificates and the aggregate outstanding principal balance and the Note Pool Factor for each class of Notes, after giving effect to all payments reported under (ii) above on such date;

        (iv) the amount of the Servicing Fee paid to the Servicer with respect to the related Monthly Period or Periods, as the case may be;

        (v) the Pass-Through Rate or Interest Rate for the next period for any class of Certificates or Notes with variable or adjustable rates;

        (vi) the amount, if any, distributed to Certificateholders and Noteholders applicable to payments under the related Policy or other form of credit enhancement, if any; and

       (vii) such other information as may be specified in the related Prospectus Supplement.

    Each amount set forth pursuant to subclauses (i), (ii), (iv), (vi) and (vii) with respect to Certificates or Notes will be expressed as a dollar amount per $1,000 of the initial Certificate Balance or the initial principal balance of the Notes, as applicable.

    Unless and until Definitive Certificates or Definitive Notes are issued, such reports with respect to a series of Securities will be sent on behalf of the related Trust to the Owner Trustee, the Indenture Trustee and Cede & Co., as registered holder of the Certificates and the Notes and the nominee of DTC. Certificate Owners and Note Owners may receive copies of such reports upon written request, together with a certification that they are Certificate Owners or Note Owners, as the case may be, and payment of any expenses associated with the distribution of such reports, from the Owner Trustee or the Indenture Trustee, as applicable. See "Reports to Securityholders" and "-Book-Entry Registration" above.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of a Trust, the Owner Trustee and the Indenture Trustee, as applicable, will mail to each holder of a class of Securities who at any time during such calendar year has been a Securityholder, and received any payment thereon, a statement containing certain information for the purposes of such Securityholder's preparation of federal income tax returns. See "Certain Federal Income Tax Consequences."

LISTS OF SECURITYHOLDERS

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Certificates, at such time, if any, as Definitive Certificates have been issued, the Owner Trustee will, upon written request by three or more Certificateholders or one or more holders of Certificates evidencing not less than 25% of the Certificate Balance, within five Business Days after provision to the Owner Trustee of a statement of the applicants' desire to communicate with other Certificateholders about their rights under the related Trust Documents or the Certificates and a copy of the communication that the applicants propose to transmit, afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under the Trust Documents. Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will not provide for holding any annual or other meetings of Certificateholders.

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Notes, if any, at such time, if any, as Definitive Notes have been issued, the Indenture Trustee will, upon written request by three or more Noteholders or one or more holders of Notes evidencing not less than 25% of the aggregate principal balance of the related Notes, within five Business Days after provision to the Indenture Trustee of a statement of the applicants' desire to communicate with other Noteholders about their rights under the related Indenture or the Notes and a copy of the communication that the applicants propose to transmit, afford such Noteholders access during business hours to the current list of Noteholders for purposes of communicating with other Noteholders with respect to their rights under the Indenture. Unless otherwise specified in the related Prospectus Supplement, the Indenture will not provide for holding any annual or other meetings of Noteholders.

                 DESCRIPTION OF THE PURCHASE AGREEMENTS AND THE
                                TRUST DOCUMENTS

    Except as otherwise specified in the related Prospectus Supplement, the following summary describes certain terms of the Purchase Agreements (each a "Purchase Agreement") pursuant to which the Seller will purchase Receivables from Arcadia Financial, and certain terms of either (i) the Pooling and Servicing Agreements or (ii) the Sale and Servicing Agreements and the Trust Agreements (in either case collectively referred to as the "Trust Documents") pursuant to which the Seller will sell and assign such Receivables to a Trust and the Servicer will agree to service such Receivables on behalf of the Trust, and pursuant to which such Trust will be created and Certificates, if any, will be issued. Forms of the Purchase Agreement and the Trust Documents have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The Seller will provide a copy of such agreements (without exhibits) upon request to a holder of Securities described therein. This summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Purchase Agreement and the Trust Documents. Where particular provisions or terms used in the Purchase Agreement and the Trust Documents are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summary.

SALE AND ASSIGNMENT OF THE RECEIVABLES

    On or prior to the Closing Date with respect to a series of Securities specified in the related Prospectus Supplement, Arcadia Financial will enter into a Purchase Agreement with the Seller pursuant to which Arcadia Financial will, on or prior to such Closing Date, sell and assign to the Seller, without recourse, its entire interest in and to the related Receivables, including its security interest in the Financed Vehicles securing such Receivables and its rights to receive all payments on, or proceeds with respect to, such Receivables to the extent paid or payable after the applicable Cutoff Date. Pursuant to the Purchase Agreement, Arcadia Financial will agree that, upon the occurrence of a Repurchase Event under the related Trust Documents with respect to any of the Receivables of a Trust, the Owner Trustee on behalf of the Security Insurer (if any) and the Certificateholders (if any) will be entitled to require Arcadia Financial to repurchase such Receivables from the Trust. Such rights of the Trust under the Purchase Agreement will constitute part of the property of the Trust and may be enforced directly by the Owner Trustee on behalf of the Security Insurer (if any) and the Certificateholders (if any). In addition, the Owner Trustee will pledge such rights to the Indenture Trustee as collateral for the Notes, if any.

    On the Closing Date, the Seller will sell and assign to the Owner Trustee, without recourse, the Seller's entire interest in the related Receivables and the proceeds thereof, including its security interests in the Financed Vehicles. Each Receivable transferred by the Seller to the Trust will be identified in a schedule appearing as an exhibit to the related Trust Documents (the "Schedule of Receivables"). Concurrently with such sale and assignment, the Owner Trustee will execute and deliver the related certificates representing the Certificates to or upon the order of the Seller, and the Owner Trustee will execute and the Indenture Trustee will authenticate and deliver the Notes, if any, to or upon the order of the Seller.

    Unless otherwise specified in the related Prospectus Supplement, in the Purchase Agreement, Arcadia Financial will warrant to the Seller and the Owner Trustee, and in the Trust Documents, the Seller will warrant to the Owner Trustee, among other things, that (except as otherwise specified in the related Prospectus Supplement): (i) each Receivable (A) has created or will create a valid, binding and enforceable first priority security interest in favor of Arcadia Financial in the Financed Vehicle (and, within 180 days after the Closing Date, all title documents to the Financed Vehicles will show Arcadia Financial as first lienholder), which security interest has been validly assigned by Arcadia Financial to the Seller and by the Seller to the Owner Trustee, (B) was originated by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by Arcadia Financial from such Dealer under an existing Dealer Agreement with Arcadia Financial and was validly assigned by such Dealer to Arcadia Financial, (C) contains customary and enforceable provisions adequate to enable realization against the collateral security and (D) except for any

Balloon Payment Receivables, is a fully amortizing simple interest receivable which provides for level monthly payments (other than with respect to the first and the final payments) which, if made when due, will fully amortize the amount financed over the original term; (ii) no selection procedures adverse to the Securityholders were utilized in selecting the Receivables from those receivables owned by Arcadia Financial which meet the selection criteria contained in the Trust Documents; (iii) all requirements of applicable Federal, state and local laws, and regulations thereunder, in respect of all of the Receivables and each and every sale of the Financed Vehicles have been complied with in all material respects; (iv) each Receivable represents the genuine, legal, valid and binding payment obligation of the Obligor thereon, enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or as may be modified by the application of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act");
(v) (A) immediately before the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Seller as secured party, (B) immediately after the conveyance of each Receivable to the Trust, such Receivable will be secured by an enforceable and validly perfected first priority security interest in the Financed Vehicle in favor of the Trust as secured party or, in each case, all necessary and appropriate action has been commenced and will be completed within 180 days that would result in such a security interest and (C) as of the Cutoff Date there were no security interests, liens, charges, pledges, preferences, equities or encumbrances of any kind, claims or rights of others or claims for taxes, work, labor or materials affecting a Financed Vehicle (each, a "Lien") which are or may be Liens prior or equal to the Lien of the related Receivable; (vi) there has been no default, breach, violation or event permitting acceleration under the terms of any Receivable (other than payment delinquencies of not more than 30 days), and there has been no waiver of any of the foregoing; and as of the Cutoff Date, no Financed Vehicle had been repossessed; (vii) immediately prior to the conveyance of the Receivables to the Seller, Arcadia Financial had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; immediately prior to the conveyance of the Receivables to the Trust, the Seller had good and indefeasible title thereto and was the sole owner thereof, free of any Lien; and upon conveyance of the Receivables by the Seller to the Trust pursuant to the Trust Documents, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Lien; (viii) no Dealer has a participation in or other right to receive proceeds of any Receivable, and neither Arcadia Financial nor the Seller has taken any action to convey any right to any person that would result in such person having a right to payments received with respect to any Receivable; (ix) neither Arcadia Financial nor the Seller has done anything to convey any right to any person that would impair the rights of the Trust, the Certificateholders or the Noteholders in any Receivable or the proceeds thereof; (x) each Receivable was originated by a Dealer and was sold by the Dealer to Arcadia Financial without any fraud or misrepresentation on the part of such Dealer; (xi) no Obligor is the United States of America or any State or any agency, department, subdivision or instrumentality thereof;
(xii) no Receivable is assumable by another person in a manner that would release the Obligor thereof from such Obligor's obligations to Arcadia Financial with respect to such Receivable; (xiii) no Receivable was originated in, or is subject to the laws of, any jurisdiction the laws of which would make unlawful, void or voidable the sale, transfer and assignment of such Receivable under the Purchase Agreement or the Trust Documents or pursuant to transfers of the Securities; (xiv) all filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the Trust a first priority perfected lien or ownership interest in the Receivables will have been made, taken or performed; (xv) there exists a Receivable File pertaining to each Receivable, and such Receivable File contains (A) the fully executed original of the Receivable, (B) a certificate of insurance or application form for insurance signed by the Obligor, or copies thereof, (C) the original lien certificate or application therefor and (D) a credit application signed by the Obligor, or a copy thereof; each of such documents required to be signed by the Obligor has been signed by the Obligor in the appropriate spaces, all blanks have been properly filled in and each form has otherwise been correctly prepared; and the complete Receivable File for each Receivable is in the possession of a custodian; (xvi) there is only one original executed copy of each Receivable;
(xvii) the Receivables constitute chattel paper within the meaning of the UCC as in effect in the States of New York and Minnesota; (xviii) each Receivable was entered into by an Obligor who at the Cutoff Date had not been identified on the records of Arcadia Financial as being the subject of a current bankruptcy proceeding; (xix) the computer tape containing information with respect to the Receivables that was made available by the Seller to the Owner Trustee on the Closing Date and was used to select the Receivables (the "Computer Tape") was complete and accurate as of the Cutoff Date and includes a description of the same Receivables that are described in the Schedule of Receivables; (xx) by the Closing Date, the portions of the electronic master record of retail installment sale contracts and promissory notes of Arcadia Financial (the "Electronic Ledger") relating to the Receivables will have been clearly and unambiguously marked to show that the Receivables constitute part of the Trust Property and are owned by the Trust in accordance with the terms of the Trust Documents; (xxi) the information set forth in the Schedule of Receivables was produced from the Electronic Ledger and was true and correct in all material respects as of the close of business on the Cutoff Date; (xxii) as of the Closing Date, each Financed Vehicle was covered by a comprehensive and collision insurance policy (A) in an amount at least equal to the lesser of (1) its maximum insurable value or (2) the principal amount due from the Obligor under the related Receivable, (B) naming Arcadia Financial as loss payee and (C) insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision insurance coverage; and no Financed Vehicle was or had previously been insured under a policy of force-placed insurance; (xxiii) no Receivable has been satisfied, subordinated or rescinded; the Financed Vehicle securing each Receivable has not been released from the lien of the related Receivable in whole or in part; and no provision of a Receivable has been waived, altered or modified in any respect, except by instruments or documents contained in the Receivable File;
(xxiv) no Receivable is subject to any right of rescission, set-off, counterclaim or defense; (xxv) no Receivable was more than 30 days past due as of the Cutoff Date and (xxvi) each Receivable had a remaining principal balance as of the Cutoff Date equal to or greater than $500.00.

    The warranties of Arcadia Financial and the Seller will be made as of the execution and delivery of each Purchase Agreement and the related Trust Documents and will survive the sale, transfer and assignment of the related Receivables and other Trust Property to the Trust but will speak only as of the date made.

    In the event of a breach by Arcadia Financial of any representation or warranty made by it in a Purchase Agreement with respect to a Receivable that materially and adversely affects the interests of the Securityholders, the Security Insurer (if any) or the Trust in that Receivable (any such breach by Arcadia Financial being a "Repurchase Event"), Arcadia Financial, unless it cures the breach by the second Accounting Date after the date on which Arcadia Financial becomes aware of or receives written notice from the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, or the Servicer of such breach, will be obligated to repurchase the Receivable from the Trust. Any such repurchase shall be made on the Deposit Date immediately following such second Accounting Date at a price equal to the Purchase Amount as of such second Accounting Date. The "Purchase Amount" of any Receivable means, with respect to any Accounting Date, the outstanding principal balance of such Receivable as of such Accounting Date, plus accrued and unpaid interest thereon. The "Deposit Date" with respect to any Distribution Date is the Business Day immediately preceding the Determination Date for such Distribution Date. An "Accounting Date" is the last day (whether or not a Business Day) of any calendar month. This repurchase obligation may be enforced by the Security Insurer (if any), or by the Owner Trustee or the Indenture Trustee on behalf of the Certificateholders and the Noteholders, respectively, and will constitute the sole remedy available to the Certificateholders, the Noteholders, the Security Insurer (if any), unless otherwise specified in the related Prospectus Supplement, the Owner Trustee or the Indenture Trustee against Arcadia Financial or the Seller for any such uncured breach, except that pursuant to the Trust Documents, Arcadia Financial will indemnify the Owner Trustee, the Indenture Trustee, the Trust, the Backup Servicer, the Collateral Agent, the Security Insurer (if any), and the Certificateholders and Noteholders against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach.

    Upon the purchase by Arcadia Financial of a Warranty Receivable, the Owner Trustee will convey such Receivable and the related Trust Property to Arcadia Financial.

CUSTODY OF RECEIVABLE FILES

    Unless otherwise specified in the related Prospectus Supplement, Arcadia Financial initially will be appointed to act as custodian for the Receivable Files of each Trust. Prior to any such appointment, the Trust and Arcadia Financial or such other institution specified in the related Prospectus Supplement, as the case may be, shall enter into a custodian agreement pursuant to which Arcadia Financial or such other institution will agree to hold the Receivable Files on behalf of the related Trust. Any such custodian agreement may be terminated by the Trust and, if Arcadia Financial is custodian, by the Security Insurer, on 30 days' notice to Arcadia Financial or such other institution or, in the case of termination by the Security Insurer of Arcadia Financial as custodian, immediately. If Arcadia Financial resigns or is terminated as the Servicer, any custodian agreement with Arcadia Financial shall terminate at the same time.

    The Receivable Files, if held by Arcadia Financial as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Certain Legal Aspects of the Receivables-Rights in the Receivables."

COLLECTIONS

    With respect to each Trust, the Servicer will establish one or more Collection Accounts in the name of the Owner Trustee or, in the case of any series including one or more classes of Notes, in the name of the Indenture Trustee for the benefit of the related Securityholders. If so specified in the related Prospectus Supplement, the Owner Trustee will establish and maintain for each series an account, in the name of the Owner Trustee on behalf of the related Certificateholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for distribution to such Certificateholders will be deposited and from which all distributions to such Certificateholders will be made (the "Certificate Distribution Account"). With respect to any series including one or more classes of Notes, the Indenture Trustee will establish and maintain for each series an account, in the name of the Indenture Trustee on behalf of the related Noteholders, in which amounts released from the Collection Account and any Pre-Funding Account and any amounts received from any source of credit enhancement for payment to such Noteholders will be deposited and from which all distributions to such Noteholders will be made (the "Note Distribution Account"). The Collection Account, the Certificate Distribution Account (if
any), and the Note Distribution Account (if any), are referred to herein collectively as the "Designated Accounts." Any other accounts to be established with respect to a Trust will be described in the related Prospectus Supplement.

    Each Designated Account will be an Eligible Account maintained with the Owner Trustee, the Indenture Trustee and/or other depository institutions. An "Eligible Account" is (i) a segregated trust account that is maintained with the corporate trust department of a depository institution (acceptable to the Security Insurer, if any, unless otherwise specified in the related Prospectus Supplement) or (ii) a segregated demand deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the states thereof, or the District of Columbia, that has a certificate of deposit, short-term deposit or commercial paper rating of at least A-1+ by S&P and P-1 by Moody's (the "Required Deposit Rating"), and that is acceptable to the Security Insurer, if any (prior to an Insurer Default, unless otherwise specified in the related Prospectus Supplement). On the Closing Date specified in the related Prospectus Supplement, the Servicer will cause to be deposited in the Collection Account all payments on the Receivables received by the Servicer after the Cutoff Date and on or prior to the second Business Day preceding the Closing Date (plus amounts on deposit in the Lockbox Account (as defined below) on such second Business Day).

    Unless otherwise specified in the related Prospectus Supplement, Arcadia Financial will take (or will have taken) steps to cause all payments by Obligors on the Receivables held by any Trust to be made by check mailed to a bank (initially Harris Trust and Savings Bank, unless otherwise provided in the related Prospectus Supplement) acting as agent for the Owner Trustee and for other owners of automobile receivables serviced by Arcadia Financial (the "Lockbox Bank"). Unless otherwise specified in the related Prospectus Supplement, the identity of the Lockbox Bank may be changed at any time by the Security Insurer, if any (prior to an Insurer Default). Unless otherwise specified in the related Prospectus Supplement, all payments by check on the Receivables and all payments made by automatic deduction from Obligors' checking accounts will be deposited in a segregated account maintained by the Lockbox Bank (the "Lockbox Account") and will be transferred by the Lockbox Bank into the Collection Account within two Business Days of receipt. If the Servicer continues to receive payments from any Obligor other than to the Lockbox Account, the Servicer will take reasonable action to cause the Obligor to make such payments to the Lockbox Account, including sending additional instruction letters to such Obligor.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit all payments on the Receivables held by any Trust received directly by the Servicer from Obligors and all proceeds of Receivables collected directly by the Servicer during each Monthly Period into the Collection Account not later than the Business Day after receipt. Notwithstanding the foregoing and unless otherwise provided in the related Prospectus Supplement, the Servicer may utilize an alternative remittance schedule acceptable to the Servicer and the Security Insurer, if any (prior to an Insurer Default), if the Servicer provides to the Owner Trustee and the Indenture Trustee written confirmation from each Rating Agency that such alternative remittance schedule will not result in the downgrading or withdrawal by such Rating Agency of the rating(s) then assigned to the Securities. Arcadia Financial and the Servicer will also deposit into the Collection Account on or before the Deposit Date the Purchase Amount of each Warranty Receivable or Administrative Receivable to be purchased by it as of the related Accounting Date.

    For any series of Securities, funds in the Designated Accounts and any other accounts identified in the related Prospectus Supplement will be invested, as provided in the related Trust Documents, at the direction of the Servicer in "Eligible Investments," consisting (unless otherwise specified in the related Prospectus Supplement) of: interest-bearing obligations issued or guaranteed as to principal and interest by the United States or any agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States; interest-bearing obligations issued or guaranteed by the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation as long as such obligations are assigned the highest credit rating by S&P and Moody's; demand or time deposits, certificates of deposit of and certain other obligations of domestic depositary institutions with short-term unsecured debt obligations assigned the highest credit rating by S&P and Moody's; certain repurchase obligations with respect to the government securities described above and entered into with a domestic depository institution or trust company, the deposits of which are rated at least A-1+ by S&P and P-1 by Moody's; certain corporate debt securities assigned the highest credit rating by S&P and Moody's; certain commercial paper rated in the highest credit rating category by S&P and Moody's; and certain other securities meeting the criteria specified in the related Trust Documents. Eligible Investments shall mature no later than the Business Day preceding the applicable Distribution Date or Payment Date, as the case may be, for the Monthly Period to which such amounts relate. Investments in Eligible Investments will be made in the name of the Owner Trustee or the Indenture Trustee, as the case may be, and such investments will not be sold or disposed of prior to their maturity.

    Unless otherwise specified in the related Prospectus Supplement, collections or recoveries on a Receivable (other than late fees or certain other similar fees or charges) received during a Monthly Period and Purchase Amounts deposited with the Owner Trustee prior to a Distribution Date will be applied first to any outstanding Monthly Advances made by the Servicer with respect to such Receivable, and then to interest and principal on the Receivable in accordance with the terms of the Receivable.

    As an administrative convenience and subject to certain conditions specified in the Trust Documents, the Servicer will be permitted to make deposits of amounts actually collected by it in a Monthly Period net of distributions to be made to it with respect to such Monthly Period, which amounts may be netted prior to any such remittance for the Monthly Period. The Servicer will account, however, to the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, the Certificateholders and the Noteholders as if all such deposits and distributions were made individually. The Servicer will be entitled to withhold, or to be reimbursed from amounts otherwise payable into, or on deposit in, the Collection Account with respect to a Monthly Period, amounts previously deposited in the Collection Account but later determined to have resulted from mistaken deposits or postings or checks returned for insufficient funds.

SERVICING PROCEDURES

    The Servicer will make reasonable efforts, consistent with the customary servicing procedures employed by the Servicer with respect to Receivables owned or serviced by it, to collect all payments due with respect to the Receivables held by any Trust and, in a manner consistent with the Trust Documents, will follow its customary collection procedures with respect to motor vehicle loans that it services for itself and others.

    Unless otherwise specified in the related Prospectus Supplement, the Servicer will covenant in the related Trust Documents that it will not extend the monthly payments under a Receivable more than a maximum of two times in any twelve-month period, six months in the aggregate, and that the cumulative extensions with respect to any Receivable will not cause the term of such Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Except for the extensions described above and except for changes in the day of the month on which the due date of a Receivable occurs or the reamortization of scheduled payments following a partial principal prepayment, the Servicer cannot, without the consent of the Security Insurer, if any (prior to an Insurer Default) and, subject to the exceptions, if any, specified in the related Prospectus Supplement, otherwise agree to amend or modify any Receivable. Unless otherwise specified in the related Prospectus Supplement, the Servicer may, with the consent of the Security Insurer, if any (prior to an Insurer Default) and subject to certain other conditions, agree to modify a Receivable to avoid a prepayment by the Obligor, provided that such modification may not cause the APR on such Receivable to be below a rate equal to the highest Interest Rate or Pass-Through Rate on the related Securities plus 1.5%, nor may such modification cause the term of the modified Receivable to extend beyond the last day of the Monthly Period immediately preceding the Final Scheduled Distribution Date specified in the related Prospectus Supplement. Under current Proposed Treasury Regulations, depending on the characterization of the related Trust for federal income tax purposes, no such modification of a Receivable may change the APR by more than .25%. The Servicer will also covenant that it will not release a Financed Vehicle from the security interest granted by the Receivable except when the Receivable has been paid in full or as otherwise contemplated by the Trust Documents.

    Except as otherwise provided in the related Prospectus Supplement, upon the discovery by any of the Servicer, the Security Insurer, if any, the Owner Trustee or the Indenture Trustee, or receipt of written notice by the Servicer of any breach by the Servicer of certain of its covenants that materially and adversely affects the interests of a Trust, the Security Insurer (if any) or the related Securityholders in a Receivable (an "Administrative Receivable"), unless such breach shall have been cured by the second Accounting Date following the Servicer's discovery or receipt of written notice of such breach, the Servicer will be required to purchase the related Receivable for the Purchase Amount on the related Deposit Date. The purchase obligation will constitute the sole remedy available to the Security Insurer (if any), the Certificateholders, the Owner Trustee on behalf of Certificateholders, the Noteholders or the Indenture Trustee on behalf of Noteholders against the Servicer for any such uncured breach, except with respect to certain indemnities of the Servicer under the Trust Documents.

    Under the Trust Documents, the Servicer will be required to use its best efforts to repossess or otherwise comparably convert the ownership of any Financed Vehicle securing a Receivable with respect to which the Servicer has determined that payments thereunder are not likely to be resumed as soon as practicable after default on such Receivable, but in no event later than the day on which any portion of a Scheduled Payment has become 91 days delinquent. The Servicer is authorized to follow such of its normal collection practices and procedures as it deems necessary or advisable to realize upon any Receivable. The

Servicer may repossess and sell the Financed Vehicle securing such Receivable at judicial sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables." The Servicer will be entitled to recover all reasonable expenses incurred by it in connection therewith. The proceeds of such realization (net of such expenses) will be deposited in the Collection Account at the time and in the manner described above under "-Collections."

    The Trust Documents will provide that the Servicer will indemnify and defend the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders against, among other things, any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, arising out of or resulting from the use, ownership or operation by the Servicer or any affiliate thereof of any Financed Vehicle or in respect of any action taken or failed to be taken by the Servicer with respect to any portion of the Trust Property in violation of the provisions of the Trust Documents. The Servicer's obligations to indemnify the Owner Trustee, the Indenture Trustee, the Backup Servicer, the Trust, the Security Insurer (if any) and the Securityholders for the Servicer's actions or omissions will survive the removal of the Servicer but will not apply to any action or omission of a successor Servicer.

SERVICING COMPENSATION

    Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Servicer will be entitled to receive the Servicing Fee for each Monthly Period in an amount equal to the product of one-twelfth of the Servicing Rate and the Aggregate Principal Balance as of the first day of such Monthly Period. The Servicer also will be entitled to collect and retain any late fees or other administrative fees or similar charges allowed by the terms of the Receivables or applicable law. Unless otherwise provided in the related Prospectus Supplement, the "Servicing Rate" will equal 1.00% per annum calculated on the basis of a 360-day year consisting of twelve 30-day months. The Servicing Fee and any additional servicing compensation will be paid out of collections on or with respect to the Receivables prior to distributions to Certificateholders and Noteholders. Unless otherwise specified in the related Prospectus Supplement, a "Monthly Period" with respect to any Distribution Date is the calendar month immediately preceding the month in which the Distribution Date occurs.

    Arcadia Financial, as Servicer, will be required to pay all expenses incurred by it in connection with its servicing activities (including fees, expenses and disbursements of the Owner Trustee, the Indenture Trustee, the Lockbox Bank, the Custodian and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to Certificateholders and Noteholders and the Security Insurer (if any)), except certain expenses incurred in connection with realizing upon the Receivables.

MONTHLY ADVANCES

    Unless otherwise provided in the related Prospectus Supplement, if the amount deposited in the related Collection Account allocable to interest with respect to any Receivable in any Monthly Period is less than the full amount of interest accrued on such Receivable for the number of calendar days in such Monthly Period (calculated according to the method specified in the related retail installment sale contract or promissory note at the APR on the Principal Balance of such Receivable as of the Accounting Date preceding such Distribution
Date), the Servicer will make a Monthly Advance equal to the amount of such shortfall. The Servicer will be reimbursed for any Monthly Advances from subsequent payments or collections relating to the Receivable or from the Purchase Amount of such Receivable, or in the case of a Liquidated Receivable, from Liquidation Proceeds of such Receivable. If such Receivable becomes a Liquidated Receivable and such Liquidation Proceeds are insufficient fully to reimburse the Servicer, the Servicer will be entitled to be reimbursed from collections on other Receivables. If, by reason of reimbursement of the Servicer for Monthly Advances, there is a deficiency in a Scheduled Payment, the Servicer will be obligated to advance the deficiency, subject to the limitations described above.

DISTRIBUTIONS

    With respect to each Trust, beginning on the Distribution Date or Payment Date, as applicable, specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of Securities entitled thereto will be made by the Owner Trustee or the Indenture Trustee, as applicable, to the Certificateholders and the Noteholders. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders and all payments to each class of Noteholders will be set forth in the related Prospectus Supplement.

CREDIT ENHANCEMENT

    The amounts and types of credit enhancement arrangements and the provider thereof, if applicable, with respect to each class of Securities will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, credit enhancement may be in the form of a financial guaranty insurance policy, subordination of one or more classes of Securities, reserve accounts, overcollateralization, letters of credit, credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, credit enhancement for a series of Securities may cover one or more other series of Securities.

    The presence of credit enhancement is intended to enhance the likelihood of receipt by the Certificateholders and the Noteholders of the full amount of principal and interest due thereon and to decrease the likelihood that the Certificateholders and the Noteholders will experience losses. Unless otherwise specified in the related Prospectus Supplement, the credit enhancement for a class of Securities will not provide protection against all risks of loss and will not guarantee repayment of the entire principal and interest thereon. If losses occur which exceed the amount covered by any credit enhancement or which are not covered by any credit enhancement, Securityholders will bear their allocable share of deficiencies. In addition, if a form of credit enhancement covers more than one series of Securities, Securityholders of any such series will be subject to the risk that such credit enhancement will be exhausted by the claims of Securityholders of other series.

EVIDENCE AS TO COMPLIANCE

    The Trust Documents will require the Servicer to cause a firm of independent certified public accountants to furnish to the Owner Trustee and the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, on or before March 31 of each year (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year), beginning on the first March 31 after the Closing Date, with respect to the twelve months ended the immediately preceding December 31 or other fiscal year-end (or such other period as shall have elapsed from the Closing Date to the date of such certificate), a statement addressed to the Board of Directors of the Servicer, to the Owner Trustee, the Indenture Trustee, the Backup Servicer and the Security Insurer, if any, as to compliance by the Servicer during such period with certain standards relating to the servicing of the Receivables set forth in the Trust Documents. A copy of such statement may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities-Statements to Securityholders" above.

    The Trust Documents will also provide for delivery to the Owner Trustee, the Indenture Trustee, the Security Insurer, if any, and each Rating Agency, if any, and the Backup Servicer, on or before March 31 (or, if the Servicer's fiscal year ends on a date other than December 31, the date 90 days after the end of the Servicer's fiscal year) of each year, beginning on the first March 31 following the Closing Date, of an officers' certificate signed by any two of the president, any vice-president or assistant vice president, or the controller of the Servicer (each, a "Servicer Responsible Officer"), dated as of December 31 of such year (or such other date on which the Servicer's fiscal year ends), stating that (i) a review of the activities of the

Servicer during the preceding 12-month period (or such other period as shall have elapsed from the Closing Date to the date of the first such certificate) and of its performance under the Trust Documents has been made under such officer's supervision, and (ii) to such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under the Trust Documents throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. A copy of such certificate may be obtained by any Certificate Owner or Note Owner upon compliance with the requirements described above. See "Certain Information Regarding the Securities-Statements to Securityholders" above.

CERTAIN MATTERS REGARDING THE SERVICER

    Unless otherwise provided in the related Prospectus Supplement, if a Policy has been issued with respect to a series of Securities, Arcadia Financial's appointment as Servicer under the related Trust Documents will run for successive 90-day periods, subject to renewal by the Security Insurer, if any (prior to an Insurer Default). It is expected that the Security Insurer (if any) will renew Arcadia Financial's appointment as Servicer until such time, if any, as a Servicer Termination Event shall have occurred. Unless otherwise provided in the related Prospectus Supplement, if an Insurer Default occurs or if no Policy is issued with respect to a series, Arcadia Financial's appointment as Servicer under the related Trust Documents will continue until such time as it resigns, is terminated as Servicer, or until such time, if any, as a Servicer Termination Event shall have occurred under the related Trust Documents. The related Trust Documents will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder, except upon a determination (as evidenced by an opinion of independent counsel, delivered and acceptable to the Owner Trustee, the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default)), that by reason of a change in legal requirements its performance of such duties would cause it to be in violation of such legal requirements in a manner which would result in a material adverse effect on the Servicer. No such resignation will become effective until the Backup Servicer or other successor Servicer has assumed the servicing obligations and duties under the related Trust Documents.

    Unless otherwise provided in the related Prospectus Supplement, any corporation or other entity into which the Servicer may be merged or consolidated, resulting from any merger or consolidation to which the Servicer is a party, which acquires by conveyance, transfer or lease substantially all of the assets of the Servicer or succeeding to all or substantially all the business of the Servicer, where the Servicer is not the surviving entity, which corporation or other entity assumes every obligation of the Servicer under each Trust Document, will be the successor to the Servicer under the related Trust Documents; provided, however, that (i) such entity is an Eligible Servicer, (ii) immediately after giving effect to such transaction, no Servicer Termination Event, no event of default under the agreement (if any), providing for the issuance of the Policy (the "Insurance Agreement") (prior to an Insurer Default) and no event which, after notice or lapse of time, or both, would become a Servicer Termination Event or an event of default under the related Insurance Agreement, if any (prior to an Insurer Default), shall have occurred and be continuing, (iii) the Servicer shall have delivered to the Owner Trustee, the Indenture Trustee and the Security Insurer (if any) an officers' certificate and an opinion of counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with the related Trust Documents and that all conditions precedent provided for in the Trust Documents relating to such transaction have been complied with, and (iv) the Servicer shall have delivered an opinion of counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary fully to preserve and protect the interests of the Owner Trustee and the Indenture Trustee in the Receivables and the other Trust Property and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to preserve and protect such interest.

INDEMNIFICATION AND LIMITS ON LIABILITY

    Unless otherwise specified in the related Prospectus Supplement, the Trust Documents will provide that the Servicer will be liable only to the extent of the obligations specifically undertaken by it under the

Trust Documents and will have no other obligations or liabilities thereunder. The Trust Documents will further provide that neither the Servicer nor any of its directors, officers, employees and agents will have any liability to the Trust, the Certificateholders or the Noteholders or the Security Insurer, if any, except as provided in the Trust Documents, for any action taken or for refraining from taking any action pursuant to the Trust Documents, other than any liability that would otherwise be imposed by reason of the Servicer's breach of the Trust Documents or willful misfeasance, bad faith or negligence (including errors in judgment) in the performance of its duties, or by reason of reckless disregard of obligations and duties under the Trust Documents or any violation of law.

    The Servicer may, with the prior consent of the Security Insurer, if any (prior to an Insurer Default), the Owner Trustee, the Indenture Trustee, if any, and the Backup Servicer, delegate duties under the related Trust Documents to any of its affiliates. In addition, the Servicer may at any time perform the specific duty of repossessing Financed Vehicles through subcontractors who are in the business of servicing automotive receivables. The Servicer may also perform other specific duties through subcontractors, with the prior consent of the Security Insurer, if any (prior to an Insurer Default); provided, however, that no such delegation of such duties by the Servicer shall relieve the Servicer of its responsibility with respect thereto.

SERVICER TERMINATION EVENTS

    Unless otherwise provided in the related Prospectus Supplement, "Servicer Termination Events" under the Trust Documents will consist of (i) any failure by the Servicer to deliver to the Owner Trustee for distribution to Certificateholders or the Indenture Trustee for distribution to Noteholders any proceeds or payment required to be so delivered under the terms of the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as Arcadia Financial is the Servicer, the Purchase Agreement) that continues unremedied for a period of two Business Days after written notice is received by the Servicer from the Owner Trustee, the Indenture Trustee or the Security Insurer (if any), or after discovery of such failure by a responsible officer of the Servicer; (ii) any failure by the Servicer to deliver to the Owner Trustee and the Indenture Trustee and the Security Insurer, if any (prior to an Insurer Default), certain reports required by the Trust Documents by the fourth Business Day prior to the related Distribution Date; (iii) failure on the part of the Servicer duly to observe or perform in any material respect any other covenants or agreements of the Servicer set forth in the Certificates, the Trust Documents, the Notes or the Indenture (or, for so long as Arcadia Financial is the Servicer, the Purchase Agreement), which failure (A) materially and adversely affects the rights of Securityholders (determined without regard to the availability of funds under any Policy) or of the Security Insurer, if any (prior to an Insurer Default), and (B) continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder); (iv)(A) the commencement of an involuntary case under the federal bankruptcy laws, as now or hereinafter in effect, or another present or future federal or state bankruptcy, insolvency or similar law (the "Bankruptcy Laws"), and such case is not dismissed within 60 days; or (B) the entry of a decree or order for relief by a court or regulatory authority having jurisdiction in respect of the Servicer or the Seller under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of their respective properties or ordering the winding up or liquidation of the affairs of the Servicer or the Seller; (v) the commencement by the Servicer or the Seller of a voluntary case under any Bankruptcy Law, or the consent by the Servicer or the Seller to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Servicer or the Seller or of any substantial part of the Servicer's or the Seller's property or the making by the Servicer or the Seller of an assignment for the benefit of creditors or the failure by the Servicer or the Seller generally to pay its debts as such debts become due or the taking of corporate action by the Servicer or the Seller in furtherance of any of the foregoing; (vi) any representation, warranty or statement of the Servicer made in the Trust Documents or any certificate, report or other writing delivered pursuant thereto shall prove to be incorrect in any material respect as of the time when the same shall have been made, and the incorrectness of such representation, warranty or statement has a material adverse effect (determined without regard to the availability of funds under any Policy) on the Trust and, within 30 days after written notice thereof shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Security Insurer, if any (or, if an Insurer Default shall have occurred and be continuing, any Securityholder), the circumstances or condition in respect of which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured; or (vii) if applicable, unless an Insurer Default shall have occurred and be continuing, the occurrence of an event of default under the Insurance Agreement.

    Unless otherwise specified in the related Prospectus Supplement, if a Servicer Termination Event occurs and is continuing, the Security Insurer, if any (or, if no Policy was issued with respect to such series or an Insurer Default shall have occurred and be continuing, the Owner Trustee, the Indenture Trustee (if any), or a Certificate Majority or a Note Majority), by notice then given in writing to the Servicer (and to the Owner Trustee and the Indenture Trustee if given by the Security Insurer or the Securityholders) may terminate all of the rights and obligations of the Servicer under the Trust Documents. Immediately upon the giving of such notice, and, in the case of a successor Servicer other than the Backup Servicer, the acceptance by such successor Servicer of its appointment, all authority of the Servicer will pass to the Backup Servicer or other successor Servicer. In addition to any other amounts that are then payable to the outgoing Servicer under the related Trust Documents, the Servicer shall then be entitled to receive reimbursements for any outstanding Monthly Advances. The Owner Trustee, the Indenture Trustee and the successor Servicer may set off and deduct any amounts owed by the Servicer from any amounts payable to the outgoing Servicer.

    On and after the time the Servicer receives a notice of termination, the Backup Servicer or other successor Servicer will be the successor in all respects to the Servicer and will be subject to all the responsibilities, restrictions, duties and liabilities of the Servicer under the related Trust Documents; provided, however, that the successor Servicer shall have no liability with respect to any obligation which was required to be performed by the prior Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party (including a Securityholder) based on any alleged action or inaction of the prior Servicer. Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to the series, the Security Insurer may (prior to an Insurer Default) exercise at any time its right to appoint as Backup Servicer or as successor to the Servicer a person other than the Backup Servicer named in the related Prospectus Supplement. Notwithstanding the above, if the Backup Servicer shall be legally unable or shall be unwilling to act as Servicer, and if an Insurer Default shall have occurred or if no Policy was issued with respect to such series, the Owner Trustee, the Indenture Trustee, a Certificate Majority or a Note Majority may petition a court of competent jurisdiction to appoint any Eligible Servicer as the successor to the Servicer. Pending any such appointment, the Backup Servicer shall act as successor Servicer unless it is legally unable to do so, in which event the outgoing Servicer shall continue to act as Servicer until a successor has been appointed and accepted such appointment. "Eligible Servicer" means a person which, at the time of its appointment as Servicer, (A) is servicing a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans, (B) is legally qualified and has the capacity to service the Receivables, (C) has demonstrated the ability to service professionally and competently a portfolio of motor vehicle retail installment sales contracts and/or motor vehicle installment loans similar to the Receivables in accordance with high standards of skill and care, and (D) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the related Trust Documents or otherwise has available software which is adequate to perform its duties and responsibilities under such Trust Documents.

    Any successor Servicer shall be entitled to such compensation payable out of the Collection Account as the outgoing Servicer would have been entitled to under the Trust Documents if the outgoing Servicer had not resigned or been terminated, except as otherwise provided in the Trust Documents.

    Upon any termination of, or appointment of a successor to, the Servicer, the Owner Trustee and the Indenture Trustee (if any) will each give prompt written notice thereof to Certificateholders and Noteholders, respectively, at their respective addresses appearing in the Certificate Register or the Note Register, to the Security Insurer, if any (prior to an Insurer Default) and to each Rating Agency.

    Unless otherwise specified in the related Prospectus Supplement, if a Policy has been issued with respect to a series, the Security Insurer (or, if an Insurer Default shall have occurred and be continuing, a Certificate Majority or Note Majority) may waive any Servicer Termination Event.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, the Trust Documents may be amended by the Seller, the Servicer, the Owner Trustee and the Indenture Trustee, if any, with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), but without the consent of any of the Securityholders, to cure any ambiguity or to correct or supplement any provision therein, provided that such action will not, in the opinion of counsel (which may be internal counsel to the Seller, Arcadia Financial or the Servicer) reasonably satisfactory to the Owner Trustee and the Indenture Trustee, materially and adversely affect the interests of the Securityholders. The Trust Documents may also be amended by the Seller, the Servicer and the Owner Trustee and the Indenture Trustee (if any), with the prior written consent of the Security Insurer, if any (prior to an Insurer Default), and a Certificate Majority and a Note Majority (if applicable), for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Trust Documents or of modifying, in any manner, the rights of the Certificateholders or the Noteholders. No such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made on any related Certificate or Note or the related Pass-Through Rate or Interest Rate or (ii) reduce the percentage of the Certificate Balance evidenced by Certificates or of the aggregate principal amount of Notes then outstanding required to consent to any such amendment, without the consent of the holders of all Certificates or all Notes, as the case may be, then outstanding.

TERMINATION

    Unless otherwise provided in the related Prospectus Supplement, with respect to each Trust, the Trust and the respective obligations of the Seller, the Servicer, the Security Insurer (if any), the Owner Trustee and the Indenture Trustee pursuant to the related Trust Documents will terminate upon the later of
(i) the Distribution Date or Payment Date, as the case may be, immediately following the maturity or other liquidation of the last Receivable (including the Seller's or Servicer's purchase of the Receivables, as described below) or
(ii) payment to Certificateholders and Noteholders of all amounts required to be paid to them pursuant to the related Trust Documents and the related Indenture and the payment to the Security Insurer, if any, of all amounts payable or reimbursable to it pursuant to the related Insurance Agreement, if any, and in either case there shall be delivered to the Owner Trustee and the Indenture Trustee an opinion of counsel that all applicable preference periods under federal, state and local bankruptcy, insolvency and similar laws have expired with respect to the payments made pursuant to clause (i) or (ii) above.

    Unless otherwise provided in the related Prospectus Supplement, with respect to each series of Securities, in order to avoid excessive administrative expense, the Seller and Servicer each will be permitted, at its option (with the consent of the Security Insurer, if any (prior to an Insurer Default), if such purchase would result in a claim on the Policy or in an amount owing to the Security Insurer under the Insurance Agreement remaining unpaid), to purchase from the Trust, on any Distribution Date immediately following an Accounting Date as of which the Aggregate Principal Balance is equal to or less than 10% (or such other percentage as may be specified in the related Prospectus Supplement) of the Cutoff Date Principal Balance, all remaining Receivables in the related Trust and the other remaining Trust Property at a price equal to the aggregate of the Purchase Amounts therefor and the appraised value of any other remaining Trust Property. The exercise of this right will effect an early retirement of the related Certificates and Notes.

    Unless otherwise specified in the related Prospectus Supplement, with respect to each series of Securities, the Owner Trustee will give written notice of the final distribution with respect to the Certificates (if any) to each Certificateholder of record and the Indenture Trustee will give written notice of the final payment with respect to the Notes (if any), to each Noteholder of record. The final distribution to any Certificateholder and the final payment to any Noteholder will be made only upon surrender and cancellation of such holder's Certificate or Note at the office or agency of the Owner Trustee, with respect to Certificates, or of the Indenture Trustee, with respect to Notes, specified in the notice of termination. Any funds remaining in the Trust, after the Owner Trustee or the Indenture Trustee has taken certain measures to locate a Certificateholder or Noteholder, as the case may be, and such measures have failed, will be distributed to The United Way, and the Certificateholders and Noteholders, by acceptance of their Certificates and Notes, will waive any rights with respect to such funds.

THE OWNER TRUSTEE

    The Owner Trustee for each Trust will be specified in the related Prospectus Supplement. The Owner Trustee, in its individual capacity or otherwise, and any of its affiliates may hold Certificates or Notes in their own names or as pledgee. In addition, for the purpose of meeting the legal requirements of certain jurisdictions, the Owner Trustee, with the consent of the Servicer and the Security Insurer, if any (so long as an Insurer Default shall not have occurred and be continuing), shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Owner Trustee by the related Trust Documents will be conferred or imposed upon the Owner Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction where the Owner Trustee is incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Owner Trustee.

    The Owner Trustee of any Trust may resign at any time, in which event the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer or its successor will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). The General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer may also remove the Owner Trustee, with the consent of the Security Insurer, if any (prior to an Insurer Default), if the Owner Trustee ceases to be eligible to serve, becomes legally unable to act, is adjudged insolvent or is placed in receivership or similar proceedings. In such circumstances, the General Partner, if any, specified in the related Prospectus Supplement or, if no such General Partner is specified, the Servicer will be obligated to appoint a successor trustee, acceptable to the Security Insurer, if any (prior to an Insurer Default). Any resignation or removal of the Owner Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

DUTIES OF THE OWNER TRUSTEE

    The Owner Trustee will make no representation as to the validity or sufficiency of any Trust Document, the Certificates or the Notes (other than its execution of the Certificates and the Notes), the Receivables, the Policy, if any, or any related documents, and will not be accountable for the use or application by the Servicer of any funds paid to the Servicer in respect of the Certificates, the Notes or the Receivables prior to deposit in the related Collection Account.

    The Owner Trustee will be required to perform only those duties specifically required of it under the Trust Documents. Generally, those duties will be limited to the receipt of the various certificates, reports or other instruments required to be furnished by the Servicer to the Owner Trustee under the Trust Documents, in which case it will only be required to examine such certificates, reports or instruments to determine whether they conform substantially to the requirements of the Trust Documents.

    The Owner Trustee will be under no obligation to exercise any of the rights or powers vested in it by the Trust Documents or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders or Noteholders, unless such Certificateholders or Noteholders have offered the Owner Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. No Certificateholder nor any Noteholder will have any right under the Trust Documents to institute any proceeding with respect to such Trust Documents, unless such holder has given the Owner Trustee written notice of default and unless the holders of Certificates evidencing not less than 25% of the Certificate Balance or the holders of Notes evidencing not less than 25% of the aggregate principal balance of the Notes then outstanding, as the case may be, have made written request to the Owner Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Owner Trustee reasonable indemnity, and the Owner Trustee for 30 days after the receipt of such notice, request and offer to indemnify has neglected or refused to institute any such proceedings. Certificateholders and Noteholders will not have the right to make a claim directly under any Policy issued with respect to such series, but in the event that the Owner Trustee or the Indenture Trustee fails to make such a claim, Certificateholders and Noteholders may compel the Owner Trustee or the Indenture Trustee, as applicable, to do so.

THE BACKUP SERVICER

    The Backup Servicer for each Trust will be specified in the related Prospectus Supplement, although the Security Insurer, if any (prior to an Insurer Default), may exercise its right at any time to appoint another Backup Servicer. While Arcadia Financial is the Servicer, the Backup Servicer will not be liable or responsible for any obligation of the Servicer, and the Certificateholders and Noteholders may look only to Arcadia Financial to perform such obligations. The Backup Servicer will be required to verify the monthly Servicer's Certificate each month, to reconcile any discrepancies with the Servicer, to notify the Certificateholders (if any), the Noteholders and the Security Insurer (if any) of any unreconciled item that appears substantially out of the ordinary, and to seek a written explanation of any such unreconciled item from the Servicer; however, neither the Owner Trustee nor the Backup Servicer will be required to otherwise monitor the Servicer. Upon the Servicer's receipt of a termination notice after the occurrence of a Servicer Termination Event, the Backup Servicer will automatically become the Servicer, unless the Security Insurer, if any (prior to an Insurer Default), shall have appointed a different Backup Servicer or successor Servicer. To facilitate the transfer of servicing responsibility, the Servicer will deliver to the Owner Trustee and the Backup Servicer each month a computer tape containing information with respect to the Receivables.

ADMINISTRATOR

    If an Administrator is specified in the related Prospectus Supplement, such Administrator will enter into an agreement (the "Administration Agreement") pursuant to which such Administrator will agree, to the extent provided in such Administration Agreement, to provide the notices and to perform other administrative obligations required by the related Indenture and the Trust Agreement.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

RIGHTS IN THE RECEIVABLES

    The Receivables are "chattel paper" as defined in the UCC as in effect in the States of Minnesota and New York. Pursuant to the UCC, an ownership interest in chattel paper may be perfected by possession or by filing a UCC-1 financing statement in the state where the seller's principal executive office is located. Accordingly, financing statements covering the Receivables will be filed by Arcadia Financial and the Seller in Minnesota. In addition, the documents evidencing the Receivables initially will be held by the Custodian specified in the related Prospectus Supplement on behalf of the related Trust.

    The Servicer will be obligated from time to time to take such actions as are necessary to continue the perfection of each Trust's interest in the related Receivables and the proceeds thereof. Arcadia Financial will warrant in each Purchase Agreement with respect to the Receivables held by the related Trust, and in the related Trust Document the Seller will assign the right to enforce such warranties to the Owner Trustee on behalf of such Trust and the Owner Trustee will pledge such right to the Indenture Trustee as collateral for the Notes, if any, that, as of the Closing Date, such Receivables have not been sold, pledged or assigned by Arcadia Financial or the Seller to any other person, and that it has good and indefeasible title thereto and is the sole owner thereof free of any Liens and that, immediately upon the transfer of the Receivables to such Trust pursuant to the related Trust Document, the Trust will have good and indefeasible title to and will be the sole owner of the Receivables, free of any Liens. In the event of an uncured breach of any of such warranties in a Purchase Agreement that materially and adversely affects the related Trust's, Certificateholders' or Noteholders' interest in any Receivable (a "Repurchase Event"), Arcadia Financial will be obligated to repurchase such Receivable.

    Unless otherwise provided in the related Prospectus Supplement, Arcadia Financial will hold the Receivable Files on behalf of each Trust under a custodian agreement with the Trust. The Receivable Files, if held by Arcadia Financial as custodian, will be stamped or otherwise marked to indicate that such Receivables have been sold to the related Trust. The Receivable Files will also be physically segregated. Despite these precautions, if, through inadvertence or otherwise, any of the Receivables were sold to another party (or a security interest therein were granted to another party) that purchased (or took such security interest in) any of such Receivables in the ordinary course of its business and took possession of such Receivables, the purchaser (or secured party) would acquire an interest in the Receivables superior to the interest of the related Trust if the purchaser (or secured party) acquired (or took a security interest in) the Receivables for new value and without actual knowledge of such Trust's interest. See "Description of the Purchase Agreements and the Trust Documents-Custody of Receivable Files."

SECURITY INTERESTS IN THE FINANCED VEHICLES

    Security interests in the Financed Vehicles must be perfected by notation of the secured party's lien on the certificate of title or by such notation on or actual possession of the certificate of title, depending on the law of the state wherein the purchaser resides. The practice of Arcadia Financial is to take such action as is required to perfect its security interest under the laws of the state in which the Financed Vehicle is registered. In the event of clerical errors, administrative delays or otherwise, such actions may not have been taken with respect to a Financed Vehicle and such security interest may be subordinate to the interests of, among others, subsequent purchasers of the Financed Vehicles, holders of perfected security interests in the Financed Vehicle, and the trustee in bankruptcy of the Obligor. However, such failure would give rise to a Repurchase Event and obligate Arcadia Financial to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

    Pursuant to the related Trust Document, the Seller will assign the security interests in the Financed Vehicles assigned to it by Arcadia Financial under the related Purchase Agreement to the Owner Trustee on behalf of the related Trust. However, because of the administrative burden and expense that would be entailed in doing so, none of Arcadia Financial, the Seller, the Owner Trustee or the Servicer will be required, except to the extent provided below, to amend the certificates of title (or other lien certificates) to identify the Owner Trustee (or the Seller) as the new secured party and, accordingly, Arcadia Financial will continue to be named as the secured party on the certificates of title (or other lien certificate) relating to the Financed Vehicles. Further, the Servicer will be required to note the interest of the related Trust on the certificates of title for the Financed Vehicles only upon a Servicer Termination Event, or in an event of default under the Insurance Agreement, if any (prior to an Insurer Default), or (under certain circumstances and unless an Insurer Default shall have occurred and be continuing) at the request of the Security Insurer, if any. In most states, an assignment such as that under the related Trust Documents should be an effective transfer of a security interest without amendment of any lien noted on the related certificate of title, and the assignee should succeed to the assignor's status as the secured party. In the absence of fraud or forgery by the Obligor or administrative error by state recording officials, the notation of the lien of Arcadia Financial on the certificate of title should be sufficient to protect the related Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in the related Financed Vehicle. However, in the absence of such an amendment, the security interest of the related Trust in the related Financed Vehicles might be defeated by, among others, the trustee in bankruptcy of Arcadia Financial or the Obligor. However, such failure would give rise to a Repurchase Event and obligate Arcadia Financial to repurchase the affected Receivable if the interests of the related Certificateholders, Noteholders or Trust were materially and adversely affected.

    In most states, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a different state and thereafter until the owner re-registers the motor vehicle in the new state, but in no event beyond the surrender of the certificate of title. A majority of states require surrender of a certificate of title to re-register a motor vehicle. Accordingly, the secured party must surrender possession if it holds the certificate of title to such vehicle. In the case of motor vehicles registered in states which provide for notation of a lien but not possession of the certificate of title by the holder of the security interest in the related motor vehicle, the secured party should receive notice of surrender if the security interest in the vehicle is noted on the certificate of title. Accordingly, the secured party should have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection.

    In the ordinary course of servicing its receivables portfolio, it is the practice of Arcadia Financial to effect such re-perfection upon receipt of notice of re-registration or information from the Obligor as to relocation. Similarly, when an Obligor sells a Financed Vehicle, Arcadia Financial must surrender possession of the certificate of title or receive notice as a result of its lien noted thereon and accordingly should have an opportunity to require satisfaction of the related Receivable before release of the lien. Under the related Trust Document, the Servicer will be obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interest in such Financed Vehicle, and the failure to take such steps would obligate the Servicer to purchase the related Receivable if such failure materially and adversely affects the interests of the related Certificateholders, Noteholders and Trust in such Receivables.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a motor vehicle. The Seller in the related Trust Document (and Arcadia Financial in the related Purchase Agreement) will represent that, immediately prior to the sale, assignment and transfer thereof to the related Trust, each Receivable held by such Trust was secured by a valid, subsisting and enforceable first priority perfected security interest in favor of the Seller (or Arcadia Financial), as secured party. However, liens for taxes, judicial liens or liens arising by operation of law could arise at any time during the term of a Receivable. In addition, the laws of certain states and federal law permit the confiscation of motor vehicles by governmental authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated motor vehicle. No notice will be given to the Owner Trustee, Indenture Trustee, Certificateholders or Noteholders in the event such a lien or confiscation arises, and if such lien arises or confiscation occurs after the date of issuance of any series of Certificates and Notes, neither Arcadia Financial nor the Servicer will be required to repurchase or purchase the related Receivable.

REPOSSESSION

    In the event of default by an Obligor, the owner of a retail installment sales contract or installment loan has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The remedies of a secured party under the UCC include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Self-help repossession is the method employed by Arcadia Financial in most cases and is accomplished simply by taking possession of the motor vehicle. In the event of default by the Obligor, some jurisdictions require that the Obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. In cases where the Obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order. Other jurisdictions permit repossession without notice, but only if the repossession can be accomplished peacefully. If a breach of the peace cannot be avoided, judicial action is required. A secured party may be held responsible for damages caused by a wrongful repossession of a vehicle, including, in Florida, a wrongful repossession conducted by an agent of the secured party. The Servicer will be required to indemnify the related Trust for any liability imposed upon such Trust as a result of a wrongful repossession. In Texas and many other states, a vehicle may be repossessed without notice to the Obligor, but only if the repossession can be accomplished without a breach of the peace.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and various other state laws require a secured party who has repossessed the collateral securing an obligation to provide an obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the entire unpaid time balance of the obligation (less any unaccrued finance charges) plus accrued default charges, reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided in the financing documents, reasonable attorneys' fees, or in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of Financed Vehicles generally will be applied first to the expenses of repossession and resale and then to the satisfaction of the related Receivables. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit such judgments, subject to satisfaction of statutory procedural requirements by the holder of the obligation. However, any deficiency judgment would be a personal judgment against the Obligor for the shortfall, and a defaulting Obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or not paid at all. Arcadia Financial generally seeks to recover any deficiency existing after repossession and sale of a Financed Vehicle.

    Occasionally, after resale of a repossessed motor vehicle, and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the law of most states requires the secured party to remit the surplus to any holder of another lien with respect to the vehicle, if proper notification of demand for proceeds is received prior to distribution, or, if no such lienholder exists, to remit the surplus to the former owner of the motor vehicle.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

    The Relief Act imposes certain limitations upon the actions of creditors with respect to persons serving in the Armed Forces of the United States and, to a more limited extent, their dependents and guarantors and sureties of debt incurred by such persons. An obligation incurred by a person prior to entering military service cannot bear interest at a rate in excess of 6% during the person's term of military service, unless the obligee petitions a court which determines that the person's military service does not impair his or her ability to pay interest at a higher rate. Further, a secured party may not repossess during a person's military service a motor vehicle subject to an installment sales contract or a promissory note entered into prior to the person's entering military service, for a loan default which occurred prior to or during such service, without court action. The Relief Act imposes penalties for knowingly repossessing property in contravention of its provisions. Additionally, dependents of military personnel are entitled to the protection of the Relief Act, upon application to a court, if such court determines the obligation of such dependent has been materially impaired by reason of the military service. To the extent an obligation is unenforceable against the person in military service or a dependent, any guarantor or surety of such obligation will not be liable for performance.

CONSUMER PROTECTION LAWS

    Numerous Federal and state consumer protection laws and related regulations impose substantive and disclosure requirements upon lenders and servicers involved in consumer finance. Some of the Federal laws and regulations include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Motor Vehicle Information and Cost Savings Act (the "Odometer Act"), the Magnuson-Moss Warranty Act, and the Federal Reserve Board's Regulations B and Z.

    In addition to Federal law, state consumer protection statutes regulate, among other things, the terms and conditions of the motor vehicle retail installment contracts and promissory notes pursuant to which purchasers finance the acquisition of motor vehicles. These laws place finance charge ceilings on the amount that a creditor may charge in connection with financing the purchase of an automobile. These laws also impose other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply. In some cases, this liability could affect the ability of an assignee, such as the Trustee, to enforce consumer finance contracts such as the Receivables. The "Credit Practices" Rule of the Federal Trade Commission (the "FTC") imposes additional restrictions on contract provisions and credit practices.

    The FTC's so-called holder-in-due-course rule has the effect of subjecting persons that finance consumer credit transactions (and certain related lenders and their assignees) to all claims and defenses which the purchaser could assert against the seller of the goods and services. An assignee's affirmative liability to pay money to such aggrieved purchaser in the event of a successful claim is limited to amounts paid by the purchaser under the consumer credit contract. However, the assignee's ability to collect any balance remaining due thereunder is subject to these claims and defenses. Accordingly, each Trust, as assignee of the related Receivables, will be subject to claims or defenses, if any, that the purchaser of the related Financed Vehicle may assert against the seller of such vehicle. Under the motor vehicle dealer licensing laws of most states, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail.

    In addition, with respect to used vehicles, the FTC's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete, and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Federal regulations promulgated under the Odometer Act require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer readings. If a seller is not properly licensed or if either a Buyer's Guide or odometer disclosure statement was not provided to the purchaser of a Financed Vehicle, the purchaser may be able to assert a defense as to a retail installment sales contract or promissory note against the seller of the motor vehicle.

    Under the Texas Credit Code ("TCC") non-bank retail installment sellers and their assignees are required to register with the Office of Consumer Credit Commissioner of Texas. The TCC, like the UCCC, imposes disclosure and substantive requirements on the sellers and any subsequent holder of such contracts and imposes monetary penalties for violations thereof.

    Courts have applied general equitable principles to secured parties pursuing repossession or litigation involving deficiency balances. These equitable principles may have the effect of relieving an Obligor from some or all of the legal consequences of a default.

    The Seller will warrant in the related Trust Document (and Arcadia Financial will warrant in the related Purchase Agreement) that as of the date of origination each Receivable held by the related Trust complied with all requirements of applicable law in all material respects. Accordingly, if such Trust's interest in a Receivable were materially and adversely affected by a violation of any such law, such violation would constitute a Repurchase Event and would obligate Arcadia Financial to repurchase the Receivable unless the breach were cured. Under each Purchase Agreement, Arcadia Financial will be required to indemnify the related Trust for any liability resulting from the failure of a Receivable to be in compliance with all requirements of law. See "Description of the Purchase Agreements and the Trust Documents-Sale and Assignment of the Receivables."

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including Federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a proceeding under Chapter 13 of the U.S. Bankruptcy Code of 1978, as amended, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract, change the rate of interest and time of repayment of the indebtedness or substitute collateral securing such indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The anticipated federal income tax consequences of the purchase, ownership and disposition of each series of Securities will be discussed in the related Prospectus Supplement. Such discussion will not deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Under ERISA, generally any person who exercises any authority or control with respect to the management or disposition of the assets of a plan is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons.

    Certain transactions involving the related Trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchased Securities if assets of the related Trust were deemed to be assets of the Benefit Plan. Under a regulation issued by the United States Department of Labor (the "Plan Assets Regulation"), the assets of a Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquired an "equity interest" in the Trust and none of the exceptions contained in the Plan Assets Regulation was applicable. An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The likely treatment of Notes and Certificates will be discussed in the related Prospectus Supplement.

    Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

    A plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other issues and their potential consequences.

                              PLAN OF DISTRIBUTION

    On the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement") with respect to each Trust, the Seller will agree to sell to each of the underwriters named therein and in the related Prospectus Supplement, and each of such underwriters will severally agree to purchase from the Seller, the principal amount of each class of Securities of the related series set forth therein and in the related Prospectus Supplement.

    In each Underwriting Agreement, the several underwriters will agree, subject to the terms and conditions set forth therein, to purchase all the Securities described therein which are offered hereby and by the related Prospectus Supplement if any of such Securities are purchased. In the event of a default by any such underwriter, each Underwriting Agreement will provide that, in certain circumstances, purchase commitments of the nondefaulting underwriters may be increased, or the Underwriting Agreement may be terminated.

    Each Prospectus Supplement will either (i) set forth the price at which each class of Securities being offered thereby will be offered to the public and any concessions that may be offered to certain dealers participating in the offering of such Securities or (ii) specify that the related Securities are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of such sale. After the initial public offering of any Securities, the public offering price and such concessions may be changed.

    Each Underwriting Agreement will provide that Arcadia Financial and the Seller will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

    The Indenture Trustee, if any, may, from time to time, invest the funds in the Designated Accounts in Eligible Investments acquired from the underwriters.

    Under each Underwriting Agreement, the closing of the sale of any class of Securities subject thereto will be conditioned on the closing of the sale of all other such classes.

    The place and time of delivery for the Securities in respect of which this Prospectus is delivered will be set forth in the related Prospectus Supplement.

                                 LEGAL MATTERS

    Certain matters with respect to the validity of the Certificates and the Notes will be passed upon for the Seller by Dorsey & Whitney LLP, Minneapolis, Minnesota. The validity of the Certificates and the Notes will be passed upon for the underwriters named in the related Prospectus Supplement by Mayer, Brown & Platt, New York, New York.

                             INDEX OF DEFINED TERMS

TERM                                         PAGE
---------------------------------------  ------------
Accounting Date........................       32
Administration Agreement...............       43
Administrative Receivables.............     12, 35
Aggregate Principal Balance............       7
APR....................................       17
Arcadia Financial......................       1
Backup Servicer........................       3
Balloon Payment Receivable.............       17
Bankruptcy Laws........................       39
Cedel..................................       27
Cedel Participants.....................       27
Certificateholders.....................       3
Certificate Distribution Account.......       33
Certificate Majority...................       26
Certificate Owners.....................       9
Certificate Pool Factor................       17
Certificates...........................       1
Collection Account.....................       7
Commission.............................       2
Computer Tape..........................       32
Cooperative............................       27
Cutoff Date............................       1
Dealer Agreements......................       12
Dealer Assignments.....................       12
Dealers................................       5
Deposit Date...........................       32
Depositaries...........................       25
Depository.............................       20
Definitive Certificates................       26
Definitive Notes.......................       26
Designated Accounts....................       33
Distribution Date......................       20
DTC....................................       1
Eligible Account.......................       33
Eligible Investments...................       34
Electronic Ledger......................       32
Eligible Servicer......................       40
Euroclear..............................       27
Euroclear Operator.....................       27
Euroclear Participants.................       27
Events of Default......................       22
Exchange Act...........................       2
ERISA..................................       48
Financed Vehicles......................       5
FTC....................................       47
Indenture..............................       1
Indenture Trustee......................      1, 3
Indirect participants..................       25
Insolvency Laws........................       11
Insurance Agreement....................       38
Insurer Default........................       8
Interest Rate..........................       5
Lien...................................       31
Liquidated Receivable..................       16
Liquidation Proceeds...................       8
Loan...................................       13
Lockbox Account........................       34
Lockbox Bank...........................       34
Monthly Advance........................       7
Monthly Period.........................       36

TERM                                         PAGE
---------------------------------------  ------------
NADA...................................       14
Note Distribution Account..............       33
Note Majority..........................       22
Note Owners............................       9
Note Pool Factor.......................       17
Noteholders............................       4
Notes..................................       1
Obligor................................       7
Odometer Act...........................       47
Owner Trustee..........................      1, 3
Participants...........................       25
Pass-Through Rate......................       4
Payment Date...........................       21
Plan Assets Regulation.................       48
Policy.................................       6
Pooling and Servicing Agreement........       1
Pre-Funded Amount......................       6
Pre-Funding Account....................       4
Pre-Funding Period.....................       4
Prospectus Supplement..................       1
Purchase Agreement.....................     6, 30
Purchase Amount........................       32
Rating Agency..........................       9
Receivable Files.......................       13
Receivables............................      1, 5
Receivables Pool.......................       5
Registration Statement.................       2
Related Documents......................       24
Relief Act.............................       31
Repurchase Event.......................  6, 8, 32, 44
Required Deposit Rating................       33
Rules..................................       26
Sale and Servicing Agreement...........       1
Scheduled Payment......................       16
Schedule of Receivables................       30
Securities.............................       1
Securitization.........................       19
Security Insurer.......................       6
Securityholders........................       2
Seller.................................      1, 3
Servicer...............................       3
Servicer Responsible Officer...........       37
Servicer's Certificate.................       28
Servicer Termination Events............       39
Servicing Fee..........................       7
Servicing Rate.........................       36
Strip Certificates.....................       4
Strip Notes............................       5
Subsequent Receivables.................      1, 6
TCC....................................       47
Terms and Conditions...................       28
Trust..................................      1, 3
Trust Agreement........................       1
Trust Documents........................     1, 30
Trust Property.........................      1, 5
UCC....................................       10
USOC...................................       19
Underwriting Agreement.................       49
Warranty Receivables...................       12

                                                                         ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Securities will be available only in book-entry form (the "Global Securities"). Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), Cedel Bank, societe anonyme ("Cedel") or the Euroclear System ("Euroclear"). The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through Cedel and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

    Secondary cross-market trading between Cedel or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of Cedel and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, Cedel and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through Cedel or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between Cedel Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a Cedel Participant or a Euroclear Participant, the purchaser will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. Cedel or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel or Euroclear cash debit will be valued instead as of the actual settlement date.

    Cedel Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash or hand or existing lines of credit, as they would for any settlement occurring within Cedel or Euroclear. Under this approach, they may take on credit exposure to Cedel or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if Cedel or Euroclear has extended a line of credit to them. Cedel Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Cedel Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of Cedel Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, Cedel Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to Cedel or Euroclear through a Cedel Participant or Euroclear Participant at least one business day prior to settlement. In these cases, Cedel or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that us Cedel or Euroclear and that purchase Global Securities from DTC Participants for delivery to Cedel Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through Cedel or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Cedel Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through Cedel or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payment of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are beneficial owners of Global Securities residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owners of Global Securities or its agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The beneficial owner of a Global Security or in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisers for specific tax advice concerning their holding and disposing of the Global Securities.

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    NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY ARCADIA FINANCIAL, THE SELLER OR THE UNDERWRITERS. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS NOR ANY SALES MADE HEREUNDER OR THEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                         ------------------------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
                             PROSPECTUS SUPPLEMENT
Reports to Noteholders....................................................   S-3
Incorporation of Certain Documents by Reference...........................   S-3
Summary of the Terms of the Notes.........................................   S-5
Risk Factors..............................................................  S-14
Use of Proceeds...........................................................  S-16
The Trust.................................................................  S-17
The Trust Property........................................................  S-17
The Receivables Pool......................................................  S-18
Arcadia Financial Ltd.....................................................  S-24
Financial Security Assurance Inc..........................................  S-25
Description of the Notes..................................................  S-28
Description of the Purchase Agreements and the Trust Documents............  S-31
The Note Policy...........................................................  S-37
Certain Federal Income Tax Consequences...................................  S-38
ERISA Considerations......................................................  S-42
Underwriting..............................................................  S-43
Legal Matters.............................................................  S-44
Experts...................................................................  S-44
Index of Defined Terms....................................................  S-45
                                   PROSPECTUS
Available Information.....................................................     2
Reports to Securityholders................................................     2
Incorporation of Certain Documents by Reference...........................     2
Prospectus Summary........................................................     3
Risk Factors..............................................................    10
The Trusts................................................................    12
The Receivables...........................................................    13
Yield and Prepayment Considerations.......................................    17
Pool Factor...............................................................    17
Use of Proceeds...........................................................    18
The Seller................................................................    18
Arcadia Financial Ltd.....................................................    18
The Certificates..........................................................    20
The Notes.................................................................    20
Certain Information Regarding the Securities..............................    25
Description of the Purchase Agreements and the Trust Documents............    30
Certain Legal Aspects of the Receivables..................................    44
Certain Federal Income Tax Consequences...................................    48
ERISA Considerations......................................................    48
Plan of Distribution......................................................    49
Legal Matters.............................................................    49
Index of Defined Terms....................................................    50
Annex I: Global Clearance, Settlement and Tax Documentation Procedures....   A-1

                            ------------------------

    UNTIL DECEMBER 9, 1997 ALL DEALERS EFFECTING TRANSACTIONS IN THE NOTES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               ARCADIA AUTOMOBILE
                           RECEIVABLES TRUST, 1997-C

                                  $82,150,000
                                5.65% CLASS A-1
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  $263,000,000
                                6.05% CLASS A-2
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  $144,000,000
                                6.25% CLASS A-3
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  $186,000,000
                                6.375% CLASS A-4
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                                  $99,850,000
                                6.55% CLASS A-5
                      AUTOMOBILE RECEIVABLES-BACKED NOTES

                              ARCADIA RECEIVABLES
                                 FINANCE CORP.
                                    (SELLER)

                                     [LOGO]
                                   (SERVICER)

FULL AND TIMELY PAYMENT OF THE NOTEHOLDERS' DISTRIBUTABLE AMOUNT ON EACH DISTRIBUTION DATE IS UNCONDITIONALLY AND IRREVOCABLY GUARANTEED PURSUANT TO A FINANCIAL GUARANTY INSURANCE POLICY ISSUED BY

                                      [LOGO]

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                          DONALDSON, LUFKIN & JENRETTE
      SECURITIES CORPORATION

                          BANCAMERICA SECURITIES, INC.

                            BEAR, STEARNS & CO. INC.

                               J.P. MORGAN & CO.

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